As filed with the Securities and Exchange Commission on September 30, 2005

Registration No. 333-118940

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPEEDEMISSIONS, INC.
(Name of small business issuer in its charter)

Florida	7549	33-0961488
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1134 Senoia Road Suite B2 Tyrone, GA 30290	(770) 306-7667
(Address of principal executive offices and intended principal place of business)	(Telephone number)

Richard A. Parlontieri, President
1134 Senoia Road, Suite B2
Tyrone, Georgia 30290
(770) 306-7667
(Name, address, and telephone
number of agent for service)

COPIES TO:

Brian A. Lebrecht, Esq.
The Lebrecht Group, APLC
22342 Avenida Empresa, Suite 220
Rancho Santa Margarita, California 92688
(949) 635-1240

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 30, 2005

PROSPECTUS

Up to 13,473,554 shares of common stock

SPEEDEMISSIONS, INC.

Speedemissions is registering 5,793,481 shares for sale by existing shareholders, and 7,680,073 shares for sale by existing warrant and preferred stock holders upon the exercise of warrants or conversion of preferred shares. This offering will terminate when all 13,473,554 shares are sold or on August 31, 2006, unless we terminate it earlier.

Our common stock is quoted on the over-the-counter electronic bulletin board under the symbol “SPEM.”

Investing in the common stock involves risks. Speedemissions currently has limited operations, limited income, and limited assets, is in unsound financial condition, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

All of the common stock registered by this prospectus will be sold by the selling shareholders at the prevailing market prices at the time they are sold. Speedemissions is not selling any of the shares of common stock in this offering and therefore will not receive any proceeds from this offering. Speedemissions will, however, receive proceeds upon the exercise of warrants.

The date of this prospectus is [_________], 2005

PROSPECTUS SUMMARY

SPEEDEMISSIONS, INC.

We have been in the vehicle emissions testing business since May 2000. We currently operate thirty-six vehicle emissions testing centers in three separate markets, greater Atlanta, Georgia, Houston, Texas, and Salt Lake City, Utah. In addition, we operate four mobile testing units in the greater Atlanta area.

Our objective is to become a national provider of vehicle emissions tests. Presently, the American Automobile Motor Vehicle Association reports that 34 states and the District of Columbia are required by the United States Environmental Protection Agency to have vehicle emissions testing. According to the 2000 census, these states constitute 72% of the U.S. population, or about 206 million citizens. The major metropolitan areas of these states represent 141 million citizens and 87.1 million vehicles. Each state, in turn, has its own regulatory structure for emissions testing with which we must comply.

We intend to grow using three methods. First, we intend to continue opening and operating company-owned testing stations. Second, we intend to acquire competitors in favorable markets. Third, we intend to offer franchises in selected markets. Currently, in addition to the Atlanta, Houston and Salt Lake City areas, we have targeted the following areas for application of our three growth strategies: Dallas, Texas; Charlotte, North Carolina; Northern Virginia; Pittsburgh and Philadelphia, Pennsylvania; Southern California; New York City; and Boston, Massachusetts. We intend to create brand awareness in each of these areas through a standard building style and facade, consistent color schemes, signs, employee uniforms, and limited local advertising.

Corporate Information

We were incorporated as SKTF Enterprises, Inc. in the State of Florida on March 27, 2001. Our original business plan, to market clothing and related merchandise at major sporting events, concerts, and political events, was abandoned. In June 2003, we acquired Speedemissions, Inc., a Georgia corporation, that is now our wholly owned subsidiary, and in September 2003 we changed our name from SKTF Enterprises, Inc. to Speedemissions, Inc.

Our principal offices are located at 1134 Senoia Road, Suite B2, Tyrone, Georgia 30290, and our telephone number is (770) 306-7667. Our website address is www.speedemissions.com. Information contained on our website is not incorporated into, and does not constitute any part of, this prospectus.

The Offering

We are registering 5,793,481 shares for sale by existing shareholders, and 7,680,073 shares for sale by existing warrant and preferred stock holders upon the exercise of warrants or conversion of preferred shares. All of the common stock registered by this prospectus will be sold by the selling shareholders at the prevailing market prices at the time they are sold. We currently have 26,610,808 shares of common stock outstanding, and if all of the warrants are exercised and preferred shares converted, we will have 34,290,881 shares of common stock outstanding.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following events actually occurs, our business, financial condition or results of operations would likely suffer. In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

We depend upon government laws and regulations that may be changed in ways that hurt our business.

Our business depends upon government legislation and regulations mandating air pollution controls. At this point, Georgia, Texas and Utah law are especially important to us because all of our existing emissions testing services are conducted in those states. Changes in federal or state law that govern or apply to our operations could have a materially adverse effect on our business. For example, Georgia law could be changed so as to require that vehicles in the state be tested every other year, as opposed to every year. Such a change would reduce the number of vehicles that need to be tested in any given year and such a reduction would have a material adverse effect on our revenues in Georgia. Other changes that would adversely affect us would be a reduction in the price we can charge customers for our testing service, an increase in the fees we must pay to the state in order to operate emissions testing stations in its jurisdiction, and the adoption of a system whereby the state, as opposed to private operators, performs vehicle emissions testing. We cannot be assured that changes in federal or state law would not have a materially adverse effect on the vehicle emissions testing industry generally or, specifically, on our business.

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of development. We may not successfully address these risks and uncertainties or successfully implement our operating and acquisition strategies. If we fail to do so, it could materially harm our business and impair the value of our common stock. Even if we accomplish these objectives, we may not generate positive cash flows or profits we anticipate in the future.

We may be unable to effectively manage our growth and operations.

We anticipate rapid growth and development by both opening and acquiring stations in a relatively short period of time. The management of this growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, the ability to attract and retain qualified management personnel and the training of new personnel. We intend to hire additional personnel in order to manage our expected growth and expansion. Failure to successfully manage our expected growth and development and difficulties in managing our emissions testing stations could have a material adverse effect on our business and the value of our common stock.

Our strategy of acquiring and opening more testing stations may not produce positive financial results for us.

Our strategy of acquiring and opening more emissions testing stations in the greater Atlanta, Houston and Salt Lake City areas and in other areas is subject to a variety of risks, including the:

•	Inability to find suitable acquisition candidates;
•	Failure or unanticipated delays in completing acquisitions due to difficulties in obtaining regulatory approvals or consents;
•	Difficulty in integrating the operations, systems and management of our acquired stations and absorbing the increased demands on our administrative, operational and financial resources;
•	Loss of key employees;
•	Reduction in the number of suitable acquisition targets resulting from continued industry consolidation;
•	Inability to negotiate definitive purchase agreements on satisfactory terms and conditions;
•	Increases in the prices of sites and testing equipment due to increased competition for acquisition opportunities or other factors; and
•	Inability to sell any non-performing stations or to sell used equipment.

If we are not able to successfully address these risks, it could materially harm our business and impair the value of our common stock.

We do not have any experience in franchising, and thus our strategy of franchising locations may not be profitable for us.

One of our growth strategies is to franchise locations throughout certain regions of the country. We believe this will allow us to grow at a much faster rate than opening only company-owned stores, and will help us create brand identity and loyalty. However, we do not have any experience in franchising, and none of our current management team has any direct experience in franchising. Although we intend to acquire personnel with the necessary experience, we may not be able to attract such personnel, or the personnel we do attract may not be successful in managing our growth through franchising. If we are not able to manage our franchise strategy, it could materially harm our business, affect our overall financial results, and impair the value of our common stock.

We may not have access to additional financing or money.

In order to fund our opening and acquiring of emissions testing stations, we will require additional equity or debt financing. We cannot be assured that any such financing will be available to us in the future or, if available, will be offered on terms and conditions that are acceptable to us. It is unlikely that any bank or financial institution would provide a conventional loan to us given our limited operating history.

Because the emissions testing industry is highly competitive, we may lose customers and revenues to our competitors.

Our testing stations face competition from other emission station operators that are located near our sites. We expect such competition whenever and wherever we open or acquire a station. Our revenue from emissions testing is affected primarily by the number of vehicles our stations service, and the price charged per test. Other emissions testing operators may have greater financial resources than us, which may allow them to obtain more expensive and advantageous locations for testing stations, to provide services in addition to emissions testing, to charge lower prices than us, and to advertise and promote their businesses more effectively than us. Although we believe our stations are well positioned to compete, we cannot assure you that our stations will maintain, or will increase, their current testing volumes and revenues. A decrease in testing volume as the result of competition or other factors could materially impair our profitability and our cash flows, thereby adversely affecting our business and the value of our common stock.

A downturn at any one of our emission testing stations could adversely affect our revenues and the amount of cash we have.

We currently operate thirty-six emissions testing stations. A significant decline in testing volume and revenue at any one of our stations could have a materially adverse effect on our overall operations and financial condition, thereby adversely affecting our business and the value of our common stock.

The loss of Richard A. Parlontieri, President and Chief Executive Officer, and the inability to hire or retain other key personnel, would adversely affect our ability to manage and control our business.

Our business now depends primarily upon the efforts of Mr. Richard A. Parlontieri, who currently serves as our President and Chief Executive Officer. We believe that the loss of Mr. Parlontieri's services would have a materially adverse effect on us. In this regard, we note that we have entered into a three-year employment agreement with Mr. Parlontieri.

As our business grows and expands, we will need the services of other persons to fill key positions in our company. As an early growth-stage company with limited financial resources, however, we may not be able to attract, or retain, competent, qualified and experienced individuals to direct and manage our business. The absence of skilled persons within our company will have a materially adverse effect on us and the value of our common stock.

We have a large amount of outstanding common stock held by a single shareholder, and a large amount of common stock that could be acquired by a second shareholder upon conversion of preferred stock, which if sold could have a negative impact on our stock price.

Our largest shareholder, GCA Strategic Investment Fund Limited, and its affiliates, owns 14,570,619 shares of our common stock and upon conversion of all their outstanding warrants and preferred stock could own up to 88,559,190 shares of our common stock. Another shareholder, Baron Partners LP, could acquire up to 275,448,364 shares of our common stock upon the exercise of warrants and the conversion of preferred stock. If either of these shareholders sold a large number of shares of our common stock into the public market, or if the public market perceived the sale of those shares into the market, it would have a negative impact on our stock price.

Restrictions and limitations imposed under any credit facility could adversely affect our ability to expand our business, thereby hurting the value of our common stock.

We will require additional financing, and one source of financing may be a credit facility. We expect that any credit facility we enter into will restrict our ability to, among other things:

•	Incur additional indebtedness;
•	Pay dividends or make certain other payments or distributions;
•	Enter into certain transactions with affiliates;
•	Merge or consolidate with any other entity; or
•	Sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of our assets.

In addition, any credit facility may restrict our ability to incur liens or to sell certain assets and may require us to maintain specified financial ratios and satisfy certain financial condition tests.

These restrictions and limitations may adversely affect our ability to grow and expand our business, which may, in turn, adversely affect the value of our common stock.

Our largest shareholder controls our company, allowing them to direct the company in ways that may be contrary to the wishes of other shareholders.

Our largest shareholder, GCA Strategic Investment Fund Limited, and its affiliate, owns approximately 55% of our outstanding shares, and controls approximately 88% of our outstanding voting securities. They have the ability to control the direction of our company, which may be contrary to the wishes of other shareholders or new investors.

Upon completion of this offering, approximately 6,843,481 shares of our common stock will be available for immediate resale. The immediate availability for sale of such a large amount of our stock may decrease the price at which our investors are able to sell their shares.

Immediately following the completion of this offering, there will be approximately 6,843,481 shares, including the 5,793,481 shares held by existing shareholders included in this offering, of our common stock available for immediate resale. The sale of all or substantially all of those shares in the public market, or the market's expectation of such sales, may result in an immediate and substantial decline in the market price of our shares. Such a decline will adversely affect our investors, and make it more difficult for us to raise additional funds through equity offerings in the future.

Certain shares of our common stock are restricted from immediate resale. The lapse of those restrictions, coupled with the sale of the related shares in the market, or the market’s expectation of such sales, could result in an immediate and substantial decline in the market price of our common stock.

A substantial number of our shares of common stock are restricted from immediate resale in the public market. However, those restrictions began to expire on June 17, 2004. The sale or resale of those shares in the public market, or the market's expectation of such sales, may result in an immediate and substantial decline in the market price of our shares. Such a decline will adversely affect our investors, and make it more difficult for us to raise additional funds through equity offerings in the future.

Our stock price will fluctuate after this offering, which could result in substantial losses for investors.

The market price for our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

•	Quarterly variations in operating results;
•	Changes in financial estimates by securities analysts;
•	Announcements by us or our competitors of new products, significant contracts, acquisitions or strategic relationships;
•	Publicity about our company, management, products or our competitors;
•	Additions or departures of key personnel;
•	Any future sales of our common stock or other securities; and
•	Stock market price and volume fluctuations of publicly traded companies.

These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us it could result in substantial costs and a diversion of our management's attention and resources, which could hurt our business.

Because we are subject to the “penny stock” rules, the level of trading activity in our stock may be reduced.

Our common stock is traded on the OTC Electronic Bulletin Board. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

You may incur dilution in the future.

We will require additional funds to support our working capital requirements or for other purposes, and will seek to raise additional funds through public or private equity financing. Also, we may acquire other companies or finance strategic alliances by issuing equity. Any capital raising transaction may result in additional dilution to our shareholders.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,”  “expect,”  “anticipate,”  “intend,”  “plan,”  “estimate” or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling shareholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we may receive proceeds from the exercise of warrants. The weighted average exercise price to acquire all of the shares of common stock included in this prospectus underlying the exercise of warrants is $1.00 per share, and the maximum proceeds to us upon the exercise of all the warrants is approximately $5,201,554.

These proceeds would be received from time to time as warrants are exercised, and we will use these proceeds for working capital needs.

Our allocation of proceeds represents our best estimate based upon the expected exercise of warrants and the requirements of our proposed business and marketing plan. If any of these factors change, we may reallocate some of the net proceeds. The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

SELLING SECURITY HOLDERS

The following table provides information with respect to shares offered by the selling stockholders:

Selling stockholder	Shares for sale	Shares Underlying Warrants or Preferred Stock	Shares before offering	Percent before offering	Shares after offering	Percent after offering (1)

GCA Strategic Investment Fund Limited	-0-	5,000,000 (2)	14,570,619	61.9%	14,570,619	46.1%
Global Capital Funding Group LP	622,985	-0-	622,985	2.3%	-0-	-0-
Richard A. Parlontieri	-0-	900,000 (3)	525,000	5.3%	525,000	5.3%
Michael Monheit	150,000	50,000	150,000	<1%	-0-	-0-
Patrick J. Rossi and Dale E. Para, JT	150,000	50,000	150,000	<1%	-0-	-0-
Richard A. Losanno, Jr.	150,000	50,000	150,000	<1%	-0-	-0-
David M. Glaude	150,000	50,000	150,000	<1%	-0-	-0-
Professional Traders Funds, LLC	600,000	200,000	600,000	2.3%	-0-	-0-
Paul J. Solit	210,000	70,000	210,000	<1%	-0-	-0-
Cape May Investors, Inc.	150,000	50,000	150,000	<1%	-0-	-0-
Greenwood Partners, LP	450,000	150,000	450,000	1.7%	-0-	-0-
Steven Cohen	150,000	50,000	150,000	<1%	-0-	-0-
Richard Taney	150,000	50,000	150,000	<1%	-0-	-0-
Robert Gutman	150,000	50,000	150,000	<1%	-0-	-0-
Dana Bruno	60,000	20,000	60,000	<1%	-0-	-0-
Gary N. Moss	45,000	15,000	45,000	<1%	-0-	-0-
Benchmark Consulting, Inc.	450,000	-0-	450,000	1.7%	-0-	-0-
Black Diamond Advisors	149,857	-0-	149,857	<1%	-0-	-0-
V2R, LLC	-0-	125,000	101,000	<1%	101,000	<1%
Kuekenhof Equity Fund, LP	606,000	300,000	606,000	2.3%	-0-	-0-
Robert Amendola	214,286	107,143	214,286	<1%	-0-	-0-
Marjorie C. Weinberg	71,430	35,715	71,430	<1%	-0-	-0-
Barry J. Dubrow	71,430	35,715	71,430	<1%	-0-	-0-
Jeffrey Spetalnick	101,000	50,000	101,000	<1%	-0-	-0-
Bonfire Foundation	50,000	25,000	50,000	<1%	-0-	-0-
Todd & Peggy Parrott	50,000	25,000	50,000	<1%	-0-	-0-
Michael M. Vuocolo	143,000	71,500	143,500	<1%	-0-	-0-
William and Shirley Grimm	333,333	-0-	333,333	1.3%	-0-	-0-
Robert L. Bilton	300,000	150,000	300,000	1.1%	-0-	-0-
The Lebrecht Group, APLC (4)	42,017	-0-	832,530	3.1%	790,513	3.0%
Patricia Mary Para Kenzy Investment Trust UA DTD 1/27/97	1,000	-0-	1,000	<1%	-0-	-0-
Colony Park Financial Services, LLC	22,143	-0-	22,143	<1%	-0-	-0-
Total	5,793,481	7,680,073	21,781,113	86.4%	15,987,132	52.8%

(1)	Based on 26,610,808 shares outstanding.
(2)
Includes 2,500,000 shares of common stock which may be acquired upon the exercise of warrants, and 2,500,000 shares of common stock which may be acquired upon conversion of 2,500 shares of Series A Convertible Preferred Stock.

(3)	Includes 900,000 shares of common stock which may be acquired upon the exercise of warrants.
(4)	The Lebrecht Group, APLC is legal counsel to Speedemissions.

PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or (ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders, who may be deemed to be underwriters in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$1,400.00
Transfer Agent Fees	Approximately	$1,000.00
Costs of Printing and Engraving	Approximately	$1,000.00
Legal Fees	Approximately	$50,000.00
Accounting Fees	Approximately	$25,000.00
Total		$78,400.00

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them. The selling stockholders and any brokers, dealers or agents that participate in the distribution of common stock may be considered underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

In accordance with Regulation M under the Securities Exchange Act of 1934, neither we nor the selling stockholders may bid for, purchase or attempt to induce any person to bid for or purchase, any of our common stock while we or they are selling stock in this offering. Neither we nor any of the selling stockholders intends to engage in any passive market making or undertake any stabilizing activity for our common stock. None of the selling stockholders will engage in any short selling of our securities. We have been advised that under the rules and regulations of the NASD, any broker-dealer may not receive discounts, concessions, or commissions in excess of 8% in connection with the sale of any securities registered hereunder.

LEGAL PROCEEDINGS

In April 2005, a lawsuit was filed against us by Weingarten Realty Investors in the U.S. District Court of Harris County, Texas, case number 2005-25671. The Complaint alleges breach of contract arising out of a real property lease in Texas for two testing sites that were to be built. The case does not allege specific damages, although the total of all monthly payments under the two leases is approximately $516,000. We filed an Answer to the Complaint, and we are in discussions to settle the matter.

We are not a party to or otherwise involved in any other legal proceedings.

In the ordinary course of business, we may be from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names and ages of the current directors and executive officers of the Company, the director nominees, and the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers, and none of our officers or directors serves as a director of another reporting issuer.

Name	Age	Position(s)

Richard A. Parlontieri	59	Director, President, and Secretary (2003)

Bahram Yusefzadeh	59	Director (2003)

Bradley A. Thompson	41	Director (2003)

Larry C. Cobb	54	Chief Financial Officer (2005)

Erik Sander	43	Director (2005)

Ernest A. Childs, PhD.	58	Director (2005)

Richard A. Parlontieri was appointed to our Board of Directors and as an officer in connection with the acquisition of Speedemissions, Inc., a Georgia corporation, our subsidiary of which Mr. Parlontieri is a founder and President/CEO. He was the founder, Chairman and Chief Executive Officer of ebank.com, Inc., a publicly held bank holding company headquartered in Atlanta. ebank, which began as a traditional bank designed to deliver banking services in a non-traditional way, was the first internet bank to provide banking services focusing on small business owners. The Company opened in August 1998, and was named one of “The Best 100 Georgia Companies” in May 2000, by the Atlanta-Journal Constitution.

Prior to starting ebank, Mr. Parlontieri was President/CEO of Habersham Resource Management, Inc., a consulting firm with over 16 years experience in the financial services, mortgage banking, real estate, home health care and capital goods industries. While at Habersham, Mr. Parlontieri co-founded and organized banks (including Fayette County Bank which was sold to Regions Financial Corporation) and completed strategic acquisitions or divestitures for banks, mortgage companies and real estate projects.

Mr. Parlontieri currently serves on the Georgia Emissions Industry Advisory Board as Secretary. He also is a member of the Georgia Emissions Testing Association (GETA). Over the past several years he has spoken or given presentations at various conferences concerning the financial services industry and the Internet. These include the American Banker Online Financial Services in Cyberspace Conference, the Phoenix International Users Banking Conference, GE Capital Management Conference and the eFinancial World Conference.

Mr. Parlontieri is an active participant in community and civic organizations, including serving as a three-term city councilman in suburban Atlanta, a past two-term President of the local chapter of the American Heart Association, and was an Organizer/Director of the suburban YMCA.

Bahram Yusefzadeh was elected to our Board of Directors at our annual shareholders meeting in August 2003. Mr. Yusefzadeh is currently the founder and Managing Director of V2R, LLC. V2R is a strategic, multi-faceted consulting firm that assists both United States and international organizations with increasing their value and accelerating their growth through C-Level services and capital investment. To further support their clients, V2R provides strategic management services across mission critical business areas, including sales and marketing, finance, legal, and human resources management.

A seasoned businessman and entrepreneur, Mr. Yusefzadeh’s career began in 1969 when he co-founded a banking software company, Nu-Comp Systems, Inc., and developed the Liberty Banking System. This system was marketed by IBM as the IBM Banking System from 1981 through 1985. He served as Nu-Comp’s Chief Executive Officer and President through Broadway & Seymour, Inc.’s acquisition of the company in June 1986 and remained with Broadway & Seymour as their Chairman of the Board through November 1986.

From 1986 to 1992, he served in various capacities at The Kirchman Corporation, first as President of the product and marketing strategies division, where he was instrumental in bringing innovative bank automation products to market. He later served as President of both the independent banking group, which focused on delivering products in-house, and the outsourcing division, where the focus was on data center operations.

In 1993, he founded Phoenix International, a provider of integrated, client/server based software applications for the global financial services industry. Mr. Yusefzadeh served as their Chairman and Chief Executive Officer and was instrumental in Phoenix’s successful initial public offering in 1996, secondary offering in 1997 and acquisition by London Bridge Software Holdings plc in 2001.

Mr. Yusefzadeh has also provided his expertise to numerous boards. From 1997 to 2001, he served on the board of Towne Services, Inc. (now merged with Private Business, Inc.), a provider of a merchant sales and payment transaction processing system. He also chaired Towne Services’ audit committee and was a member of the compensation committee.

Today, Mr. Yusefzadeh serves as a member of an advisory board to Capital Appreciation Partners, a venture fund that invests in stage II technology focused companies in the United States. He is also Chairman of the Board of Trustees for the International Center for Automated Information Research, a capital fund sponsored by the University of Florida College of Law and the Warrington Graduate School of Business that invests in early stage technology companies focused on enhancing the law and accounting professions.

Throughout his career, Mr. Yusefzadeh has been dedicated to community involvement. Prior to moving to Central Florida, he actively participated in various economic and community development organizations in Minneapolis. Since joining the Central Florida community, he has served as director of the Seminole County/Lake Mary Chamber of Commerce and co-chair of the Economic Development Counsel Technology Roundtable. He has also funded an Endowed Teaching Chair at Seminole Community College and serves on the advisory boards for the Central Florida Festival of Orchestra and BETA Center.

Bradley A. Thompson, CFA was elected to our Board of Directors at our annual shareholders meeting in August 2003. Mr. Thompson is currently the Chief Investment Officer and Chief Financial Analyst for Global Capital Advisors, LLC, an affiliate of GCA Strategic Investment Fund, Limited. Mr. Thompson is also the Chief Operating Officer and Secretary for Global Capital Management Services, Inc. the Corporate General Partner and Managing Partner of Global Capital Funding Group, LP, a licensed SBIC.

Mr. Thompson, born August 15, 1964, has over 18 years of experience in commercial banking, investment management, bond credit underwriting, financial analysis, and business management. Mr. Thompson received his Bachelors of Business Administration degree in Finance from the University of Georgia in 1986. Mr. Thompson also holds the Chartered Financial Analyst (CFA) designation sponsored by the CFA institute.

Mr. Thompson began his career in banking with Trust Company Bank, now SunTrust Bank, as a financial analyst. He later joined the firm of Merrill Lynch, Pierce Fenner & Smith in the securities industry managing retirement, profit sharing, pension, trust, and individual investment portfolios. While at Merrill Lynch, Mr. Thompson received his NASD Series 7 (General Securities) and Series 63 (State Securities) License, both of which have now expired. Mr. Thompson subsequently performed the duties of financial analyst and bond underwriter for SAFECO Insurance Company of America. At SAFECO, Mr. Thompson was responsible for the financial analysis and credit evaluations of the prospective and current bond accounts, and was ultimately responsible for the credit decision with a single line of credit approval authority ranging from $1 million to $10 million and an aggregate line of authority on specific accounts in excess of $175 million.

Prior to joining GCA, Mr. Thompson was self-employed managing his own small business enterprises. Mr. Thompson was the President and sole owner of Time Plus, an automated payroll accounting services firm for small to mid sized companies. Mr. Thompson successfully negotiated the sale of Time Plus, a sole proprietorship, for a 328% annualized return on investment. Mr. Thompson was also 50% owner and Vice President, Chief Financial Officer of AAPG, Inc., a specialty retail sporting goods firm. Mr. Thompson has since sold his interest in AAPG, Inc.

Mr. Thompson serves as a Director on the Board of GCA Strategic Investment Fund, and he is a former Director of Axtive Inc., a publicly traded technology consulting firm that acquires and operates various technology product and service companies and a former Director and Secretary on the Board of Directors of AdMark Systems, LLC., a privately held marketing firm.

Larry C. Cobb was hired as our Chief Financial Officer on April 15, 2005. Mr. Cobb is the principal of CFO-ON-CALL of Georgia, Inc. and has held this position since 1994. Through CFO-ON-CALL of Georgia, Inc., Mr. Cobb uses his expertise in accounting to consult with companies regarding their internal accounting processes and preparation of financial statements to assist the companies with a variety of transactions, including reorganizations, sale of the business, mergers and acquisitions, and Securities Act of 1933 and Securities Exchange Act of 1934 compliance. Mr. Cobb has consulted and worked with numerous private and public companies, including industries ranging from automotive services, hardware and construction, healthcare advertising, and electronics manufacturing. Mr. Cobb received a Bachelor of Science in Accounting from Mississippi State University, and a Master of Professional Accountancy from Georgia State University.

Erik Sander was appointed to fill a vacancy on our Board of Directors effective on May 26, 2005. Mr. Sander is currently the Director of Industry Programs at the University of Florida College of Engineering, a position he has held since 2000, and he is a member of the faculty and a frequent lecturer there as well as at the College of Business. He also has, since 1997, provided consulting services in the areas of university/government/industry collaborations, technology transfer, and business start-up and growth for a wide variety of industrial, academic and federal government clients. Finally, Mr. Sander is currently a technical advisor and one of the co-founders of Diversified Mobility, Inc., a designer and marketer of mobilized powerlift platforms. His past positions include Associate Director for Industrial Collaboration and Technology Transfer at the University of Florida Engineering Research Center and Director of Business Development and Principal at Cenetec Ventures, LLC. Mr. Sander received a Bachelor of Science in Mechanical Engineering from the University of Florida and a Master of Science in Management of Technology from the University of Alabama in Huntsville.

Ernest A. Childs, PhD. joined our Board of Directors at our annual shareholders meeting in August 2005. Mr. Childs is currently the Chief Executive Officer of ArcheaSolutions, Inc., a position he has held since 2000. ArcheaSolutions is a privately held environmental company that specializes in solutions for wastewater processing problems. Prior to joining ArcheaSolutions, Dr. Childs was the Chief Executive Officer of Benesys, Inc. and Equity Development, Inc. Benesys was a benefit consulting company for companies in the health care industry and Equity Development was a consulting company that specialized in assisting people injured in major work and traffic accidents. Dr. Childs received his Bachelor of Science from the University of Tennessee in 1968, his Masters of Science from the University of Tennessee in 1969, and his Doctorate from the University of Georgia in 1971.

Board Committees

On August 26, 2003, an Audit Committee, established in accordance with section 3(a)(58)(A) of the Exchange Act, of the Board of Directors was formed. The Audit Committee has held two meetings in 2003 and one meeting in 2004. In accordance with a written charter adopted by the Company’s Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting process, including the system of internal controls. The directors who are currently members of the Audit Committee are Bradley A. Thompson, Bahram Yusefzadeh, and Erik Sander, with Mr. Thompson and Mr. Yusefzadeh considered audit committee financial experts, and with Mr. Thompson and Mr. Sander considered independent directors under Section 121(A) of the AMEX listing standards.

On August 26, 2003, a Compensation Committee of the Board of Directors was formed. The Compensation Committee currently consists of Bradley A. Thompson, Bahram Yusefzadeh, and Erik Sander. The Compensation Committee has held one meeting in 2003 and one meeting in 2004, and has approved the employment agreement and other compensation of Richard Parlontieri.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 29, 2005, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Common Stock
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common Stock	GCA Strategic Investment Fund Ltd (2) c/o Prime Management Ltd Mechanics Bldg 12 Church St. HM11 Hamilton, Bermuda HM 11	88,599,190 (3)	88.0% (3)

Common Stock	Richard A. Parlontieri (4) 1029 Peachtree Parkway North Suite 310 Peachtree City, GA 30269	2,639,996 (5)	9.2% (5)

Common Stock	Bahram Yusefzadeh (4) 2180 West State Road Suite 6184 Longwood, FL 32779	311,000 (6)	1.2% (6)

Common Stock	Bradley A. Thompson (4)(7) 227 King Street Frederiksted, USVI 00840	103,500 (7)(8)	<1% (8)

Common Stock	Erik Sander (4) c/o Speedemissions, Inc. 1134 Senoia Road, Suite B2 Tyrone, GA 30290	25,000 (9)	<1% (9)

Common Stock	Larry C. Cobb c/o Speedemissions, Inc. 1134 Senoia Road, Suite B2 Tyrone, GA 30290	-0-	-0-

Common Stock	Ernest A. Childs, PhD (4) c/o Speedemissions, Inc. 1134 Senoia Road, Suite B2 Tyrone, GA 30290	25,000	<1% (9)

	All Officers and Directors as a Group (6 Persons)	3,104,496 (5)(6)(7)(8)(9)	10.6% (5)(6)(8)(9)

(1)	Unless otherwise indicated, based on 26,610,808 shares of common stock outstanding.

(2)
Global Capital Advisors, LLC (“Global”), the investment advisor to GCA Strategic Investment Fund Limited (“GCA”), has sole investment and voting control over shares held by GCA. Mr. Lewis Lester is the sole voting member of Global.

(3)
Includes 71,428,571 shares of common stock which may be acquired upon conversion of 2,500 shares of Series A Convertible Preferred Stock. Also includes 2,500,000 shares of common stock which may be acquired upon the exercise of warrants at $1.25 per share, and 100,000 shares of common stock which may be acquired upon the exercise of warrants at $0.357 per share.

(4)	Indicates a Director of the Company.

(5)
Includes 10,000 shares of common stock which may be acquired upon the exercise of options at $0.25 per share. Includes 300,000 shares of common stock which may be acquired upon the exercise of options at $0.25 per share, which are part of a grant of 400,000 options, with 100,000 options vesting on October 1, 2004 and the remaining 200,000 options vesting equally on October 1, 2005, and 2006. Includes 300,000 shares which may be acquired upon the exercise of warrants at $0.75 per share, which are part of a grant of 450,000 warrants, with the remaining 150,000 warrants vesting on January 1, 2006. Includes 300,000 shares which may be acquired upon the exercise of warrants at $1.05 per share, which are part of a grant of 450,000 warrants, with the remaining 150,000 warrants vesting on January 1, 2006. Includes 250,000 shares which may be acquired upon the exercise of warrants at $0.25 per share. Includes 30,000 shares of common stock which may be acquired upon the exercise of options at $0.25 per share. Includes 924,996 shares of common stock owned of record by Calabria Advisors, LLC, an entity controlled by Mr. Parlontieri.

(6)
Includes 85,000 shares of common stock which may be acquired upon the exercise of options at $0.25 per share. Includes 25,000 shares which may be acquired upon the exercise of warrants at $0.01 per share and 100,000 shares which may be acquired upon the exercise of warrants at $0.25 per share.

(7)	Mr. Thompson is a director of GCA Strategic Investment Fund Limited, and disclaims beneficial ownership of the shares held by them.

(8)	Includes 85,000 shares of common stock which may be acquired upon the exercise of options at $0.25 per share.

(9)	Includes 25,000 shares of common stock which may be acquired upon the exercise of options at $0.20 per share.

There are no current arrangements that will result in a change in control.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. As of September 29, 2005, there are 26,610,808 shares of our common stock issued and outstanding, and 2,502,500 shares of our preferred stock issued and outstanding.

On August 23, 2005, our shareholders approved an increase in our authorized common stock from 100,000,000 shares to 250,000,000 shares, however, this is not enough to allow for the conversion of all of our outstanding preferred stock and the exercise of all of our outstanding options and warrants. We are contractually obligated to increase our authorized common stock to an amount sufficient to allow for all conversions and exercises by March 31, 2006, and intend to do so.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Our Series A Convertible Preferred Stock pays a dividend of seven percent per year. The dividend can be paid in common stock or additional shares of preferred stock, in our discretion. We have not paid any dividends on the Series A Convertible Preferred Stock to date.

Our Series B Convertible Preferred Stock does not pay a dividend.

Preferred Stock. We are authorized to issue 5,000,000 shares of preferred stock, par value $0.001.

In January 2004, we designated 3,500 shares as Series A Convertible Preferred Stock, of which 2,500 are issued and outstanding, and which pays a dividend of seven percent per year, and each share was originally convertible into one thousand shares of our common stock, or 2,500,000 shares of common stock in the aggregate. In July 2005, as a result of the issuance of our Series B Convertible Preferred Stock, the conversion ratio for our Series A Preferred Stock was adjusted so that the holders are entitled to receive 71,428,571 shares upon conversion thereof. Upon certain changes in control, we could be required to redeem the Series A preferred stock at its original issue price of $1,000 per share, plus accrued but unpaid dividends.

In July 2005, we designated 3,000,000 shares of Series B Convertible Preferred Stock, of which 2,500,000 are issued and outstanding. Each share is convertible into 75.6 shares of our common stock, or 189,000,000 shares of common stock in the aggregate. The Series B Convertible Preferred Stock does not pay a dividend.

The availability or issuance of preferred shares in the future could delay, defer, discourage or prevent a change in control.

Stock Option Plans.

On May 15, 2001, our directors and shareholders approved the SKTF, Inc. 2001 Stock Option Plan, effective June 1, 2001. At our annual shareholders meeting on August 27, 2003, our shareholders approved an amendment to the plan, changing its name to the Speedemissions, Inc. 2001 Stock Option Plan, and increasing the number of shares of our common stock available for issuance under the plan from 600,000 shares to 1,000,000 shares. The plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. As of September 29, 2005, we have issued 50,000 shares of stock and options to acquire another 966,750 shares under the plan.

On July 8, 2005, our directors and shareholders approved the Speedemissions, Inc. 2005 Omnibus Stock Grant and Option Plan. There are 2,500,000 shares of our common stock available for issuance under the plan. On September 1 of each year, the number of shares in the Plan shall automatically be adjusted to an amount equal to ten percent (10%) of the outstanding stock of the Company on August 31 of the immediately preceding year. The plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. As of September 29, 2005, we have not issued any shares or options under the plan.

Transfer Agent. The transfer agent for our common stock is Interwest Transfer Company, Inc., 1981 - 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone number (801) 272-9294.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The Lebrecht Group, APLC serves as our legal counsel in connection with this offering. As of September 29, 2005, The Lebrecht Group is the owner of 832,530 shares of our common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article X of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to us or our shareholders for damages for breach of any duty owed to us or our shareholders. In addition, we have the power, in our bylaws or in any resolution of our stockholders or directors, to indemnify our officers and directors against any liability as may be determined to be in our best interest, and in conjunction therewith, to buy, at our expense, policies of insurance. Our bylaws do not further address indemnification.

We have entered into separate indemnification agreements with each of our current directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Introduction

We were incorporated as SKTF Enterprises, Inc. in the State of Florida on March 27, 2001. Effective September 5, 2003, after our acquisition of our wholly owned subsidiary, we changed our name to Speedemissions, Inc.

Our original business plan was to develop, market and distribute branded and licensed hats and clothing at major events such as sporting events, concerts, and conventions. However, our management abandoned our original business plan, and on June 16, 2003, we acquired Speedemissions, Inc., a Georgia corporation.

Our Principal Services and Markets

We currently operate thirty-six vehicle emissions testing centers in three separate markets, greater Atlanta, Georgia, Houston, Texas, and Salt Lake City, Utah. In addition, we operate four mobile testing units in the greater Atlanta area.

Recent Acquisitions

On January 21, 2004, we acquired all of the assets of the businesses known and operated as NRH Enterprises/Procam Emissions and Georgia Emissions, which consisted primarily of five emissions testing centers in the Atlanta, Georgia area.

On January 30, 2004, we acquired all of the assets of the businesses known and operated as $20 Emission, which consisted primarily of seven emissions testing centers in the Atlanta, Georgia area.

On June 11, 2004, we acquired all of the assets of BB&S Emissions, LLC, consisting of one emissions testing center in the Atlanta, Georgia area.

On December 2, 2004, we acquired five mobile testing units from State Inspections of Texas, Inc., and on December 30, 2004, we acquired the remainder of their assets, consisting of six emissions testing centers in the Houston, Texas area.

On June 30, 2005, we acquired six emissions testing centers in the Houston, Texas area when we acquired Mr. Sticker, Inc., a Texas corporation and now our wholly-owned subsidiary.

On September 8, 2005, we acquired eight emissions testing centers in the Salt Lake City, Utah area when we acquired Just, Inc., a Utah corporation and now our wholly-owned subsidiary.

Our Typical Site

The typical testing site is located inside of a structure similar to a typical lube or tire change garage with doors at both ends so vehicles can “drive-through” the facility. We also have structures that resemble a bank drive-through facility. A computerized testing system is located in the building. There are two types of primary tests that are performed, the Accelerated Simulated Model (ASM) and the On-Board Diagnostic (OBD). In selected markets a vehicle safety inspection must also be performed. These tests apply to vehicles generally manufactured from 1980 through 2001, depending on the state. The ASM test is done on vehicles 1995 and older, while the OBD test is conducted on vehicles 1996 and newer. In all new sites, we expect to operate two testing lanes. The cost of equipment for operating one ASM and two OBD machines is approximately $50,000. The cost of facilities varies, depending on location and market rates in that area. Generally, we do not expect to own any land or buildings. Instead, although we own the land and building at one of our sites, in the future we intend to lease or sublease all of the land and the buildings that we use in our business. We expect the total cost for a new emissions testing site will be approximately $150,000, including emission testing equipment and related installation, deposits and prepaid items such as certificates, furniture and office equipment, renovations if necessary, signage, and capital necessary to fund operations during the first year. Such amount does not include future years’ costs, such as rent and utilities or other operating costs.

Under the guidelines of the Georgia Clean Air Force program, the mobile vehicle emission testing units are only permitted to conduct the OBD test on 1996 and newer vehicles. We currently have five units and they serve the automobile fleets of the federal, state, and local governments. Also, all used cars, prior to being re-sold, must have a vehicle emission test, and thus we serve both the new and used car dealers throughout the greater Atlanta market. Finally, these units serve the fleets of major corporate customers as well. The start-up cost for the mobile testing unit is about 60% less than the cost of a typical brick-and-mortar location. As a result, they are a more profitable operating unit.

Our Growth Strategy

Our objective is to become a national provider of vehicle emissions tests and safety inspections where applicable.

We intend to grow using three methods. First, we intend to continue opening and operating company-owned testing stations. Second, we intend to continue acquiring competitors in favorable markets. Third, we intend to offer franchises in selected markets. Currently, in addition to the Atlanta, Houston and Salt Lake City areas, we have targeted the following areas for application of our three growth strategies: Dallas, Texas; Charlotte, North Carolina; Northern Virginia; Pittsburgh and Philadelphia, Pennsylvania; Southern California; New York City; and Boston, Massachusetts. We intend to create brand awareness in each of these areas through a standard building style and facade, consistent color schemes, signs, employee uniforms, and limited local advertising.

Industry Background – Government and Regulatory Overview

Presently, the American Automobile Motor Vehicle Association reports that 34 states and the District of Columbia are required by the United States Environmental Protection Agency to have vehicle emissions testing. According to the 2000 census, these states constitute 72% of the U.S. population, or about 206 million citizens. The major metropolitan areas of these states represent 141 million citizens and 87.1 million vehicles. Each state, in turn, has its own regulatory structure for emissions testing with which we must comply.

Public awareness of air pollution and its hazardous effects on human health and the environment has increased in recent years. The U.S. Environmental Protection Agency estimates that in the United States alone approximately 46 million persons live in areas where air quality levels fail to meet the EPA’s national air quality standards. Increased awareness of air pollution and its hazardous effects on human health and the environment has led many governmental authorities to pass more stringent pollution control measures. One especially effective measure that many governmental authorities have adopted is vehicle emissions testing. Vehicle emissions produce approximately 35% to 70% of the ozone air pollution and nearly all of the carbon monoxide air pollution in metropolitan areas. The EPA estimates that enhanced emissions testing on motor vehicles is approximately 10 times more cost-effective in reducing air pollution than increasing controls on stationary pollution sources such as factories and utilities. Consequently, the EPA has made emissions testing an integral part of its overall effort to reduce air pollution by ensuring that vehicles meet emissions standards.

In general, these vehicle emissions tests are performed either in a centralized program or in a decentralized program. In a centralized program, a select number of emissions testing operators are licensed by the state or are operated by certain states to perform vehicle emissions testing. These operators are authorized to perform emissions tests, but generally they are prohibited from repairing vehicles that fail to pass an emissions test.

On the other hand, in a decentralized program, a wider range of persons may perform emissions tests, including those engaged primarily in other businesses, such as automotive repair shops, automobile dealers and others. For many of these operators, performing emissions tests is not their primary business.

The EPA has granted state governmental authorities the discretion to determine how best to establish and operate a network of emissions testing facilities, including the flexibility to choose either a centralized or a decentralized program. Nineteen states have implemented decentralized programs and twelve states and the District of Columbia have implemented centralized programs. There are three states that have implemented a hybrid program, whereby there are both decentralized and centralized testing stations. The percentage of programs that are either centralized or decentralized has remained relatively constant since 1991.

Vehicle emissions control requirements have become progressively more stringent since the passage of the Clean Air Act in 1970. The 1990 Amendments, in particular, emphasized the need for effective emissions control programs and, in 1992, the EPA adopted regulations that required areas across the United States to implement certain types of emissions control programs by certain dates, depending on the area's population and their respective levels of air pollution. The EPA has the authority under the Clean Air Act to withhold non-safety related federal highway funds from states that fail to implement such mandated programs by prescribed deadlines. To date, the EPA has been willing, in certain circumstances, to grant extensions of these deadlines. However, there are also examples where it has withheld non-safety related highway funding. This occurred for a period of two years in Georgia because of Atlanta’s high vehicle emissions (New York Times, January 4, 2001).

More recently, on July 31, 1998, the EPA issued a final study that concluded that more stringent air quality standards for motor vehicle emissions are needed, and that such standards should be implemented as it becomes technologically feasible and cost-effective to do so. We believe that the setting of such standards will be the most important EPA regulatory initiative affecting motor vehicles since the passage of the 1990 Amendments. We believe that the EPA study is likely to result in more stringent standards that will have the effect of increasing the number of areas that must implement emissions testing programs and thereby potentially increasing the market for our service.

Since 1977, when federal legislation first required states to comply with emissions standards through the use of testing programs, California has been a leader in testing procedures and technical standards. California has approximately 23 million vehicles subject to emissions testing, more than two times that of any other state. California’s testing program is overseen by the California Bureau of Automotive Repair. The Bureau has revised its emissions testing standards three times: in 1984, 1990 and, most recently, in 1997. With each of these revisions, the Bureau has required the use of new, more sophisticated and more accurate emissions testing and analysis equipment, which must be certified by the Bureau. California’s testing standards have become the benchmark for emissions testing in the United States. All states with decentralized programs and many states with centralized programs require emissions testing and analysis equipment used in their programs to be either BAR-84, BAR-90, or BAR-97 certified, with all newly implemented enhanced programs requiring BAR-97 certification.

As emissions testing equipment has become more technologically advanced, government regulators have required that testing facilities use this more advanced equipment. The most significant technological advance that has occurred in the emissions testing industry over the past decade is the development of enhanced testing systems. Prior to 1990, the EPA required government agencies to test vehicles only for emissions of carbon monoxide and hydrocarbons, which form smog. During this “basic” test, a technician inserts a probe in the vehicle’s tailpipe while the vehicle is idling and emissions analyzers then measure pollution levels in the exhaust. These basic tests worked well for pre-1981, non-computerized vehicles containing carburetors because typical emission control problems involved incorrect air/fuel mixtures and such problems increase pollution levels in the exhaust even when the vehicle is idling.

However, today's vehicles have different emissions problems. For tests on modern vehicles to be effective, the equipment must measure nitrogen oxide emissions that also cause smog and must test the vehicle under simulated driving conditions. The EPA now requires these enhanced tests in the major metropolitan areas of the 34 states and the District of Columbia. A technician conducts these Accelerated Simulated Mode (ASM) tests on a dynamometer, a treadmill-type device that simulates actual driving conditions, including periods of acceleration, deceleration and cruising, or the On Board Diagnostic (OBD) by plugging into the vehicles computerized operation system.

Emissions Testing in the State of Georgia

As a result of a rapidly increasing population, which has caused the levels of smog to escalate sharply, the 13 counties that make up the metro Atlanta area have been identified by the EPA as target sites for a mandatory vehicle inspection and maintenance program. In 1996, the Environmental Protection Division of the State of Georgia initiated “Georgia's Clean Air Force” program that requires testing of certain vehicles in a 13 county area surrounding Atlanta, Georgia, for certain emission levels. These rules are set forth in Sections 391-3-20-.01 through .22 of the Rules of the Georgia Department of Natural Resources, Environmental Protection Division.

Georgia's program is a decentralized program. All operators performing emissions testing in Georgia must have their technicians attend and complete certain state certified training, and report to the state on their emissions testing activities every month. Testing stations may be licensed to test all vehicles, which is known as an ALL VEHICLES WELCOME station, or only vehicles not more than five years old, known as a NEW VEHICLES ONLY station. All the stations we currently operate in Georgia, are “ALL VEHICLES WELCOME” stations.

The Georgia Clean Air Force Program initially required a basic test of exhaust gases every two years. In 1997, the program was changed to include enhanced testing, which combines the simple exhaust test with a simulated road test using a dynamometer. Prior to January 1, 2000, Georgia required that vehicles in the 13 covered counties undergo an emissions test once every two years. In December 1999, however, Georgia amended this rule so as to require testing on an annual basis, with an annual exemption for the three most recent model years.

The market for emissions testing in Georgia is highly fragmented and generally consists of services provided by independent auto repair service providers, service stations, oil and tire repair stores, and independent test-only facilities. According to the State of Georgia, there were approximately 700 licensed test sites, and approximately 2,137,000 tests were performed in Georgia under the Georgia Clean Air Force Program during the calendar year 2004.

Under Georgia law, the price that a testing station may charge per test may not be less than $10 nor more than $25. A fee of $6.95 must be paid by the station operator to the state. The balance of the current charge, or $18.05 assuming the maximum price of $25 is charged, is retained by the station operator. If a vehicle fails an emissions test, it may be retested at no additional charge for up to 30 days after the initial test, so long as the subsequent test is performed at the same facility.

If a vehicle fails to pass an emissions test, the owner of the vehicle must have repair work performed to correct the deficiency, up to a total cost of $689 under current law. If a vehicle fails a re-inspection despite the maximum expenditure required by law, the owner must apply for a compliance waiver from the state.

Georgia law mandates compliance with its vehicle emissions testing program. For vehicles subject to the state's emissions law, a successful test, or a waiver from the state, is required to obtain a vehicle registration in Georgia.

Emissions Testing in the State of Texas

The market in Texas is highly fragmented and consists of testing services implemented under the current guidelines in May 2002. The Texas Department of Public Safety manages the vehicle emissions testing and safety inspection for the state. The emissions tests conducted are the same as in Georgia. The fee is set at a maximum of $39.50 for both the emissions test and the safety inspection. The operator is charged $8.00 for the ASM sticker, and $14.00 for the OBD sticker. The safety inspection cost is included in these amounts. Vehicles are required to be tested on an annual basis, with an annual exemption for the two most recent model years. According to the American Automobile Motor Vehicle Association, there are 4.6 million eligible vehicles in the state.

If a vehicle fails, the operator must provide a free re-test at the same facility within 15 days. Texas also has provisions for those vehicles that cannot pass an emissions test, with no limit on the amount of repairs. The owner may apply to the state for a compliance waiver.

Texas law mandates compliance with its vehicle emissions and safety inspection program. For a vehicle to obtain a sticker for yearly registration the owner must have a successful emissions and safety inspection, or a waiver.

Emissions Testing in the State of Utah

  The vehicle emission testing law in Utah applies to the counties of Davis, Utah, Salt Lake and Weber. Each county conducts its own inspection & maintenance program. The first year is exempt from testing. The types of vehicles tested are gasoline in all four counties, light duty and heavy duty diesel in Davis, Salt Lake and Utah counties. Tests are conducted on an annual basis and due at the time of vehicle registration. Fees vary depending on the county with no maximum fee set by the county. There is also a safety inspection required at the time of the emissions test.

Operating Strategy

Our operating strategy focuses on (a) increasing the number of sites we operate in a given market, (b) increasing the volume of business at each site, (c) creating brand awareness for our services, and (d) creating repeat customer sales, all of which are designed to enhance our revenue and cash flow. To achieve these goals, we:

•	Seek to secure and maintain multiple stations at well-traveled intersections and other locations that are easily reachable by our customers;
•	Coordinate operations, training and a local outreach program in each market to enhance revenue and maximize cost efficiencies within each market;
•	Implement regional management and marketing initiatives in each of our markets;
•	Seek to acquire existing testing sites where significant volume potential exists;
•	Tailor each facility, utilize limited local advertising and the services we offer to appeal to the broadest range of consumers; and
•
Recently expanded the use of our mobile vehicle testing units by adding a sales manager to call on federal, state, and local governments for their fleets, as well as corporate accounts and car dealers.

Most of our emissions testing stations are open for business during weekdays between the hours of 8:00 am and 6:00 pm, and from 8:30 am to 5:00 pm on Saturdays, for a total of 58.5 hours per week. Our stations are closed on Sundays. The average emissions test in Georgia takes approximately 8 to 12 minutes to complete. In Texas and Utah, because of the safety inspection, the completion time is slightly longer. Therefore, each of our stations with one testing bay can test anywhere from three to four vehicles per hour. Assuming steady demand throughout the day, six days a week, each of our stations would have the capacity to test approximately 234 vehicles per week (58.5 hours times 4 vehicles per hour), or 936 vehicles per month (234 vehicles per week times 4 weeks). Based upon our calculations involving our existing emissions stations, stations with one testing bay need to receive payment for 450 emissions tests per month to cover the costs associated with its operation, while stations with two testing bays need 475 tests per month to break even. In addition, we do a limited (about 10%) oil change business in six of our Texas locations.

We currently purchase our raw materials, such as filters, hoses, etc., from 2 suppliers, and because these raw materials are readily available from a variety of suppliers, we do not rely upon any one supplier for a material portion of our materials. Certificates of Emission Inspection are purchased from the Georgia Clean Air Force, and emission and safety inspection stickers are purchased from the Texas Department of Public Safety and the Salt Lake Valley Health Department.

Intellectual Property

We have registered the trade name “Speedemissions” in Fulton County, Georgia, and Austin, Texas, and are thereby authorized to conduct our business in Georgia and Texas under the name “Speedemissions.” We have filed a Federal Service Mark Registration for the name and logo of Speedemissions, Inc., and for the tag line “The Fastest Way to Keep Your Air Clean.”

Competition

The emissions testing industry is full of small owner-operators. Auto repair shops, tire stores, oil change stores, muffler shops, service stations, and other emissions testing stations all offer the service. Competition is fierce, and we expect competition from local operators at all of our locations. There are no national competitors at this time. Our market share is too small to measure. We intend to compete by creating brand awareness through advertising, a standard building style and facade, and consistent color schemes and uniforms. Because most families own more than one vehicle, and they are required to have their vehicle tested on a regular basis, we anticipate that we can retain repeat customers.

Research and Development

We have not spent any material amount of time or money on research and development, and do not anticipate doing so in the future.

Compliance with Environmental Laws

There are no environmental laws applicable to the vehicle emissions and safety inspection business.

Employees

We currently employ 89 individuals. Of these 89 employees, seven are employed in administrative positions at our headquarters, including our Chief Executive Officer, Richard A. Parlontieri, and our Chief Financial Officer, Larry C. Cobb, while 82 are employed on-site at our testing locations. 88 of our employees are full-time, while one is employed on a part-time basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Disclaimer Regarding Forward Looking Statements

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We currently operate 36 vehicle emissions testing centers in three separate markets, greater Atlanta, Georgia, Houston, Texas, and Salt Lake City, Utah. In addition, we operate four mobile testing units in the greater Atlanta area. We do not provide automotive repair services at our centers because we believe that it inhibits our ability to provide timely customer service and creates a perception that our test results might be compromised.

We charge a fee for each test, whether it passes or not, and a portion of that fee is passed on to the state governing agency. In Georgia, the maximum fee that we can charge is $25, and a fee of $6.95 is paid to the State of Georgia. In Texas, the maximum fee that we can charge is $39.50, for both an emissions test and a safety inspection, and a fee varying between approximately $5.50 and $14.00 per certificate, depending on the type of test, is paid to the State of Texas. In Utah, we charge $55.00 for a combined emisisons and vehicle safety inspections test. Fees paid to the county range from $3.00 to $7.50 depending on the minimum tests conducted in a month.

We want to grow. We completed four acquisitions during 2004, which added nineteen testing centers and seven mobile units, and we have completed two acquisitions in 2005 which added 14 testing centers. We intend to close more acquisitions, and to open company-owned stations, throughout 2005 and 2006.

As a result of our growth plans, our biggest challenge will be managing our growth and integrating our acquisitions. We have tried to attract qualified personnel to assist us with this growth, while keeping our overhead expenses manageable. We have not operated at a profit, nor have we operated on a break-even cash flow basis. However, if we are successful in implementing our growth strategy, we believe that both of these financial goals are achievable in the next 12 months. Until that time, we will have to continue to fund our operations, and our acquisitions, with capital raised from selling our stock.

Year ended December 31, 2004 compared to the year ended December 31, 2003

Results of Operations

Introduction

Our operations reflect a significantly different company in 2004 versus 2003. At the beginning of 2003 we were a privately held company operating two emissions testing stations in Georgia and three stations in Texas. During 2003 we were acquired by a public company in a reverse acquisition, but our number of emissions testing stations remained at five as of December 31, 2003. During 2004 we made four acquisitions (adding 19 stations), opened two new stations and closed one existing station, increasing our emissions testing stations to twenty-five plus seven mobile units as of December 31, 2004. Of the net twenty stations added during 2004, only fourteen had a significant impact on revenues and expenses as six of the acquired stations were purchased on December 30, 2004. As a result, our revenues and operating expenses increased significantly in 2004 compared to 2003. Additionally, our acquisition and capital raising activities during 2004 added significant expenses associated with common stock issued at discounts from the trading values for our common stock.

Revenue and Loss from Operations

Our revenue, cost of emission certificates (our cost of goods sold), general and administrative expenses, and loss from operations for the year ended December 31, 2004 as compared to the year ended December 31, 2003 are as follows:

	Year Ended December 31, 2004	Year Ended December 31, 2003	Percentage Change

Revenue	$2,867,921	$612,948	368%
Cost of Emission Certificates	874,507	173,495	404%
General & Administrative Expenses	4,901,360	1,781,370	175%
Loss from Operations	(2,907,946)	(1,341,917)	117%

Our revenues increased 368% in 2004 because of the fourteen stations added through acquisition and new stations openings, while combined revenues from existing stations increased by approximately 3% when compared to 2003.

Our cost of emission certificates increased $701,012 during 2004 and was $874,507, or 30% of revenues, compared to $173,495 or 28% of revenues, during 2003. This increase was largely attributable to revenues at the seven stations acquired in the $20 Emissions acquisition providing emission testing services at a rate of $20 per test rather than the maximum $25 per test fee allowed in the state of Georgia and charged by the Company's other Georgia emission testing stations.

Our general and administrative expenses during 2004 were $4,901,360, an increase of $3,119,990, or 175% as compared to 2003. The 175% increase in general and administrative expenses from 2003 to 2004 compares favorably with the 368% increase in revenues during the same period and indicates that the significant fixed expenses associated with being a public company do not increase proportionally with increased revenues. As we grow through future acquisitions we expect revenues will continue to increase at a faster rate than do general and administrative expenses and these efficiencies will result in more profitable operations. The primary causes of the increased expenses were as follows:

Increased wages and rent expense associated with fourteen additional emissions testing stations	$969,700

Excess of purchase price over fair market value of assets purchased	559,514

Expense associated with common stock issued in conversion of promissory notes	489,812

Increased legal, accounting and consulting expenses due to acquisitions and public company issues	435,351

Increased depreciation and maintenance expense associated with fourteen additional emissions testing stations	189,628

$2,644,005

Interest Expense, Taxes, and Net Loss

Our interest expense, income tax benefit, and net loss for the year ended December 31, 2004 as compared to the year ended December 31, 2003 are as follows:

	Year Ended December 31, 2004	Year Ended December 31, 2003	Percentage Change

Interest Expense	$64,110	$137,276	(53)%
Net Loss	(2,972,056)	(1,479,193)	101%
Basic and Diluted Loss per Share	(0.14)	(0.16)	(13)%

Our interest expense during 2004 was $64,110, a $73,166, or 53% decrease compared to $137,276 for 2003. The decrease was due to reductions in the Company's outstanding debt; a total of $540,000 in promissory notes were converted to the Company's common stock during 2004 and $1,450,000 in convertible debentures was converted to the Company's common stock in December 2003.

During 2004, we had a net loss of $2,972,056 or $0.14 per weighted-average share. During 2003, we reported a net loss of $1,479,193 or $0.16 per weighted-average share. The $1,492,863 increase in net loss for 2004 was primarily due to the $2,644,005 in additional expenses as detailed above, partially offset by an increase of $1,554,207 in revenue less cost of emission certificates, due to the fourteen additional stations, for 2004 compared to 2003. The 101% increase in net loss from 2003 to 2004 compares favorably with the 368% increase in revenues during the same period and indicates that the significant fixed expenses associated with being a public company do not increase proportionally with increased revenues. As we grow through future acquisitions we expect revenues will continue to increase at a faster rate than associated expenses and these efficiencies will result in more profitable operations.

The following analysis compares the results of operations for the three and six month periods ended June 30, 2005 to the comparable periods ended June 30, 2004.

Results of Operations

Introduction

Our operations reflect a significantly different company as of June 30, 2005 versus June 30, 2004. As of June 30, 2004 we operated sixteen (16) emissions testing stations in Georgia and three (3) emissions testing stations in Texas. During December 2004 we made one (1) acquisition which resulted in the addition of six (6) emissions testing stations Texas and seven (7) mobile units in Georgia. During the six months ended June 30, 2005 we closed three (3) stations, acquired Mr. Sticker’s six (6) stations and consolidated mobile operations from seven (7) to four (4) units. These actions were taken to improve efficiencies and increase profitability. As a result, we operated a total of twenty-eight (28) stations and four (4) mobile units as of June 30, 2005. Therefore, our operating expenses and revenues during the three and six months ended June 30, 2005 were significantly greater than the three and six months ended June 30, 2004, primarily due to the six (6) Texas stations acquired in December 2004.

We did not complete the acquisition of Just, Inc. until September 8, 2005, and thus the financial results of those stores are not included herein.

Revenues and Loss from Operations

Our revenue, cost of emission certificates, general and administrative expenses, and loss from operations for the three months ended June 30, 2005 as compared to the three months ended June 30, 2004 and December 31, 2004 are as follows:

	3 Months Ended	3 Months Ended		3 Months Ended
	June 30, 2005	June 30, 2004	Percentage Change	December 31, 2004

Revenue	$1,255,586	$748,608	68%	$746,515
Cost of Emission Certificates	391,677	230,343	70%	225,075
General & Administrative Expenses	1,263,803	1,335,090	(5)%	946,765

Loss from Operations	$(399,894)	$(816,825)	(51)%	$(425,325)

Our revenues increased in the three months ended June 30, 2005 primarily because of the six stations we acquired via acquisition during December 2004, plus the single station acquired during June 2004. For the fourth quarter of 2004, our average per-station revenue was $39,000, compared to over $57,000 for the second quarter of 2005, an increase of over $18,000 per station. Contributing to the increase in revenues from fourth quarter 2004 to second quarter 2005 was the closing of two unprofitable stations during January 2005 and one unprofitable station during April 2005. Our cost of emission certificates increased in the three months ended June 30, 2005 as compared to the same period in 2004 primarily because of the six stations we acquired in December 2004 and the one station we acquired in June 2004.

Our general and administrative expenses during the three months ended June 30, 2005 were $1,263,803, a decrease of $71,287, or (5)% as compared to the three months ended June 30, 2004. The primary causes of the decreased general and administrative expenses were the following differences in expenses recorded between the three months ended June 30, 2004, and the three months ended June 30, 2005 which respectively increased or (decreased) expenses recorded in the three months ended June 30, 2005 when compared to the three months ended June 30, 2004:

General and administrative expenses associated with the six Texas stations purchased in December 2004	$307,000
Discount from market price on 1,100,000 common shares issued in debt conversion - expensed three months ended June 30, 2004	(231,000)
Decrease in consulting fees from 2004 to 2005	(129,000)
Decrease in legal and accounting fees from 2004 to 2005	(59,000)
$(112,000)

Our revenue, cost of emission certificates, general and administrative expenses, and loss from operations for the six months ended June 30, 2005 as compared to the six months ended June 30, 2004 and December 31, 2004 are as follows:

	6 Months Ended	6 Months Ended		6 Months Ended
	June 30, 2005	June 30, 2004	Percentage Change	December 31, 2004

Revenue	$2,533,876	$1,367,005	85%	$1,504,523
Cost of Emission Certificates	820,720	415,751	97%	458,756
General & Administrative Expenses	2,410,687	2,987,647	(19)%	1,917,620

Loss from Operations	$(697,531)	$(2,036,393)	(66)%	$(871,853)

Our revenues increased in the six months ended June 30, 2005 primarily because of the six stations we acquired via acquisition during December 2004, plus the single station acquired during June 2004. For the six months ended December 31, 2004, our average per-station revenue was $79,000, compared to over $115,000 for the six months ended June 30, 2005, an increase of over $36,000 per station. Contributing to the increase in revenues from the six months ended December 31, 2004 to the six months ended June 30, 2005 was the closing of two unprofitable stations during January 2005 and one unprofitable station during April 2005. Our cost of emission certificates increased in the six months ended June 30, 2005 as compared to the same period in 2004 primarily because of the six stations we acquired in December 2004 and the one station we acquired in June 2004.

Our general and administrative expenses during the six months ended June 30, 2005 were $2,410,687 a decrease of $576,960, or (19) % as compared to the six months ended June 30, 2004. The primary causes of the decreased general and administrative expenses were the following differences in expenses recorded between the six months ended June 30, 2004, and the six months ended June 30, 2005 which respectively increased or (decreased) expenses recorded in the six months ended June 30, 2005 when compared to the six months ended June 30, 2004:

General & administrative expenses associated with the six Texas stations purchased in December 2004	$577,000
Excess of purchase price over fair market value of assets purchased during the six months ended June 30, 2004	(560,000)
Discount from market price on 2,024,996 common shares issued in debt conversion - expensed six months ended June 30, 2004	(462,000)
Decrease in legal and accounting fees from 2004 to 2005	(144,000)
$(589,000)

Interest Expense and Net Loss

Our interest expense and net loss for the three months ended June 30, 2005 as compared to the three months ended June 30, 2004 is as follows:

	Three months ended June 30, 2005	Three months ended June 30, 2004	% Change

Interest Expense	$65,293	$16,908	286)%

Net Loss	(465,187)	(833,733)	(44)%
Preferred stock dividends on Series A convertible preferred stock (undeclared)	44,110	44,110	0%
Beneficial conversion feature on Series B convertible preferred stock	4,577,632		100%

Net loss after beneficial conversion feature	(5,086,929)	(877,843)	605%
Basic and Diluted Loss per Share	$(0.20)	$(0.04)	(400)%

Our interest expense during the three months ended June 30, 2005 was $ 65,293, a $48,385, or 286% increase compared to $16,908 for the three months ended June 30, 2004. The increase was due to interest costs associated with an increase of debt of approximately $1,861,000 from June 30, 2004 to June 30, 2005. Total debt, as of June 30, 2005 was approximately $2,244,000.

During the three months ended June 30, 2005, we had a net loss, before beneficial conversion feature, of $465,187. During the three months ended June 30, 2004, we reported a net loss of $833,733. The $368,546 decrease in net loss for the three months ended June 30, 2005 was primarily due to approximately $112,000 in net general and administrative cost decreases, as detailed above, less approximately $48,000 in increased interest expense, favorably offset by an increase of approximately $346,000 in revenue, less cost of emission certificates, for the three months ended June 30, 2005 compared to the three months ended June 30, 2004.

During the three months ended June 30, 2005, we recorded a charge to accumulated deficit of $4,577,632 as a result of a beneficial conversion feature associated with the 2,500,000 shares of Series B convertible preferred stock and 43,900,000 warrants issued in the June 30, 2005 capital raise (see Note 5). As a result of this beneficial conversion feature, our basic and diluted loss per share for the three months ended June 30, 2005 increased from $(0.04) to $(0.20).

Interest Expense and Net Loss

Our interest expense and net loss for the six months ended June 30, 2005 as compared to the six months ended June 30, 2004 is as follows:

	Six months ended June 30, 2005	Six months ended June 30, 2004	% Change

Interest Expense	$129,386	$35,839	261%

Net Loss	(826,917)	(2,072,232)	(60)%
Preferred stock dividends on Series A convertible preferred stock (undeclared)	88,220	77,672	14%
Beneficial conversion feature on Series B convertible preferred stock	4,577,632		100%

Net loss after beneficial conversion expense	(5,492,769)	(2,149,904)	160%

Basic and Diluted Loss per Share	$(0.22)	$(0.11)	(120)%

Our interest expense during the six months ended June 30, 2005 was $ 129,386, a $93,547, or 261% increase compared to $35,839 for the three months ended June 30, 2004. The increase was due to interest costs associated with an increase of debt of approximately $1,861,000 from June 30, 2004 to June 30, 2005. Total debt, as of June 30, 2005 was approximately $2,244,000.

During the six months ended June 30, 2005, we had a net loss before beneficial conversion feature, of $826,917. During the six months ended June 30, 2004, we reported a net loss of $2,072,232. The $1,245,315 decrease in net loss for the six months ended June 30, 2005 was primarily due to approximately $589,000 in net general and administrative cost decreases, as detailed above, less approximately $94,000 in increased interest expense, plus an increase of approximately $762,000 in revenue, less cost of emission certificates, for the six months ended June 30, 2005 compared to the six months ended June 30, 2004.

During the six months ended June 30, 2005, we recorded a charge to accumulated deficit of $4,577,632 as a result of a beneficial conversion feature associated with the 2,500,000 shares of Series B convertible preferred stock and 43,900,000 warrants issued in the June 30, 2005 capital raise (see Note 5). As a result of this beneficial conversion feature, our basic and diluted loss per share for the six months ended June 30, 2005 increased from $(0.11) to $(0.22).

Liquidity and Capital Resources

Introduction

During the six months ended June 30, 2005, we did not generate positive operating cash flows. With four acquisitions completed during 2004 and as we continue to implement our growth strategy, we anticipate an increase in our operating cash flow, but with the increased costs of expanding our operations, may not achieve positive operating cash flow during 2005. Therefore, during the six months ended June 30, 2005, we raised $350,000 from the issuance of a promissory note to the GCA Strategic Investment Fund Limited, to be used for working capital purposes and $6,420,000 from the issuance 2,500,000 of our Series B convertible preferred stock, to be used for acquisitions and working capital. To date, the Company has funded operations and acquisitions primarily through the issuance of equity securities to related parties. We anticipate raising additional capital during the third quarter of 2005 from the issuance of long-term debt, although the terms of a debt placement have not been determined.

Our cash, total current assets, total assets, total current liabilities, and total liabilities as of June 30, 2005 as compared to December 31, 2004 were:

	June 30,	December 31,
	2005	2004	Change

Cash	$87,777	$16,431	$71,346
Total current assets	272,455	88,355	184,100
Total assets	7,428,844	4,344,038	3,084,806
Total current liabilities	2,033,920	1,504,933	528,987
Total liabilities	3,246,352	2,837,235	409,117

Cash Requirements

For the six months ended June 30, 2005 our net cash used by operating activities was ($417,406), as compared to ($346,897) for the six months ended June 30, 2004. Negative operating cash flows during the six months ended June 30, 2005 were primarily created by a net loss from operations of $826,917 plus a decrease of $161,978 in accounts payable and accrued liabilities, partially reduced by non-cash stock related expenses of $273,207, depreciation of $169,231 and an increase in interest payable to related parties of $105,968. Because of our rapid growth, we do not have an opinion as to how indicative these results will be of future results.

For the six months ended June 30, 2004 our net cash used in operating activities was ($346,897). Negative operating cash flows during the six months ended June 30, 2004 were primarily created by a net loss from operations of $2,072,232, partially offset by non-cash stock related expenses of $1,307,158, an increase of 269,633 in accounts payable and accrued liabilities and depreciation and amortization of $113,690.

The following table shows net loss as a percentage of revenues decreasing from 152% in 2004 to 33% in 2005. This indicates that the significant fixed expenses associated with being a public company do not increase proportionally with increased revenues. As we grow through future acquisitions we expect revenues will continue to increase at a faster rate than associated expenses and these efficiencies will result in more profitable operations.

	Revenues	Net Loss	Percentage of Revenues

Six months ended June 30, 2005	$2,533,876	$(826,917)	33%
Six months ended June 30, 2004	1,367,005	(2,072,232)	152%

Sources and Uses of Cash

Net cash used by investing activities was $3,063,257 and $2,523,318, respectively, for the six months ended June 30, 2005 and 2004. The investing activities during the six months ended June 30, 2005 and June 30, 2004 involved primarily $3,100,000 and $2,376,015, respectively, used in the acquisition of businesses.

Net cash provided by financing activities was $3,552,409 and $2,933,105, respectively, for the six months ended June 30, 2005 and 2004. Net cash provided during the six months ended June 30, 2005 resulted primarily from $3,160,000 in net proceeds from the issuance of the Series B convertible preferred stock, $350,000 in promissory note proceeds from a related party and $90,000 in proceeds from the sale of a convertible debenture. Net cash provided during the six months ended June 30, 2004 resulted primarily from $2,234,000 in net proceeds from the issuance of Series A convertible preferred stock and an increase of $712,500 resulting from a private placement of the Company’s common stock and warrants.

On January 18, 2004, the combined principal amount of $225,000 and accrued interest amount of approximately $55,000 outstanding under one of our promissory notes were converted into 1,100,000 shares of our common stock at an exchange rate of $0.25 per common share.

On June 16, 2004, the combined principal amount of $315,000 and accrued interest amount of approximately $9,000 outstanding under a series of our promissory notes were converted into 924,996 shares of our common stock at an exchange rate of $0.35 per common share.

On June 17, 2005, the principal amount of $25,000 outstanding under a promissory note were converted into 125,001 shares of our common stock at an exchange rate of $0.20 per common share.

On June 30, 2005, the combined principal amount of $25,600 and accrued interest amount of approximately $1,000 outstanding under a series of our promissory notes were converted into 112,415 shares of our common stock at an exchange rate of $0.235 per common share.

We are not generating sufficient cash flow from operations to fund growth as we continue to acquire and open new emission testing stations. If we can successfully complete one or more acquisitions of profitable businesses, then we anticipate that we can operate at a profitable level. Until such time, however, and in order to complete the acquisitions, we will need to raise additional capital through the sale of our equity securities. If we are unsuccessful in raising the required capital, we may have to curtail operations.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with its Board of Directors, the Company has identified accounting policies related to valuation of its common stock and for assessing whether any value should be assigned to a warrant that it believes are key to an understanding of its financial statements. Additionally, the Company has identified accounting policies related to the valuation of goodwill, created as the result of business acquisitions, as a key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

DESCRIPTION OF PROPERTY

Corporate Office

We rent our general corporate offices located at 1134 Senoia Road, Suite B2, Tyrone, Georgia, which consists of 2,000 square feet of office space. The rent for our office space is $1,250 per month, including utilities, with a term that expires on February 1, 2007, with a 2-year renewal option. We believe that this space is adequate for our current needs.

Testing Facilities

We lease the land and buildings we use in connection with 36 of our existing emissions testing facilities, and we own one building and the associated land. In addition, we have one testing facility under construction. All of our facilities are believed to be in adequate condition for their intended purposes and adequately covered by insurance.

Site	City	State	Monthly Rent	Lease Expiration
Georgia Facilities
27 East Crogan Street	Lawrenceville	GA	Company owned	N/A
100 Peachtree Parkway	Peachtree City	GA	$1,705	May 2006
8405 Tara Boulevard	Jonesboro	GA	$1,500	January 2008
Highway 85*	Riverdale	GA	$2,250	January 2008
4853 Canton Road	Marietta	GA	$1,000	September 2008
2720 Sandy Plains Road	Marietta	GA	$3,031	March 2009
8437 Roswell Road	Atlanta	GA	$2,750	November 2007
9072 Highway 92	Woodstock	GA	$1,800	April 2007
2887 Canton Road	Marietta	GA	$2,500	July 2008
213 Riverstone Parkway	Canton	GA	$1,300	November 2007
731 Powder Springs Street	Marietta	GA	$2,700	month to month
1869 Cobb Parkway	Marietta	GA	$2,756	month to month
2625 S. Cobb Drive	Smyrna	GA	$2,800	March 2008
2909 N. Druid Hills	Decatur	GA	$1,500	month to month
5300 Roswell Road	Atlanta	GA	$1,800	January 2008
7000 North Point Pkwy	Alpharetta	GA	$1,500	August 2008

* Under construction

Texas Facilities
11831 Jones Road	Houston	TX	$2,500	month to month
7710 W. Bellfort	Houston	TX	$3,120	November 2009
1531 Gessner	Houston	TX	$3,000	August 2007
11125 Briar Forest	Houston	TX	$4,500	August 2007
4494 Highway 6	Houston	TX	$4,882	August 2007
108 Bellaire	Houston	TX	$4,500	November 2009
12340 Bissonnet	Houston	TX	$2,400	November 2009
15113 Welcome Lane	Houston	TX	$3,250	June 2008
2690 FM 1960	Houston	TX	$3,250	June 2008
12265 Veterans Memorial	Houston	TX	$1,400	April 2006
18115 Kuykendahl Road	Houston	TX	$3,338	June 2008
6005 FM 1960 West	Houston	TX	$3,200	June 2010
7120 Louetta Road	Houston	TX	$5,500	June 2013

Utah Facilities
7735 S. State Street	Midvale	UT	$2,150	June 2011
757 Washington Blvd.	Ogden	UT	$2,500	June 2009
8610 S. 700 E.	Sandy	UT	$3,543	September 2011
1706 S. 900 E.	Salt Lake City	UT	$2,485	July 2011
865 S. State Street	Salt Lake City	UT	$1,394	October 2005
1835 W. 9000 S.	West Jordan	UT	$3,770	May 2009
4098 S. Redwood Rd.	West Valley City	UT	$3,350	October 2011
5983 S. 900 E.	Murray	UT	$4,000	September 2006

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Subsidiary

On June 13, 2003, while we were still named SKTF Enterprises, Inc., we entered into an acquisition agreement with Speedemissions, Inc., a Georgia corporation now our wholly owned subsidiary, and its shareholders, which resulted in a change of the Company’s management, Board of Directors, and ownership. Mr. Parlontieri was an officer, director, and material shareholder of Speedemissions, Inc. Pursuant to the terms of the agreement, effective on June 16, 2003, the following occurred:

•
in exchange for 100% of the stock of Speedemissions, we issued 9,000,000 shares of our common stock to the Speedemissions shareholders, which after giving effect to the redemption of our stock from our previous officer and director described below, represented 90% of our outstanding stock. Mr. Parlontieri received 600,000 shares of our common stock, representing 6% of the outstanding stock, in this transaction;

•	5,044,750 shares of our common stock held by our sole officer and director prior to the effectiveness of the agreement, were redeemed by us, and he resigned as our officer;
•
our sole director prior to the effectiveness of the agreement tendered his resignation as our director, which was effective 10 days following the mailing of an Information Statement to our shareholders. His resignation was effective on June 27, 2003.

Financing Transactions with Shareholder

On May 2, 2002, our subsidiary entered into a securities purchase agreement (the 2002 agreement) with GCA Strategic Investment Fund Limited (“GCA Fund”), our majority shareholder, pursuant to which GCA Fund agreed to purchase certain convertible debentures from us. The 2002 agreement contemplated the purchase by GCA Fund, on or before May 2, 2004, of up to an aggregate principal amount of $1,200,000 of 7% convertible debentures at a price equal to 100% of the principal amount. On April 24, 2001, our subsidiary entered into a securities purchase agreement (the 2001 agreement) with GCA Fund, pursuant to which GCA Fund purchased a $250,000 7% convertible debenture from us at a price equal to 100% of the principal amount. On October 9, 2003, we assumed the debentures from our subsidiary. On December 18, 2003, GCA Fund elected to convert the outstanding principal amount of the debentures, plus accrued interest, for a total of $1,587,770, into 5,670,619 shares of our common stock at a conversion price of $.028 per share.

In 2001, our subsidiary issued two promissory notes to GCA Fund, one in the amount of $300,000, and the other in the amount of $225,000. Both notes bear interest quarterly at the rate of 10%. The $300,000 note was due in October 2004, after its due date was extended by GCA in writing, while the $225,000 note was due in October 2003. On October 9, 2003, we assumed the notes from our subsidiary. In January 2004, we agreed to convert the $225,000 note, plus accrued interest, into 1,100,000 shares of common stock.

On January 21, 2004, we completed a private placement of 2,500 shares of our Series A Convertible Preferred Stock and 2,500,000 common stock purchase warrants to GCA Fund, in exchange for gross proceeds to us of $2,500,000. Net proceeds to us after the payment of an advisors fee to Global Capital Advisors, LLC, the investment advisor to GCA Fund, was $2,234,000. The Preferred stock pays a dividend of seven percent (7%) per annum, and is convertible into 71,428,571 shares of common stock in the aggregate. The Warrants are exercisable for a period of five (5) years at an exercise price of $1.25 per share of common stock to be acquired upon exercise.

On January 26, 2005, we executed a promissory note in favor of GCA Strategic Investment Fund Limited in the principal amount of $350,000, and on that date we received funds in the same amount. Under the terms of the note, we are obligated to repay the entire principal amount, plus interest at the rate of 8% per year, on April 26, 2005. The obligation is secured by certain of our real property. We will use the funds for general working capital purposes. In connection with the transaction, we issued to GCA Strategic Investment Fund Limited warrants to acquire 100,000 shares of our common stock, exercisable for a period of five years at $0.357 per share. We also issued to Global Capital Advisors, LLC, the investment advisory to GCA Strategic Investment Fund Limited, warrants to acquire 100,000 shares of our common stock, exercisable for a period of five years at $0.357 per share.

Employment Agreements and Compensation of Officers and Directors

Our directors receive $250 for each meeting attended, including meetings of the committees, and are entitled to reimbursement for their travel expenses.

On June 13, 2003, our subsidiary entered into a consulting agreement with V2R, Inc., which is controlled by Bahram Yusefzadeh, who subsequent to June 13, 2003 became one of our directors. Under the terms of the agreement, our subsidiary agreed to pay to V2R, upon the successful closing of a merger or acquisition of our subsidiary with a publicly traded corporation, the sum of $225,000. Of this amount, $125,000 was to be paid in accordance with the terms of a promissory note. The principal balance of the note was due on December 31, 2003, but was extended pursuant to an amendment dated December 30, 2003 to the earlier to occur of (i) the closing of a round of equity or debt financing in excess of $1,500,000, (ii) 90 days after the effectiveness of a registration statement, or (iii) in three equal installments beginning March 1, 2004, May 1, 2004, and July 1, 2004. We are currently in default on this note.

On June 16, 2003, our subsidiary entered into a consulting agreement with V2R, LLC, which is controlled by Bahram Yusefzadeh, who subsequent to June 16, 2003 became one of our directors. On October 19, 2003 we assumed the obligations under this agreement. Under the terms of the agreement, we agreed to pay V2R $8,334 per month, effective June 1, 2003 for 36 months, of which $3,334 was deferred until after the closing of an initial round of financing. In addition, we agreed to pay to V2R a sales commission on any money raised as a result of their introductions. V2R, LLC was entitled to receive 130,000 warrants to acquire common stock at $0.01 per share, of which 25,000 vested immediately, 35,000 would vest if we raised $1.5 million in any offering, 35,000 more would vest if we raised $3.0 million in any offering, and a final 35,000 would vest if we raised $4.5 million in any offering. On January 1, 2004, we terminated this consulting agreement and entered into a new consulting agreement with V2R. Under the terms of the new consulting agreement, we agreed to pay V2R $8,334 per month, effective January 1, 2004, for 30 months, plus a success fee for any closed acquisitions arranged by the V2R. We also issued to V2R warrants to acquire 100,000 shares of common stock at $0.25 per share, of which one-half vest on January 1, 2005 and the other half vest on January 1, 2006. Effective on June 30, 2005, we terminated the new consulting agreement with V2R.

In October 2003, we issued 300,000 shares of common stock to the designees of V2R, LLC as a bonus for services rendered not in connection with any consulting agreement. The shares were never beneficially owned by V2R or Mr. Yusefzadeh.

Effective September 5, 2003, we entered into a separate indemnification agreement with each of our then-current directors. Under the terms of the indemnification agreements, we agreed to indemnify each director to the fullest extent permitted by law if the director was or is a party or threatened to be made a party to any action or lawsuit by reason of the fact that he is or was a director. The indemnification shall cover all expenses, penalties, fines and amounts paid in settlement, including attorneys’ fees. A director will not be indemnified for intentional misconduct for the primary purpose of his own personal benefit. On July 8, 2005, and August 23, 2005, respectively, we entered into identical agreements with our newly appointed directors, Mr. Sander and Mr. Childs.

Effective September 15, 2003, we entered into a three-year employment agreement with Richard A. Parlontieri, our President and Chief Executive Officer. This employment agreement was amended on December 19, 2003. Under the terms of the agreement, as amended, Mr. Parlontieri will receive a salary of $180,000 per year, plus an automobile and expense allowance, and will be eligible for quarterly bonuses as set forth in the agreement. In addition, Mr. Parlontieri was granted options to purchase up to 400,000 shares of our common stock at $0.25 per share. The agreement may be terminated by us for cause, in which case Mr. Parlontieri would not be entitled to severance compensation, or without cause, in which case Mr. Parlontieri would be entitled to the balance of his salary due under the agreement, plus other compensation earned through the date of termination.

The Compensation Committee of our Board of Directors originally agreed to issue to Mr. Parlontieri, pursuant to the terms of his employment agreement, options to purchase up to 400,000 shares of our common stock at an exercise price of $2.00 per share. The exercise price was determined based on conversations with our independent auditors about the deemed fair market value if we subsequently file a registration statement for a primary offering at $2.00 per share. However, after we withdrew the registration statement, and the proposed primary offering was cancelled, the Committee decided to reprice Mr. Parlontieri’s options at $0.25 per share, which was at or close to the fair market value of our common stock based on the closing bid price on the date of repricing, and within the parameters of our Speedemissions, Inc. 2001 Stock Option Plan.

On April 20 and November 17, 2004, we issued options to acquire 50,000 and 100,000 shares, respectively, of common stock under our 2001Stock Option Plan to William Klenk, our Chief Financial Officer. The options vested immediately and are exercisable at $0.515 and $0.30 per share, respectively, for a period of ten years. In addition, in March 2005, we issued options to Mr. Klenk to acquire 25,000 shares of common stock under the plan, exercisable at $0.25 per share for ten years. All of these options expired unexercised in May 2005.

On February 22, 2005, and again on April 11, 2005, we issued 250,000 shares of our common stock to Calabria Advisors, LLC, an entity controlled by Mr. Parlontieri, for services rendered.

On February 22, 2005, the Compensation Committee of our Board of Directors issued to Mr. Parlontieri warrants to acquire 250,000 shares of our common stock at $0.25 per share, the fair market value of our common stock based on the closing bid price on the date of grant.

On June 29, 2005 and August 26, 2005, we issued options to acquire 25,000 shares of our common stock under our 2001 Stock Option Plan to Erik Sander and Ernest A. Childs, respectively, our directors. The options vested immediately and are exercisable at $0.20 per share for a period of ten years.

Loans from Officers and Directors

Calabria Loans – 2003 and 2004

Between October 24, 2003 and January 30, 2004, Calabria Advisors, LLC, an entity controlled by Mr. Parlontieri loaned the Company a total of $315,000 pursuant to the terms of seven identical unsecured promissory notes. The notes were each due and payable as set forth below and carry interest at five percent annually:

Date	Principal Amount	Due Date
October 24, 2003	$40,000	April 21, 2004
October 30, 2003	$50,000	April 27, 2004
November 7, 2003	$100,000	May 5, 2004
December 26, 2003	$75,000	June 24, 2004
January 2, 2004	$25,000	June 30, 2004
January 4, 2004	$10,000	July 2, 2004
January 30, 2004	$15,000	July 28, 2004

On June 16, 2004, we converted all of the notes, plus accrued interest, into 924,996 shares of our common stock.

Calabria Loans – 2004

From September to December 2004, Calabria Advisors, LLC loaned the Company a total of $25,600 pursuant to the terms of three unsecured promissory notes, identical to the notes listed above. The notes remain outstanding and are due and payable as follows:

Date	Principal Amount	Due Date
September 29, 2004	$5,900	March 29, 2005
October 28, 2004	$9,900	April 28, 2005
December 17, 2004	$9,800	June 17, 2005

On June 25, 2005, we converted all of the notes, plus accrued interest, into 112,415 shares of our common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock became eligible for trading on the Over the Counter Bulletin Board on December 19, 2002 under the symbol “SKTE.” Beginning September 5, 2003, in connection with our name change to Speedemissions, Inc., our common stock was eligible for trading under the symbol “SPEM.” There have been a limited number of trades in our common stock.

The following table sets forth the high and low bid information for each quarter since we first became eligible for trading, as provided by the Nasdaq Stock Markets, Inc. The information reflects prices between dealers, and does not include retail markup, markdown, or commission, and may not represent actual transactions.

	High	Low
Fiscal year ended December 31, 2002:
Fourth Quarter	$0.00	$0.00

Fiscal year ended December 31, 2003:
First Quarter	$0.00	$0.00
Second Quarter	$0.00	$0.00
Third Quarter	$0.25	$0.00
Fourth Quarter	$0.60	$0.20

Fiscal year ended December 31, 2004:
First Quarter	$1.01	$0.30
Second Quarter	$0.60	$0.41
Third Quarter	$0.62	$0.45
Fourth Quarter	$0.50	$0.17

Fiscal year ended December 31, 2005:
First Quarter	$0.48	$0.20
Second Quarter	$0.30	$0.14
Third Quarter (through September 22, 2005)	$0.27	$0.065

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Holders

As of December 31, 2004 and September 29, 2005, there were 24,541,594 and 26,610,808 shares, respectively, of our common stock issued and outstanding and held by approximately 102 and 113 shareholders of record. As of December 31, 2004 and September 29, 2005, there were 2,500 and 2,502,500 shares, respectively, of our preferred stock issued and outstanding and held of record by one and two shareholders of record.

Dividends

We have not paid any dividends on our common stock and do not expect to do so in the foreseeable future. We intend to apply our earnings, if any, in expanding our operations and related activities. The payment of cash dividends on our common stock in the future will be at the discretion of the Board of Directors and will depend upon such factors as earnings levels, capital requirements, our financial condition and other factors deemed relevant by the Board of Directors.

Our Series A Convertible Preferred Stock pays a dividend of seven percent per year. The dividend can be paid in common stock or additional shares of preferred stock, in our discretion. We have not paid any dividends on the Series A Convertible Preferred Stock to date.

Our Series B Convertible Preferred Stock does not pay a dividend.

Securities Authorized for Issuance Under Equity Compensation Plans

On May 15, 2001, our directors and shareholders approved the SKTF, Inc. 2001 Stock Option Plan, effective June 1, 2001. At our annual shareholders meeting on August 27, 2003, our shareholders approved an amendment to the plan, changing its name to the Speedemissions, Inc. 2001 Stock Option Plan, and increasing the number of shares of our common stock available for issuance under the plan from 600,000 shares to 1,000,000 shares. The plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. As of September 29, 2005, we have issued options to acquire 966,750 shares of our common stock under the plan at prices ranging from $0.235 to $0.51 per share, and we have issued 50,000 shares of common stock under the plan.

As of December 31, 2004, the plan information is as follows:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	686,750	$0.30	263,250
Equity compensation plans not approved by security holders	1,525,000	$0.63	N/A
Total	2,211,750	$0.53	263,250

On July 8, 2005, our directors and shareholders approved the Speedemissions, Inc. 2005 Omnibus Stock Grant and Option Plan. There are 2,500,000 shares of our common stock available for issuance under the plan. On September 1 of each year, the number of shares in the Plan shall automatically be adjusted to an amount equal to ten percent (10%) of the outstanding stock of the Company on August 31 of the immediately preceding year. The plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. As of September 29, 2005, we have not issued any shares or options under the plan.

EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2004 and 2003. In addition, the table shows compensation for our current executive officers. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Richard A. Parlontieri	2004	180,000	-0-	7,200	-0-	900,000	-0-	-0-
Chmn, Pres, Secretary	2003	180,000	-0-	5,400	-0-	410,000	-0-	-0-

William Klenk (1)	2004	57,000	-0-	-0-	-0-	150,000	-0-	-0-
CFO, Secretary

Larry C. Cobb (2)	2005	-0-	-0-	48,415	-0-	-0-	-0-	-0-
CFO

(1) Mr. Klenk’s employment with us started in April, 2004 and ended in April, 2005.

(2) Mr. Cobb’s employment with us started in April, 2005. Prior to his employment with us, Mr. Cobb served as a consultant to us on certain financial matters. Compensation disclosed is for the time period from January 1, 2005 through June 30, 2005.

OPTION/SAR GRANTS IN LAST FISCAL YEAR (Individual Grants)

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Richard A. Parlontieri	450,000	36%	$0.75	2/18/09
	450,000	36%	$1.05	2/18/09
William Klenk	50,000	4%	$0.515	4/20/14
	100,000	8%	$0.30	11/17/14

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Unexercised Securities Underlying Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Option/SARs at FY-End ($) Exercisable/Unexercisable
Richard A. Parlontieri	N/A	N/A	N/A	N/A
William Klenk	N/A	N/A	N/A	N/A

Our Directors receive $250 for each meeting attended, including meetings of the committees. They are also entitled to reimbursement for their travel expenses. In addition, in December 2003, we issued to each of our Directors options to acquire 10,000 shares of our common stock at an exercise price of $0.25 per share, exercisable for a period of ten years, and in March 2005 we issued to Mr. Thompson and Mr. Yusefzadeh options to acquire 75,000 shares of our common stock at an exercise price of $0.25 per share, exercisable for a period of ten years.

Effective September 15, 2003, we entered into a three-year employment agreement with Richard A. Parlontieri, our President and Chief Executive Officer. This employment agreement was amended on December 19, 2003. Under the terms of the agreement, as amended, Mr. Parlontieri will receive a salary of $180,000 per year, plus an automobile and expense allowance, and will be eligible for quarterly bonuses as set forth in the agreement. In addition, Mr. Parlontieri was granted options to purchase up to 400,000 shares of our common stock at $0.25 per share. The agreement may be terminated by us for cause, in which case Mr. Parlontieri would not be entitled to severance compensation, or without cause, in which case Mr. Parlontieri would be entitled to the balance of his salary due under the agreement, plus other compensation earned through the date of termination.

The Compensation Committee of our Board of Directors originally agreed to issue to Mr. Parlontieri, pursuant to the terms of his employment agreement, options to purchase up to 400,000 shares of our common stock at an exercise price of $2.00 per share. The exercise price was determined based on conversations with our independent auditors about the deemed fair market value if we subsequently file a registration statement for a primary offering at $2.00 per share. However, after we withdrew the registration statement, and the proposed primary offering was cancelled, the Committee decided to reprice Mr. Parlontieri’s options at $0.25 per share, which was at or close to the fair market value of our common stock based on the closing bid price on the date of repricing, and within the parameters of our Speedemissions, Inc. 2001 Stock Option Plan.

On April 20 and November 17, 2004, we issued options to acquire 50,000 and 100,000 shares, respectively, of common stock under our 2001 Stock Option Plan to William Klenk, our then-Chief Financial Officer. The options vested immediately and are exercisable at $0.515 and $0.30 per share, respectively, for a period of ten years. In addition, in March 2005, we issued options to Mr. Klenk to acquire 25,000 shares of common stock under the plan, exercisable at $0.25 per share for ten years. All of these options expired unexercised in May 2005.

On March 15, 2005, the Compensation Committee of our Board of Directors issued to Mr. Parlontieri warrants to acquire 250,000 shares of our common stock at $0.25 per share, the fair market value of our common stock based on the closing bid price on the date of grant.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

2003 Change in Independent Auditors

We acquired Speedemissions, Inc., now our wholly owned subsidiary, in a transaction accounted for as a reverse acquisition, with Speedemissions viewed as the acquiring and surviving entity for accounting and management purposes, effective June 16, 2003. On August 25, 2003, Ramirez International, the independent accountant previously engaged since the Company’s inception as the principal accountant to audit our financial statements, was formally dismissed as our auditors. The decision to dismiss Ramirez International was made on or about August 18, 2003, and approved by our Board of Directors on August 25, 2003, after it was determined, in discussions with Ramirez International, that because Speedemissions was viewed as the surviving entity for accounting and management purposes, it would be most appropriate for Speedemissions’ existing independent accountants to serve in that capacity for us.

Following Ramirez International’s dismissal, effective as of August 25, 2003, we engaged Bennett Thrasher PC, who has been historically engaged as the principal accountant to audit the financial statements of Speedemissions, Inc., as the principal accountant to audit our financial statements.

Notwithstanding the decision to dismiss Ramirez International as the auditor for the Company, we originally intended to retain the services of Ramirez International for the limited purpose of conducting the required review of our unaudited financial statements for the period ended June 30, 2003; however, after the discussions with Ramirez International described above, wherein it was determined that because Ramirez had not audited Speedemissions’ historical financial statements, professional standards would not allow Ramirez to perform the review, we engaged Bennett Thrasher PC for this purpose as well. The engagement of Bennett Thrasher for this purpose was effective upon receipt of communications from Ramirez International on August 18, 2003, in accordance with GAAS.

The audit report of Ramirez International on the Company's financial statements as of December 31, 2002 and 2001, and for the year ended December 31, 2002 and the period from inception (March 27, 2001) to December 31, 2001 (the “Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles, except the reports were modified to include an explanatory paragraph wherein they expressed substantial doubt about our ability to continue as a going concern. During the Audit Period, and during the period up to the dismissal of Ramirez International and through the appointment of Bennett Thrasher PC as our new independent accountants, there were no disagreements with Ramirez International on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

We provided a copy of this disclosure to Ramirez International, and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by us and, if not, stating the respects in which they do not agree. They provided such a letter, disclosing that they agree with our statements.

2005 Change in Independent Auditors

On January 28, 2005, Bennett Thrasher PC, the independent accountants previously engaged as the principal accountants to audit our financial statements, resigned as our auditors because they have decided to no longer provide audit services to entities registered with the Securities and Exchange Commission.

Effective on February 2, 2005, we engaged Tauber & Balser, P.C., as our independent certified public accountants. The decision to change accountants was approved by our Board of Directors.

The audit report of Bennett Thrasher PC on our financial statements as of December 31, 2003 and for each of the two years in the period ended December 31, 2003 (the “Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except the reports were modified to include an explanatory paragraph wherein they expressed substantial doubt about our ability to continue as a going concern. During the Audit Period, and through January 28, 2005, there were no disagreements with Bennett Thrasher PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided a copy of this disclosure to Bennett Thrasher PC and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made herein, and, if not, stating the respects in which they do not agree. They provided such a letter, disclosing that they agree with our statements.

During the two most recent fiscal years, or any subsequent interim period prior to engaging Tauber & Balser, P.C., neither we nor anyone acting on our behalf consulted with Tauber & Balser, P.C. regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or (ii) the type of audit opinion that might be rendered on our financial statements where either written or oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with our former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for Speedemissions, Inc. by The Lebrecht Group, APLC. As of September 29, 2005, The Lebrecht Group is the owner of 832,530 shares of our common stock.

AVAILABLE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934. We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Copies of all or any part of the registration statement may be inspected without charge or obtained from the Public Reference Room of the Commission at Headquarters Office, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, upon the payment of the fees prescribed by the Commission. The registration statement is also available through the Commission’s web site at the following address: http://www.sec.gov.

EXPERTS

The financial statements of Speedemissions, Inc. (accounting and reporting successor to SKTF Enterprises, Inc.) as of December 31, 2004 and 2003 and for the years then ended appearing in this prospectus which is part of a registration statement have been so included in reliance on the report of Tauber & Balser, P.C., and Bennett Thrasher PC, respectively, independent auditors, given on the authority of such firm as experts in accounting and auditing.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Speedemissions, Inc.

We have audited the accompanying consolidated balance sheet of Speedemissions Inc. (the “Company”) as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Speedemissions, Inc. as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations, operating cash flow deficiencies and its limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Tauber & Balser, P. C.
Atlanta, Georgia
March 21, 2005

Independent Auditors’ Report

To the Board of Directors and Stockholders of
Speedemissions, Inc.

We have audited the accompanying consolidated balance sheets of Speedemissions, Inc. and subsidiary as of December 31, 2003 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Speedemissions, Inc. and subsidiary as of December 31, 2003 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, effective as of June 16, 2003, Speedemissions, Inc. entered into an acquisition agreement with SKTF Enterprises, Inc. pursuant to which Speedemissions, Inc. became a wholly owned subsidiary of SKTF Enterprises, Inc. For accounting purposes, Speedemissions, Inc. is viewed as the acquiring entity and has accounted for the transaction as a reverse acquisition.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, Speedemissions, Inc. is a start-up enterprise with limited operations and has not generated significant amounts of revenue. The Company incurred net losses in 2003 and 2002 and had a deficit in working capital and a deficit in stockholders’ equity at December 31, 2003. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Bennett Thrasher PC
Bennett Thrasher PC
Atlanta, Georgia
February 20, 2004

Speedemissions, Inc.
(Accounting and Reporting Successor to SKTF Enterprises, Inc. - see Note 1)

Consolidated Balance Sheet
December 31, 2004

Assets

Current assets:
Cash	$16,431
Other current assets	71,924
Total current assets	88,355

Property and equipment, at cost less accumulated
depreciation and amortization	1,201,289

Goodwill	2,991,040

Other assets	63,354

$4,344,038

Liabilities and Stockholders' Equity

Current liabilities:

Accounts payable and accrued liabilities	$800,220
Debt payable to related parties	540,934
Accrued interest on debt payable to related parties	113,178
Current portion of capitalized lease obligation	50,601

Total current liabilities	1,504,933

Long-term liabilities:

Debt payable to related parties less current portion	1,309,000
Capitalized lease obligation less current portion	23,302

Total long-term liabilities	1,332,302

Total liabilities	2,837,235

Commitments and contingencies

Stockholders' equity:
Series A convertible and cumulative preferred stock, $.001
par value, 5,000,000 shares authorized, 2,500 shares issued and outstanding	3
Common stock, $.001 par value, 100,000,000 shares
authorized, 24,541,594 shares
issued and outstanding	24,541
Additional paid-in capital	8,431,137
Deferred compensation	(66,139)
Accumulated deficit	(6,882,739)

Total stockholders' equity	1,506,803

$4,344,038

See accompanying notes to consolidated financial statements.

Speedemissions, Inc.
(Accounting and Reporting Successor to SKTF Enterprises, Inc. - see Note 1)

Consolidated Statements of Operations
For the Years Ended December 31, 2004 and 2003

	2004	2003

Revenue	$2,867,921	$612,948

Costs and expenses:
Cost of emissions certificates	874,507	173,495
General and administrative expenses	4,901,360	1,781,370

Loss from operations	(2,907,946)	(1,341,917)
Interest expense	64,110	137,276

Net loss	$(2,972,056)	$(1,479,193)

Basic and diluted net loss per share	$(0.14)	$(0.16)

Weighted average shares outstanding, basic and diluted	21,893,637	9,009,795

See accompanying notes to consolidated financial statements.

Speedemissions, Inc.
(Accounting and Reporting Successor to SKTF Enterprises, Inc. - see Note 1)

Consolidated Statements of Stockholders' Equity (Deficiency)
For the Years Ended December 31, 2004 and 2003

	Preferred Stock		Common Stock		Additional
	Shares	Amount	Shares	Amount	Paid-In Capital	Deferred Compensation	Accumulated Deficit	Total

Balance at December 31, 2002			7,142,857	$71,429	$1,432,692	$-	$(2,431,490)	$(927,369)

Recapitalization due to reverse acquisition			2,857,143	(61,429)	61,429		-	-

Stock issued for services			600,000	600	119,400		-	120,000

Conversion of debentures			5,670,619	5,671	1,579,740		-	1,585,411

Compensation due to stock option grant			-	-	5,360		-	5,360

Net loss			-	-	-		(1,479,193)	(1,479,193)

Balance at December 31, 2003	-	$-	16,270,619	$16,271	$3,198,621	$-	$(3,910,683)	$(695,791)

Common stock issued for cash			3,310,144	3,310	984,240		-	987,550

Common stock issued for services			1,124,517	1,124	500,669		-	501,793

Conversion of notes payable			2,024,996	2,025	1,091,973		-	1,093,998

Compensation due to stock option grant	-	-	-	-	14,588		-	14,588
Preferred stock issued for cash, net of expenses	2,500	3			2,233,999			2,234,002

Preferred stock dividend					(164,932)			(164,932)

Common stock issued for antidilution agreement			855,000	855	(855)			-

Common stock issued for business acquisition			956,318	956	572,834			573,790

Compensation due to stock issued						(66,139)		(66,139)

Net loss	-	-	-	-	-		(2,972,056)	(2,972,056)
Balance at December 31, 2004	2,500	$3	24,541,594	$24,541	$8,431,137	$(66,139)	$(6,882,739)	$1,506,803

See accompanying notes to consolidated financial statements.

Speedemissions, Inc.
(Accounting and Reporting Successor to SKTF Enterprises, Inc. - see Note 1)

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2004 and 2003

	2004	2003

Cash flows from operating activities:
Net loss	$(2,972,056)	$(1,479,193)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	251,103	207,476
Stock expense incurred in payment of promissory notes	489,812	-
Stock expense incurred in business acquisition	559,514	-
Acquisition fee	-	125,000
Stock issued for services	404,352	120,000
Changes in assets and liabilities, net of acquisitions:
Other current assets	(53,526)	(7,060)
Other assets	(52,029)	(5,225)
Accrued interest on long-term debt payable to related parties	(8,768)	136,815
Accounts payable and accrued liabilities	593,169	140,421

Net cash used in operating activities	(788,429)	(761,766)

Cash flows from investing activities:
Acquisition of businesses	(2,376,015)	-
Net purchases of property and equipment	(184,861)	(47,809)

Net cash used in investing activities	(2,560,876)	(47,809)

Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock
to related party, net of expenses	2,234,002	-
Proceeds from issuance of convertible debt to related party, net of expenses	-	417,000
Proceeds from issuance of common stock and warrants	987,550	-
Proceeds from promissory note payable to related party	231,600	265,000
Payments on promissory notes	(41,666)	-
Payments on capitalized leases	(54,981)	-

Net cash provided by financing activities	3,356,505	682,000

Net increase (decrease) in cash	7,200	(127,575)

Cash at beginning of year	9,231	136,806

Cash at end of year	$16,431	$9,231

Supplemental Information:

Cash paid during the year for interest	$14,043	$-

Cash paid during the year for income taxes	$-	$-

Non-cash Investing and Financing activities:
Equity securities issued in connection with the acquisition of	$573,790	$-
Twenty Dollar Emission, Inc.
Equity securities issued in conversion of debentures	$-	$1,585,411
Equity securities issued in payment of notes payable	$1,093,998	$-
Promissory notes issued in connection with the acquisition of SIT	$1,321,000	$-

See accompanying notes to consolidated financial statements.

Speedemissions, Inc.
(Accounting and Reporting Successor to SKTF Enterprises, Inc.)

Notes to Consolidated Financial Statements
December 31, 2004 and 2003

Note 1: Organization and Summary of Significant Accounting Policies

Emissions Testing, Inc. (Emissions Testing) was incorporated on May 5, 2000 under the laws of the state of Georgia for the primary business purpose of opening, acquiring, developing and operating vehicle emission testing stations. Effective as of March 19, 2002, Emissions Testing and Speedemissions, LLC merged and changed its name to Speedemissions, Inc. Effective as of June 16, 2003, Speedemissions, Inc. (Speedemissions or the Company) entered into an acquisition agreement with SKTF Enterprises, Inc. (SKTF). Pursuant to the acquisition agreement, SKTF acquired all of the outstanding common stock of Speedemissions in exchange for 9,000,000 shares of SKTF common stock, which were issued to the stockholders of Speedemissions. Accordingly, Speedemissions became a wholly owned subsidiary of SKTF.

SKTF was a development stage company that had not begun operations and had no revenues and a minimal amount of assets and liabilities. For accounting purposes, Speedemissions is viewed as the acquiring entity and has accounted for the transaction as a reverse acquisition. Accounting and reporting guidance indicates that the merger of a private operating company into a nonoperating public shell corporation with nominal net assets is in substance a capital transaction rather than a business combination. That is, the transaction is equivalent to the private company issuing common stock for the net monetary assets of the shell corporation, accompanied by a recapitalization.

The accumulated deficit of Speedemissions has been carried forward subsequent to the acquisition. Results of operations subsequent to the date of acquisition reflect the consolidated results of operations of Speedemissions and SKTF. Operations for periods prior to the acquisition reflect those of Speedemissions. Assets and liabilities of Speedemissions and SKTF have been consolidated at their historical cost carrying amounts at the date of acquisition.

Effective on September 5, 2003, SKTF Enterprises, Inc. changed its name to Speedemissions, Inc. For ease of reference, these notes and the accompanying consolidated financial statements continue to refer to “SKTF” and “Speedemissions” in the context of their legal names prior to the September 5, 2003 name change.

Consolidation

The accompanying consolidated financial statements include the accounts of Speedemissions and SKTF as discussed in Note 1. All significant intercompany accounts and transactions have been eliminated in consolidation.

Nature of Operations

Speedemissions is engaged in opening, acquiring, developing and operating vehicle emissions testing stations. The federal government and a number of state and local governments in the United States (and in certain foreign countries) mandate vehicle emissions testing as a method of improving air quality.

As of December 31, 2004 the Company operated, twenty-five (25) emissions testing stations and seven (7) mobile units in Georgia and Texas. As of December 31, 2003 the Company operated five (5) emissions testing stations, including two (2) stations in the metropolitan Atlanta, Georgia area and three (3) stations in the metropolitan Houston, Texas area. The Company does business under the trade name Speedemissions. At its emissions testing stations, the Company uses computerized emissions testing equipment that tests vehicles for compliance with emissions standards; in the emissions testing industry, such stations are known as decentralized facilities. The Company utilizes “basic” testing systems that test a motor vehicle’s emissions while in neutral and “enhanced” testing systems that test a vehicle’s emissions under simulated driving conditions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized as the testing services are performed. Under current state of Georgia law, the charge for an emission test is limited to $25.00 per vehicle, which is recorded by the Company as gross revenue. The cost of emissions certificates due to the state of Georgia is approximately $6.95 per certificate and is shown separately in the accompanying consolidated statements of operations. Under current state of Texas law, the charge for an emission test is generally limited to $39.50 per vehicle, which is recorded by the Company as gross revenue. The cost of emissions certificates due to the state of Texas varies between approximately $5.50 and $14.00 per certificate depending on the type of test and is shown separately in the accompanying consolidated statements of operations. In some cases, in response to competitive situations, the Company has charged less than the statutory maximum revenue charges allowed.

The Company normally requires that the customer’s payment be made with cash, check or credit card; accordingly, the Company does not have significant levels of accounts receivable.

Under current Georgia and Texas laws, if a vehicle fails an emissions test, it may be retested at no additional charge during a specified period after the initial test, as long as the subsequent test is performed at the same facility. At the time of initial testing, the Company provides an allowance for potential retest costs, based on prior retest experience and information furnished by the states of Georgia and Texas, which is comprised mainly of the labor cost associated with performing a retest. When a retest is performed, the incremental cost of performing a retest is applied against the retest allowance. At December 31, 2004 and 2003, the allowance for retest costs was not material.

Property and Equipment

Property and equipment are recorded at cost and depreciated on a straight-line basis over the estimated useful lives, as follows: building, fifteen years; emission testing equipment, five years; and furniture, fixtures and office equipment, five years.

Leasehold improvements are amortized using the straight-line method over the lesser of the remaining lease terms or the estimated useful lives of the improvements.

Repair and maintenance costs are charged to expense as incurred. Gains or losses on disposals are reflected in operations.

Impairment of Long-Lived Assets

The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When indicators of impairment are present, the Company evaluates the carrying amount of such assets in relation to the operating performance and future estimated undiscounted net cash flows expected to be generated by the assets or underlying businesses. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The assessment of the recoverability of assets will be impacted if estimated future operating cash flows are not achieved. In the opinion of management, property and equipment was not impaired as of December 31, 2004 or 2003.

Goodwill

The Company has adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142), which prescribes the accounting for all purchased goodwill. In accordance with SFAS 142, goodwill is not amortized but tested for impairment annually and also whenever an impairment indicator arises.

Goodwill is tested for impairment using a two-step process that begins with an estimation of the fair value of the specific reporting unit of the Company, as defined, to which the goodwill is attributable and a comparison of such fair value to the carrying amount of the reporting unit, including goodwill. If the carrying amount exceeds fair value, the second step is performed to measure the amount of the impairment loss, which equals the amount by which the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill (the implied fair value of goodwill represents the excess of the fair value of a reporting unit over the amounts assigned to its assets and liabilities as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the price paid to acquire the reporting unit). In the opinion of management, goodwill was not impaired as of December 31, 2004 and 2003.

Income Taxes

Deferred income taxes are provided principally for the tax effect of net operating loss carryforwards.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense totaled $27,551 in 2004 and $11,584 in 2003.

Fair Value of Financial Instruments

The carrying amounts of cash approximate fair value because of the short-term nature of these accounts. Management does not believe it is practicable to estimate the fair value of its liability financial instruments because of the Company's financial position.

Accounting for Business Combinations

Statement of Financial Accounting Standards No 141, Business Combinations (SFAS 141), prescribes the accounting for all business combinations by, among other things, requiring the use of the purchase method of accounting. SFAS 141 was effective for the Company for business combinations consummated after June 30, 2001.

Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss for the period by the weighted-average number of common shares outstanding for the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and potential common shares outstanding during the period, if the effect of the potential common shares is dilutive. As a result of the Company’s net losses, all potentially dilutive securities would be antidilutive and are excluded from the computation of diluted loss per share.

Cash

At times, cash balances may exceed federally insured amounts. The Company believes it mitigates risks by depositing cash with major financial institutions.

Accounting for Stock-Based Compensation

The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations in accounting for stock options. The Company has adopted only the disclosure provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), as amended by statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, in accounting for stock options and does not recognize compensation expense under the fair value provisions of SFAS 123. Beginning with the first reporting period that begins after December 31, 2005, we will no longer be allowed to use the intrinsic value recognition method and instead will recognize the cost of employee services received in exchange for equity securities based on the grant date fair value of the awards.

The Company applies APB Opinion 25 and related interpretations in accounting for its stock options. Stock-based employee compensation cost has been reflected in net loss in the accompanying consolidated statements of operations, for the 400,000 options classified as variable stock options granted that had an exercise price less than the market value of the underlying common stock on the date of grant (see Note 7). At the end of each calendar quarter, the Company determines a value for the financial effect of the variable stock options. The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

	2004	2003

Net loss, as reported	$(2,972,056)	$(1,479,193)
Deduct: Total stock-based employee compensation expense
determined under the fair value method for all awards, net of
related tax effects	144,905	1,507
Pro forma net loss	$(3,116,961)	$(1,480,700)

Loss per share:
Basic and diluted, as reported	$(0.14)	$(0.16)
Basic and diluted, pro forma	$(0.14)	$(0.16)

The fair value of stock options issued during 2004 and 2003 has been determined using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rates of 3.00%; expected lives of 3 years; expected volatility of 45.00%; and no dividend yield.

Recently Issued Accounting Standards

Recent pronouncements that potentially affect these or future financial statements include:

FASB Statement No. 123R - Share Based Payment On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation.  Statement 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows.  The approach to accounting for share-based payments in Statement 123(R) is similar to the approach described in Statement 123.  However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and no longer allows pro forma disclosure as an alternative to financial statement recognition.  The Company will be required to adopt Statement 123(R) at the beginning of its quarter ending March 31, 2006.

Note 2: Going Concern

The Company is a start-up enterprise with limited operations and has not generated significant amounts of revenue. The Company incurred net losses and operating cash flow deficiencies in 2004 and 2003 and had a deficit in working capital of $1,416,578 (including $540,934 in current portion of long-term debt payable to related parties) at December 31, 2004. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The future success of the Company is contingent upon, among other things, the ability to: achieve and maintain satisfactory levels of profitable operations; obtain and maintain adequate levels of debt and/or equity financing; and provide sufficient cash from operations to meet current and future obligations. The Company is actively seeking new sources of financing, however there is no guarantee that the Company will be successful in obtaining the financing required to fund its capital needs.

The Company has prepared financial forecasts which indicate that, based on its current business plans and strategies, it anticipates that it will achieve profitable operations and generate positive cash flows in the next few years. However, the ultimate ability of the Company to achieve these forecasts and to meet the objectives discussed in the preceding paragraph cannot be determined at this time. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 3: Property and Equipment

Property and equipment at December 31, 2004 was as follows:

Land	$240,000
Building	10,000
Emission testing equipment	928,563
Furniture, fixtures and office equipment	30,764
Vehicles	10,548
Leasehold improvements	448,586
1,668,461
Less accumulated depreciation and amortization	467,172
$1,201,289

Depreciation and amortization expense associated with property and equipment totaled $251,103 in 2004 and $95,963 in 2003.

At December 31, 2004, approximately $86,000 of emission testing equipment represented equipment held for use in future emission testing stations.

Note 4: Long-Term Debt Payable to Related Parties

Long-term debt payable to related parties at December 31, 2004 was as follows:

GCA Fund 10% note (a)	$300,000
V2R 10% note (b)	83,334
Calabria 5% note (c)	25,600
State Inspections of Texas 12.5% note (d)	120,000
State inspections of Texas non-interest bearing note (e)	36,000
State Inspections of Texas 12.5% note (f)	1,285,000
1,849,934
Less current portion	540,934
$1,309,000

(a) The $300,000 promissory note payable had an original maturity date of August 2, 2003 but was not repaid on that date. Effective as of September 2, 2003, the Company and GCA Fund agreed to extend the maturity date to April 24, 2004. Effective as of May 5, 2004, the Company and GCA Fund agreed to extend the maturity date to October 24, 2004. Effective as of October 15, 2004, the Company and GCA Fund agreed to extend the maturity date to October 24, 2005. At December 31, 2004, the Company had made no interest payments to GCA Fund and thus was not in compliance with the applicable interest payment provisions of the promissory note payable agreements; however, the Company obtained a waiver from GCA Fund regarding such noncompliance.

The $300,000 promissory note payable is mandatorily redeemable, at the option of GCA Fund, under certain circumstances as outlined in the note payable agreement, including but not limited to a change in control, as defined. The promissory note payable agreement contains certain financial and nonfinancial covenants to which the Company must adhere.

(b) On June 13, 2003, the Company entered into a consulting agreement with V2R, Inc., which is controlled by Bahram Yusefzadeh, who subsequent to June 13, 2003 became one of our directors. Under the terms of the agreement, our subsidiary agreed to pay to V2R, upon the successful closing of a merger or acquisition of our subsidiary with a publicly traded corporation, the sum of $225,000. Of this amount, $125,000 was to be paid in accordance with the terms of a promissory note. The principal balance of the note was due on December 31, 2003, but was extended pursuant to an amendment dated December 30, 2003 to the earlier to occur of (i) the closing of a round of equity or debt financing in excess of $1,500,000, (ii) 90 days after the effectiveness of a registration statement, or (iii) in three equal installments beginning March 1, 2004, May 1, 2004, and July 1, 2004. The entire principal and interest became due on January 21, 2004 when we closed a round of equity financing in excess of $1,500,000; however, as of the date hereof we have only made one payment of $41,666, leaving an unpaid balance of principal and interest of approximately $92,400 as of December 31, 2004.

(c) The president and chief executive officer of the Company had advanced the Company $25,600 as of December 31, 2004, on several unsecured promissory notes. Principal and interest on the notes are due and payable in 180 days, from their respective date of issuance, and carry interest at 5%.

(d) On November 15, 2004, State Inspections of Texas, Inc. ("SIT") advanced the Company $120,000 on a secured promissory note. The note is due and payable in 180 days, from the date of issuance, and carries interest at 12.5%. The note is secured by certain real property of the Company.

(e) On December 1, 2004, SIT sold the Company certain assets for $36,000 on an unsecured promissory note. The note is due and payable in 36 equal monthly installments, starting January 2005 and ending December 2008 and carries no interest.

(f) On December 30, 2004, SIT sold the Company certain assets for $1,285,000 on a secured promissory note. Payment terms of the note are; interest only (12.5% annually) payable monthly from February 2005 through January 2006, monthly principal and interest payments of $43,000 from February 2006 through June 2008 and a final payment of approximately $291,000 in July 2008. The note is secured by the assets sold to the Company by SIT under the terms of this promissory note.

Future minimum debt payments required were as follows at December 31, 2004:

2005	$540,934
2006	353,897
2007	432,726
2008	522,377
2009 and later	-
$1,849,934

Note 5: Income Taxes

As of December 31, 2004, the Company had net operating loss (NOL) carryforwards of approximately $6,046,000 that may be used to offset future taxable income. If not utilized, the NOL carryforwards will expire at various dates through 2024.

Differences between the income tax benefit reported in the statements of operations for 2004 and 2003 and the amount determined by applying the statutory federal income tax rate (34%) to the loss before income taxes were as follows:

	2004	2003

Statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal deduction	(4.0)	(4.0)
Valuation allowance	38.0	38.0
	-%	-%

Noncurrent deferred income tax assets at December 31, 2004 and 2003 consisted of the following:

	2004	2003

Net operating loss carryforwards	$2,298,000	$1,213,000
Less valuation allowance	(2,298,000)	(1,213,000)
Net deferred tax asset	$-	$-

A valuation allowance was established for the tax benefit of the NOL carryforwards for which realization was not considered more likely than not. At December 31, 2004 and 2003, the valuation allowance was adjusted such that no net deferred tax assets were recognized. The valuation allowance totaled $2,298,000 at December 31, 2004.

Note 6: Leasing Activities

Operating Leases

The Company leases office space and land and buildings for certain of its emission testing stations. The leases generally require that the Company pay taxes, maintenance and insurance. The leases for the emission testing stations are renewable, at the option of the Company, for specified periods. Management expects that, in the normal course of business, leases that expire will be renewed or replaced by other leases. Certain of the leases have been personally guaranteed by the president of the Company.

Certain of the above leases contain scheduled base rent increases over the terms of the leases. The total amount of base rent payments is charged to expense on a straight-line basis over the lease terms. At December 31, 2004 and 2003, the excess of rent expense over cash payments was approximately $40,000 and $13,000, respectively. Such amount is included in accounts payable and accrued liabilities in the accompanying 2004 consolidated balance sheet.

Future minimum rental payments required under the noncancelable operating leases were as follows at December 31, 2004:

2005	$857,174
2006	562,396
2007	434,419
2008	334,978
2009 and later	993,324
$3,182,291

Rent expense under all operating leases totaled $534,032 in 2004 and $167,457 in 2003.

Note 7: Equity Transactions

Preferred Stock

On January 21, 2004, the Company completed a private placement of 2,500 shares of its Series A Convertible Preferred Stock (the Preferred Stock) and 2,500,000 common stock purchase warrants (the Warrants) to GCA Strategic Investment Fund Limited, an existing affiliate shareholder of the Company, in exchange for gross proceeds to the Company of $2,500,000. Net proceeds to the Company after the payment of an advisors fee and offering expenses was $2,234,000.

The Preferred Stock accrues a dividend of 7% per annum, and each share of Preferred Stock is convertible into 1,000 shares of the Company’s common stock, or 2,500,000 shares of common stock in the aggregate. The Warrants are exercisable for a period of five years at an exercise price of $1.25 per share of common stock to be acquired upon exercise. In the event of a liquidation, dissolution or winding up of the Company preferred stockholders are entitled to be paid prior to any preference of any other payment or distribution.

Common Stock

Effective as of June 16, 2003, the closing date of the reverse acquisition (see Note 1), SKTF redeemed 5,044,750 shares at a cost of approximately $500 and issued 9,000,000 shares of common stock to the stockholders of Speedemissions (see Note 1).

On December 18, 2003, the combined principal amount of $1,450,000 and accrued interest amount of approximately $135,000 outstanding under convertible debenture agreements, with a related party, were converted into 5,670,619 shares of the Company's common stock at an exchange rate of $0.28 per common share.

In 2004 and 2003, the Company issued 1,124,517 and 600,000 shares of its common stock, respectively, for general and administrative expenses, which consisted principally of legal and consulting services. The Company recognized expense of $404,352 and $120,000 in 2004 and 2003, respectively. (see note 8).

On January 18, 2004, the Company and GCA Fund agreed to convert the principal amount of a $225,000 promissory note) and accrued interest amount of approximately $55,000 outstanding into 1,100,000 shares of the Company’s common stock at an exchange rate of $0.25 per common share. As a result of the conversion, the Company recorded an expense of approximately $231,000 during the quarter ended March 31, 2004. The expense was recorded as a result of the difference between the $0.25 per share conversion price and the closing bid price for the Company’s common stock on the date of the conversion agreement.

During the quarter ended March 31, 2004, the Company sold to qualified investors 855,000 security units. Each security unit consisted of two shares of the Company’s common stock and a warrant to purchase a share of the Company’s common stock at the closing bid price for the Company’s common stock on the subscription date. The Company received $.50 for each unit subscribed. The Company received subscriptions for 855,000 units, which represents $427,500 in proceeds to the Company, less consulting fees of approximately $21,000. Upon completion of these subscriptions the Company issued a total of 1,710,000 shares of its common stock and 855,000 warrants.

As of March 31, 2004, the president and chief executive officer of the Company had advanced the Company $315,000 on several unsecured promissory notes. The notes were due and payable in 180 days, from their respective date of issuance, and carried interest at 5%. On June 16, 2004, the Company and its president and chief executive officer agreed to convert the principal amount of the $315,000 promissory note and accrued interest amount of approximately $8,700 outstanding into 924,996 shares of the Company’s common stock representing an exchange rate of $0.35 per common share. As a result of the conversion, the Company recorded an expense of approximately $259,000 during the quarter ended June 30, 2004. The expense was recorded as a result of the difference between the $0.35 per share conversion price and the closing bid price for the Company’s common stock on the date of the conversion agreement.

During the quarter ended June 30, 2004, the Company sold to qualified investors 814,286 security units. Each security unit consisted of one share of the Company’s common stock and a warrant to purchase a share of the Company’s common stock at $.75 per warrant for every two common shares purchased. The Company received $.35 for each common share sold, which represents $285,000 in proceeds to the Company during the quarter ended June 30, 2004. Upon completion of these subscriptions the Company issued a total of 814,286 shares of its common stock and 407,143 warrants.

On August 24, 2004, the Company issued 855,000 shares of common stock, restricted in accordance with Rule 14, to thirteen (13) existing accredited investors in a private placement exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as consideration under anti-dilution provisions of their securities purchase agreements.

During the quarter ended September 30, 2004, the Company sold to qualified investors 785,858 security units. Each security unit consisted of one share of the Company’s common stock and a warrant to purchase a share of the Company’s common stock at $.75 per warrant for every two common shares purchased. The Company received $.35 for each common share sold, which represents approximately $275,000 in proceeds to the Company during the quarter ended September 30, 2004. Upon completion of these subscriptions the Company issued a total of 785,858 shares of its common stock and 392,929 warrants.

Speedemissions had reserved 10,000,000 shares of common stock for issuance to GCA Fund upon conversion of the convertible debentures issued to GCA Fund pursuant to the 2002 agreement (see Note 4). Effective with the June 16, 2003 reverse acquisition with SKTF, this conversion obligation was assumed by SKTF and accordingly 5,670,619 of SKTF common stock was issued in the December 18, 2003 debenture conversion.

Stock Option Plan and Warrants

SKTF’s board of directors and stockholders approved a stock option plan, effective June 1, 2001, pursuant to which 1,000,000 shares of common stock have been reserved for issuance under the plan.

On October 2, 2003 the Company issued options to purchase up to 400,000 shares of common stock at an exercise price of $2.00 per share. No stock-based employee compensation cost was recorded related to these options as the options granted had an exercise price greater than the market value of the underlying common stock on the date of grant.

On December 19, 2003, the 400,000 options granted on October 2, 2003, were cancelled and immediately re-issued with an exercise price of $.25 per share and an expiration date of December 18, 2013. Of the 400,000 options, 100,000 vested immediately with the remaining options vesting in three equal increments on October 1, 2004, 2005 and 2006, respectively. The 400,000 options granted on December 19, 2003 have been reclassified as variable stock options since they had an exercise price less than the market value of the underlying common stock on the date of grant. The Company recorded $14,589 and $5,360 in compensation expense, respectively, during 2004 and 2003.

On December 19, 2003, the Company granted 30,000 options to its directors for services provided with an exercise price of $.25 per share and an expiration date of December 18, 2013. All of the 30,000 options vested immediately. No stock-based employee compensation cost has been recorded in the accompanying 2003 consolidated statement of operations related to these options as the options granted had an exercise price equal to the fair value of the underlying common stock on the date of grant.

On January 5, 2004, the Company granted 55,000 stock options to three of its employees. All of the options carried an exercise price of $.40, vested as of the date of the grant and expire January 4, 2014. No stock-based employee compensation cost has been recorded in the accompanying consolidated statements of operations related to these options as the options granted had an exercise price greater than the fair value of the underlying common stock on the date of grant.

On April 20, 2004, the Company granted 75,000 stock options to two of its employees. All of the options carried an exercise price of $.515, vested as of the date of the grant and expire April 19, 2014. No stock-based employee compensation cost has been recorded in the accompanying consolidated statements of operations related to these options as the options granted had an exercise price equal to the fair value of the underlying common stock on the date of grant.

On November 17, 2004, the Company granted 126,750 stock options to five of its employees. All of the options carried an exercise price of $.30, vested as of the date of the grant and expire November 17, 2014. No stock-based employee compensation cost has been recorded in the accompanying consolidated statements of operations related to these options as the options granted had an exercise price equal to the fair value of the underlying common stock on the date of grant.

As of December 31, 2004, options to purchase a total of 686,750 shares had been granted under this plan and options to purchase 486,750 shares were exercisable. The weighted-average remaining contractual life in years was 9.18 at December 31, 2004.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2003 and 2004:

	2003	2004

Risk free interest rate	3.00%	3.00%
Expected life	3 years	3 years
Expected volatility	45%	45%
Expected dividend yield	---	---

The following table sets forth the options granted under the Speedemissions Stock Option Plan as of December 31, 2004:

	2003		2004
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price

Outstanding at beginning of year	0	$0.00	430,000	$0.25
Granted	830,000	1.09	256,750	0.38
Cancelled	(400,000)	2.00	(-)	0.00
ExExercised	—	—	(-)	0.00
Outstanding at end of year	430,000	$0.25	686,750	$0.30
Options exerciseable at end of year	130,000	0.25	486,750	$0.32

The following table summarizes information about stock options outstanding at December 31, 2004:

Options Outstanding
Options Outstanding	Weighted Average Remaining Life	Exercise Price

430,000	8.97 years	$0.25
55,000	9.02 years	0.40
75,000	9.30 years	0.52
126,750	9.88 years	0.30
686,750

The following table summarizes information about stock warrants issued in 2003 and 2004, also the amount outstanding at December 31, 2004:

Warrants Outstanding			Warrants Exercisable
Warrants Outstanding	Weighted Average Remaining Life	Exercise Price	Warrants Exercisable	Exercise Price

25,000	3.46 years	$0.01	25,000	$0.01
275,000	5.08 years	$0.25	275,000	$0.25
1,905,073	3.60 years	$0.75	1,905,073	$0.75
450,000	4.14 years	$1.05	450,000	$1.05
2,500,000	4.06 years	$1.25	2,500,000	$1.25
5,155,073			5,155,073

Additional Warrants

As discussed in Note 1, in connection with the acquisition of Speedemissions by SKTF, Speedemissions issued a warrant to V2R. The warrant entitles V2R to purchase 130,000 shares of Speedemissions common stock at an exercise price of $.01 per share. At December 31, 2004, the warrant is exerciseable.

On February 18, 2004, in accordance with authorization by the board of directors on January 21, 2004, the Company issued 900,000 warrants to purchase shares of the Company’s common stock to its president. Each warrant entitles the president to purchase one share of common stock. The exercise price for 450,000 of the warrants is $0.75, with the remaining 450,000 having an exercise price of $1.05. Each of the two separately priced warrant issues expire on February 17, 2009 and each vest 150,000 warrants as immediately exercisable with the remaining 300,000 vesting in two equal parts of 150,000 warrants on January 1, 2005 and January 1, 2006. The Company did not assign a value to the warrants upon issuance as the value was deemed immaterial.

Note 8: Consulting Agreements

In connection with the acquisition of Speedemissions by SKTF, Speedemissions entered into a consulting agreement with V2R. Effective January 1, 2004, the consulting agreement was cancelled and replaced, by mutual agreement of the Company and V2R, with a new agreement. The new agreement continues for 30 months at a consulting fee of $8,334 per month. The new agreement grants V2R warrants to purchase 100,000 shares of the Company's common stock at $0.25 per share. The warrants vest in two increments of 50,000 on January 1, 2005 and 2006, respectively. Additionally, V2R can earn success fees calculated using the Lehman Formula, as defined, for merger and acquisition and strategic alliance or partnership agreements arranged by the entity. During the years ended December 31, 2004 and 2003, the Company paid a total of approximately $29,900 and $70,100, respectively, under the consulting agreement.

Pursuant to the consulting agreement, Speedemissions agreed to pay V2R a consulting fee of $8,334 per month, effective June 1, 2003. Additionally, Speedemissions agreed to pay the entity a transaction fee generally equal to 5% of the gross transaction amount of an equity transaction, as defined in the agreement. The agreement has a thirty-six month term, which term relies on the ability of Speedemissions to raise additional capital, and will automatically renew for successive twelve-month periods unless terminated by either party. If Speedemissions terminates the agreement, it will nevertheless be subject to a minimum consulting fee of $150,000. During the year ended December 31, 2003, the Company paid a total of approximately $44,000 under the consulting agreement.

Effective December 1, 2003, the Company entered into an agreement with a public relations firm to issue stock in exchange for consulting services to be rendered by the public relations firm during the period from December 1, 2003 to May 31, 2004. During 2003, the Company recognized $18,750 in general and administrative expenses related to this agreement. On January 7, 2004, March 9, 2004 and May 7, 2004, the Company issued a total of 450,000 shares of its common stock under the terms of its consulting agreement with a public relations firm. During the year ended December 31, 2004, the Company recognized approximately $218,000 in general and administrative expenses related to this agreement.

Effective January 1, 2004, the Company entered into an agreement with a financial consulting firm to issue stock in exchange for consulting services to be rendered by the financial consulting firm during the period from January 1, 2004 to June 30, 2004. The Company issued, on May 24 and August 24, 2004, a total of 180,000 shares of its common stock, under the terms of this agreement. During the year ended December 31, 2004, the Company recognized $93,400 in general and administrative expenses related to this agreement.

On October 8, 2004, the Company issued a total of 90,000 shares of its common stock, to a financial consulting firm in exchange for consulting services rendered. During the year ended December 31, 2004, the Company recognized $37,800 in general and administrative expenses related to these services.

Effective November 5, 2004, the Company entered into an agreement with an equity research services firm to issue stock in exchange for consulting services to be rendered by the equity research services firm. The Company issued, on November 5, 2004, a total of 312,500 shares of its common stock, under the terms of this agreement. During the year ended December 31, 2004, the Company recognized approximately $12,000 in general and administrative expenses related to this agreement.

Note 9: Related Party Transactions

The Company has a $300,000 promissory note payable to the GCA Fund, which had an original maturity date of August 2, 2003 but was not repaid on that date. Effective as of September 2, 2003, the Company and GCA Fund agreed to extend the maturity date to April 24, 2004. Effective as of May 5, 2004, the Company and GCA Fund agreed to extend the maturity date to October 24, 2004. Effective as of October 15, 2004, the Company and GCA Fund agreed to extend the maturity date to October 24, 2005. At December 31, 2004, the Company had made no interest payments to GCA Fund and thus was not in compliance with the applicable interest payment provisions of the promissory note payable agreements; however, the Company obtained a waiver from GCA Fund regarding such noncompliance.

As of December 31, 2003, the Company had a $225,000 promissory note payable to GCA Fund with terms of: interest payable quarterly at 10%, principal payable in a single installment at maturity date of April 24, 2004 and secured by certain assets of the Company. On January 18, 2004, the Company and GCA Fund agreed to convert the principal amount of the $225,000 promissory note and accrued interest amount of approximately $55,000 outstanding into 1,100,000 shares of the Company’s common stock representing an exchange rate of $0.25 per common share.

The $300,000 promissory note payable is mandatorily redeemable, at the option of GCA Fund, under certain circumstances as outlined in the note payable agreements, including but not limited to a change in control, as defined. The promissory note payable agreements contain certain financial and nonfinancial covenants to which the Company must adhere.

In connection with the June 16, 2003, acquisition of Speedemissions, the Company agreed to pay an acquisition fee of $225,000 to V2R, LLC (V2R), an entity controlled by an existing minority stockholder of SKTF. Such amount is included in general and administrative expenses in the accompanying 2003 consolidated statements of operations. Of this amount, $100,000 was paid in cash at the closing of the acquisition, with the balance due pursuant to the terms of a promissory note (see Note 4). Additionally, Speedemissions agreed to issue a warrant (see Note 7) to V2R to purchase 130,000 shares of Speedemissions common stock at an exercise price of $.01 per share (see Note 7) and entered into a consulting agreement with V2R that, among other things, provides for a monthly consulting fee and provides for a transaction fee generally equal to 5% of the gross transaction amount of an equity transaction, as defined in the agreement. Subsequent to December 31, 2003, this agreement was cancelled and replaced by a new agreement (see Note 8).

In 2003, SKTF issued stock in exchange for legal and consulting services rendered in the form of 600,000 shares of common stock. Of such amount, 300,000 shares were issued to The Lebrecht Group, APLC, an existing minority stockholder, and 300,000 shares were issued to designees of V2R. The shares were issued at no cost to the recipients and the Company recognized approximately $120,000 in general and administrative expense related to the issuance.

The president and chief executive officer of the Company had advanced the Company $265,000 as of December 31, 2003. During 2004 this amount increased to $315,000 documented on several unsecured promissory notes. The notes were due and payable in 180 days, from their respective date of issuance, and carried interest at 5%. On June 16, 2004, the Company and its president and chief executive officer agreed to convert the principal amount of the $315,000 promissory note and accrued interest amount of approximately $8,700 outstanding into 924,996 shares of the Company’s common stock representing an exchange rate of $0.35 per common share.

The president and chief executive officer of the Company had advanced the Company $25,600 as of December 31, 2004, on several unsecured promissory notes. Principal and interest on the notes are due and payable in 180 days, from their respective date of issuance, and carry interest at 5%.

On January 21, 2004, the Company completed a private placement of 2,500 shares of its Series A Convertible Preferred Stock (the Preferred Stock) and 2,500,000 common stock purchase warrants (the Warrants) to GCA Strategic Investment Fund Limited, an existing affiliate shareholder of the Company, in exchange for gross proceeds to the Company of $2,500,000. Net proceeds to the Company after the payment of an advisors fee and offering expenses was $2,234,000. The Preferred Stock accrues a dividend of 7% per annum, and each share of Preferred Stock is convertible into 1,000 shares of the Company’s common stock, or 2,500,000 shares of common stock in the aggregate. The Warrants are exercisable for a period of five years at an exercise price of $1.25 per share of common stock to be acquired upon exercise. In the event of a liquidation, dissolution or winding up of the Company preferred stockholders are entitled to be paid prior to any preference of any other payment or distribution.

On January 30, 2004, the Company completed the acquisition of all of the assets of the businesses known and operated as $20 Emission (the $20 Acquired Assets). The $20 Acquired Assets constitute all of the business assets of seven emissions testing stations in the Atlanta, Georgia area, which the Company intends to continue to operate under the Speedemissions name. In exchange for the $20 Acquired Assets, the Company paid the purchase price of $1,001,000 in cash (the Cash Purchase Amount) and issued an aggregate of 956,318 shares of Company common stock (the Stock Purchase Shares) and, together with the Cash Purchase Amount, (the $20 Purchase Price) to the sellers, Twenty Dollar Emission, Inc. and Kenneth Cameron (each a Seller and collectively the Sellers), and the Sellers’ designee. The Cash Purchase Amount and 622,985 of the Stock Purchase Shares were paid to the Sellers’ lender, Global Capital Funding Group, LP (Global), who is an affiliate of the Company and Kenneth Cameron who is a former employee of the Company, whose services were retained by the Company after the purchase of $20 Emission. The Cash Purchase Amount was paid by the Company using funds raised in its $2,500,000 private placement of its Series A Convertible Preferred Stock.

Note 10: Business Acquisitions

Holbrook

Effective January 21, 2004, the Company purchased, for $1,250,000 in cash, substantially all the assets of Holbrook Texaco, Inc. and NRH Enterprises, Inc. (Holbrook). The assets purchased included the business assets of five emissions testing stations, which the Company intends to continue to operate under the Speedemissions name. The Company made the acquisition to increase its market share in the Atlanta, Georgia, area and reduce average overhead costs per station by acquiring locations, which could be controlled by a local management team, using existing resources. These circumstances were the primary contributing factors for the recognition of goodwill as a result of this acquisition.

The acquisition was accounted for using the purchase method of accounting, whereby a new basis of accounting and reporting for the assets acquired was established. The purchase price allocation was based on the estimated fair values of the assets acquired. Such fair values were estimated by management.

The purchase price allocation was as follows:

Assets acquired

Current assets	$29,824
Property and equipment	167,012
Goodwill	1,053,164
$1,250,000
Purchase price

Cash	$1,250,000

The following pro-forma condensed statement of operations has been prepared as if the acquisition of Holbrook was consummated as of the beginning of the period presented herein. The pro-forma results of operations are not necessarily indicative of the results that would have been achieved had the acquisition occurred at the beginning of the period, nor is it necessarily indicative of the results of operations that may occur in the future:

2004
(unaudited)

Revenue	$2,982,822
Net (loss)	$(2,976,472)
Net (loss) per share, basic and diluted	$(0.14)
Weighted average common shares outstanding	21,893,637

$20 Emissions

Effective January 30, 2004, the Company purchased, for approximately $1,574,000 in cash and stock, substantially all the assets and assumed specified liabilities of Twenty Dollar Emission, Inc. ($20 Emissions). The Cash Purchase Amount and 622,985 of the Stock Purchase Shares were paid to the sellers’ lender, Global Capital Funding Group, LP (Global), who is an affiliate of the Company and Kenneth Cameron who is a former employee of the Company, whose services were retained by the Company after the purchase of $20 Emission. The assets purchased included the business assets of seven emissions testing stations, which the Company intends to continue to operate under the Speedemissions name. The Company made the acquisition to increase its market share in the Atlanta, Georgia, area and reduce average overhead costs per station by acquiring locations, which could be controlled by a local management team, using existing resources. These circumstances were the primary contributing factors for the recognition of goodwill as a result of this acquisition. The assets and liabilities of $20 Emissions were recorded at historical cost on the acquisition date as $20 Emissions and the Company were deemed to be under common control. A loss of $559,514 resulting from the acquisition is included in general and administrative expenses.

The acquisition was accounted for using the purchase method of accounting, whereby a new basis of accounting and reporting for the assets acquired and liabilities assumed was established. The purchase price allocation was based on the estimated fair values of the assets acquired and liabilities assumed. Such fair values were estimated by management.

The purchase price allocation was as follows:

Current assets	$42,469
Property and equipment	335,596
Other assets	10,530
Goodwill	767,760
Acquisition expenses	559,514

$1,715,869

Purchase price

Cash	$1,001,000
Common Stock	573,790
Capital lease obligation	124,166
Accrued expenses	16,913
$1,715,869

The following pro-forma condensed statement of operations has been prepared as if the acquisition of $20 Emissions was consummated as of the beginning of the period presented herein. The pro-forma results of operations are not necessarily indicative of the results that would have been achieved had the acquisition occurred at the beginning of the period, nor is it necessarily indicative of the results of operations that may occur in the future:

2004
(unaudited)

Revenue	$2,950,116
Net (loss)	$(3,000,783)
Net (loss) per share, basic and diluted	$(0.14)
Weighted average common shares outstanding	21,893,637

SIT

On December 30, 2004, the Company completed the acquisition of substantially all of the assets of State Inspections of Texas, Inc. (SIT). The SIT assets constitute all of the business assets of six operating emission testing stations in the Houston, Texas area, which the Company intends to continue to operate under the State Inspections of Texas name. The Company made the acquisition to increase its market share in the Houston, Texas, area and reduce average overhead costs per station by acquiring locations, which could be controlled by a local management team, using existing resources. These circumstances were the primary contributing factors for the recognition of goodwill as a result of this acquisition.

The purchase price of $1,285,000 was paid in the form of a promissory note to SIT. SIT is an unrelated party to the Company and its affiliates.

The acquisition was accounted for using the purchase method of accounting, whereby a new basis of accounting and reporting for the assets acquired was established. The purchase price allocation was based on the estimated fair values of the assets acquired. Such fair values were estimated by management.

The purchase price allocation was as follows:

Assets acquired

Property and equipment	$196,550
Goodwill	1,088,450
$1,285,000
Purchase price

Promissory note	$1,285,000

The following pro-forma condensed statement of operations has been prepared as if the acquisition of SIT was consummated as of the beginning of the period presented herein. The pro-forma results of operations are not necessarily indicative of the results that would have been achieved had the acquisition occurred at the beginning of the period, nor is it necessarily indicative of the results of operations that may occur in the future:

2004
(unaudited)

Revenue	$4,378,503
Net (loss)	$(2,837,006)
Net (loss) per share, basic and diluted	$(0.13)
Weighted average common shares outstanding	21,893,637

BB&S

On June 16, 2004, the Company completed the acquisition of all of the assets of the business known and operated as BB&S Emissions, LLC (the BB&S Acquired Assets). The Company paid the purchase price of $125,015 in cash and assumed $4,716 in a capitalized lease obligation. The BB&S Acquired Assets constitute all of the business assets of an emissions testing station in the Atlanta, Georgia area, which the Company intends to continue to operate under the Speedemissions name.

As a result of the acquisitions mentioned above, plus the opening of two new stations and the closing of an existing station, the Company increased its number of emissions testing stations from five, as of December 31, 2003, to twenty-five (25) emissions testing stations plus seven (7) mobile units, as of December 31, 2004.

For all of the acquisitions, the acquired companies' results of operations are included in the Company's financial statements beginning with the acquisition date.

Note 11: Risk and Uncertainties

Regulatory Impact

The current and future demand for the Company’s services is substantially dependent upon federal, state, local and foreign legislation and regulations mandating air pollution controls and emissions testing. If any or all of these governmental agencies should change their positions or eliminate or revise their requirements related to air pollution controls and emissions testing (including a shift to centralized facilities versus decentralized facilities), the Company could experience a significant adverse impact on its financial position and results of operations.

Contingencies

The Company is involved in various proceedings and litigation arising in the ordinary course of business. While any proceeding or litigation has an element of uncertainty, the Company believes that the outcome of any lawsuit or claim that is pending or threatened, or all of them combined, will not have a material adverse effect on its consolidated financial position or results or operations.

Note 12: Subsequent Events

On January 18, 2005, the Company issued 250,000 shares of its common stock to two consultants for services rendered.

On January 26, 2005, the Company executed a promissory note in favor of GCA Strategic Investment Fund Limited in the principal amount of $350,000, and on that date the Company received funds in the same amount. Under the terms of the note, we are obligated to repay the entire principal amount, plus interest at the rate of 8% per year, on April 26, 2005. The obligation is secured by certain of our real property. We will use the funds for general working capital purposes. In connection with and as consideration for the issuance of the promissory note, we issued warrants to acquire a total of 200,000 shares of our common stock at $0.357 per share, and entered into a registration rights agreement in connection therewith. We issued to GCA Strategic Investment Fund Limited warrants to acquire 100,000 shares of our common stock, exercisable for a period of five years at $0.357 per share. We also issued to Global Capital Advisors, LLC, the investment advisory to GCA Strategic Investment Fund Limited, warrants to acquire 100,000 shares of our common stock, exercisable for a period of five years at $0.357 per share.

Note 13- Significant Fourth Quarter Adjustments

During the fourth quarter, we recorded the following adjustments:

During the second and third quarters, sales of our common stock under private placement offerings were recorded incorrectly. The result of the correction in the fourth quarter resulted in the reduction of general and administrative expenses of $332,883.

During the third quarter, common stock issued pursuant to an anti-dilution clause was recorded incorrectly. The result of the correction in the fourth quarter resulted in the reduction of general and administrative expenses of $453,150.

******

Speedemissions, Inc.

Condensed Consolidated Balance Sheet
June 30, 2005
(Unaudited)

Assets

Current assets:
Cash	$87,777
Other current assets	160,718
Deferred tax asset	23,960

Total current assets	272,455

Property and equipment, at cost less accumulated
depreciation and amortization	1,272,737

Goodwill	5,818,543

Other assets	65,109

Total assets	$7,428,844

Liabilities and Stockholders' Equity

Current liabilities:

Accounts payable and accrued liabilities	$687,688
Debt payable to related parties	1,091,872
Accrued interest on debt payable to related parties	218,506
Current portion of capitalized lease obligation	35,854

Total current liabilities	2,033,920

Long-term liabilities:

Debt payable to related parties less current portion	1,152,462
Capitalized lease obligation less current portion	10,458
Deferred tax Liability	49,512

Total long-term liabilities	1,212,432

Total liabilities	3,246,352

Commitments and contingencies

Stockholders' equity:
Series A convertible and cumulative preferred stock, $.001
par value, 5,000,000 shares authorized, 2,500 shares issued and outstanding	3
Series B convertible and cumulative preferred stock, $.001
par value, 3,000,000 shares authorized, 2,500,000 shares issued and outstanding	2,500
Common stock, $.001 par value, 100,000,000 shares authorized,
25,737,522 shares issued and outstanding	25,738
Additional paid-in capital	19,241,484
Deferred compensation	(53,544)
Series B convertible and cumulative preferred stock, subscription receivable	(2,746,400)
Accumulated deficit	(12,287,289)

Total stockholders' equity	4,182,492

Total liabilities and stockholders' equity	$7,428,844

The accompanying notes are an integral part of these condensed consolidated financial statements.

Speedemissions, Inc.

Condensed Consolidated Statements of Operations
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004

Revenue	$1,255,586	$748,608	$2,533,876	$1,367,005

Costs and expenses:
Cost of emissions certificates	391,677	230,343	820,720	415,751
General and administrative expenses	1,263,803	1,335,090	2,410,687	2,987,647

Loss from operations	(399,894)	(816,825)	(697,531)	(2,036,393)
Interest expense	65,293	16,908	129,386	35,839

Net loss	$(465,187)	$(833,733)	$(826,917)	$(2,072,232)

Basic and diluted net loss per share
Net loss	$(465,187)	$(833,733)	$(826,917)	$(2,072,232)
Less: preferred stock dividends (undeclared)	44,110	44,110	88,220	77,672
Less: beneficial conversion feature on Series B	4,577,632		4,577,632
convertible preferred stock

Net loss attributable to common shareholders	$(5,086,929)	$(877,843)	$(5,492,769)	$(2,149,904)

	(0.20)	$(0.04)	(0.22)	$(0.11)

Weighted average shares outstanding, basic and diluted	25,095,166	20,786,921	24,970,461	19,919,019

The accompanying notes are an integral part of these condensed consolidated financial statements.

Speedemissions, Inc.

Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2005 and 2004
(Unaudited)
	2005	2004

Operating activities:
Net loss	$(826,917)	$(2,072,232)
Adjustments to reconcile net loss
to net cash used by operating activities:
Depreciation and amortization	169,231	113,690
Loss on sale of assets	14,046
Stock expense incurred in payment of promissory notes	-	489,812
Stock expense incurred in business acquisition	-	559,514
Stock option expenses	(19,949)	31,070
Stock issued for services	293,156	226,762
Changes in operating assets and liabilities, net of acquisitions:
Other current assets	(5,058)	42,686
Other assets	13,695	(36,759)
Accrued interest on long-term debt payable to related parties	105,968	28,927
Accounts payable and accrued liabilities	(161,978)	269,633

Net cash used by operating activities	(417,806)	(346,897)

Cash flows from investing activities:
Acquisition of businesses	(3,100,000)	(2,376,015)
Proceeds from asset sales	34,000
Net purchases of property and equipment	-	(147,303)
Cash acquired in acquisition	2,743	-

Net cash used by investing activities	(3,063,257)	(2,523,318)

Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock
to related party, net of expenses	3,160,000	2,234,000
Proceeds from issuance of common stock and warrants	-	712,500
Proceeds from promissory note payable to related party	350,000	50,000
Payments on promissory notes	(20,000)	(41,666)
Proceeds from convertible debenture	90,000
Payments on capitalized leases	(27,591)	(21,729)

Net cash provided by financing activities	3,552,409	2,933,105

Net increase in cash	71,346	62,890

Cash at beginning of period, December 31	16,431	9,231

Cash at end of period, June 30	$87,777	$72,121

Supplemental Information:

Cash paid during the period for interest	$7,989	$6,876

Non-cash Investing and Financing activities:
Equity securities issued in connection with the acquisition of	$43,000	$-
Mr. Sticker, Inc.
Equity securities issued in connection with the acquisition of	$-	$573,790
Twenty Dollar Emission, Inc.
Equity securities issued in payment of notes payable	$57,418	$539,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

Speedemissions, Inc.
Notes to Condensed Consolidated Financial Statements

June 30, 2005
(Unaudited)

Note 1: Basis of Presentation

Emissions Testing, Inc. (Emissions Testing) was incorporated on May 5, 2000 under the laws of the state of Georgia for the primary business purpose of opening, acquiring, developing and operating vehicle emissions testing stations. Effective as of March 19, 2002, Emissions Testing and Speedemissions, LLC merged and changed its name to Speedemissions, Inc. Effective as of June 16, 2003, Speedemissions, Inc. (Speedemissions or the Company) entered into an acquisition agreement with SKTF Enterprises, Inc. (SKTF). Pursuant to the acquisition agreement, SKTF acquired all of the outstanding common stock of Speedemissions in exchange for 9,000,000 shares of SKTF common stock, which were issued to the stockholders of Speedemissions. Accordingly, Speedemissions became a wholly owned subsidiary of SKTF.

SKTF was a development stage company that had not begun operations and had no revenues and a minimal amount of assets and liabilities. For accounting purposes, Speedemissions is viewed as the acquiring entity and has accounted for the transaction as a reverse acquisition. Accounting and reporting guidance indicates that the merger of a private operating company into a nonoperating public shell corporation with nominal net assets is in substance a capital transaction rather than a business combination. That is, the transaction is equivalent to the private company issuing common stock for the net monetary assets of the shell corporation, accompanied by a recapitalization.

The accumulated deficit of Speedemissions has been carried forward subsequent to the acquisition. Results of operations subsequent to the date of acquisition reflect the consolidated results of operations of Speedemissions and SKTF. Operations for periods prior to the acquisition reflect those of Speedemissions. Assets and liabilities of Speedemissions and SKTF have been consolidated at their historical cost carrying amounts at the date of acquisition.

Effective on September 5, 2003, SKTF Enterprises, Inc. changed its name to Speedemissions, Inc. For ease of reference, these notes and the accompanying consolidated financial statements continue to refer to “SKTF” and “Speedemissions” in the context of their legal names prior to the September 5, 2003 name change.

On June 30, 2005, the Company purchased all of the outstanding common stock of Mr. Sticker, Inc., (Mr. Sticker) a Houston, Texas, company that operates six (6) emissions testing stations in the Houston, Texas, area. The purchase price was $3,100,000 in cash plus approximately 183,000 shares of the Company’s common stock. Mr. Sticker’s financial statements have been consolidated, as a wholly owned subsidiary, with the Company’s financial statements as of June 30, 2005.

Note 2: Nature of Operations and Summary of Significant Accounting Policies

Nature of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of Speedemissions, SKTF and Mr. Sticker as discussed in Note 1. All significant intercompany accounts and transactions have been eliminated in consolidation.

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and in accordance with the SEC’s instructions applicable to Form 10-QSB interim financial information. In the opinion of management, such condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows as of June 30, 2005 and for all periods presented. The results of operations presented in the accompanying condensed consolidated financial statements are not necessarily indicative of the results expected for the full fiscal year or for any future period.

The accompanying condensed consolidated financial statements do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for annual financial statements. Such interim condensed consolidated financial statements should be read in conjunction our Company’s audited financial statements contained in our Form 10-KSB for the year ended December 31, 2004.

Nature of Operations

Speedemissions is engaged in opening, acquiring, developing and operating vehicle emissions testing stations. The federal government and a number of state and local governments in the United States (and in certain foreign countries) mandate vehicle emissions testing as a method of improving air quality.

As of June 30, 2005 the Company operated, twenty-eight (28) emissions testing stations and four (4) mobile units in Georgia and Texas. The Company does business under the trade names Speedemissions and Mr. Sticker. At its emissions testing stations, the Company uses computerized emissions testing equipment that tests vehicles for compliance with emissions standards; in the emissions testing industry, such stations are known as decentralized facilities. The Company utilizes “basic” testing systems that test a motor vehicle’s emissions while in neutral and “enhanced” testing systems that test a vehicle’s emissions under simulated driving conditions.

Use of Estimates in Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Accordingly, actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized as the testing services are performed. Under current state of Georgia law, the charge for an emissions test is limited to $25.00 per vehicle, which is recorded by the Company as gross revenue. The cost of emissions certificates paid to the state of Georgia is approximately $6.95 per certificate and is shown separately in the accompanying condensed consolidated statements of operations. Under current state of Texas law, the charge for an emissions test is generally limited to $39.50 per vehicle, which is recorded by the Company as gross revenue. The cost of emissions certificates paid to the state of Texas varies between approximately $5.50 and $14.00 per certificate depending on the type of test and is shown separately in the accompanying condensed consolidated statements of operations. In some cases, in response to competitive situations, the Company has charged less than the statutory maximum revenue charges allowed.

The Company normally requires that the customer’s payment be made with cash, check or credit card; accordingly, the Company does not have significant levels of accounts receivable.

Under current Georgia and Texas laws, if a vehicle fails an emissions test, it may be retested at no additional charge during a specified period after the initial test, as long as the subsequent test is performed at the same facility. At the time of initial testing, the Company provides an allowance for potential retest costs, based on prior retest experience and information furnished by the states of Georgia and Texas, which is comprised mainly of the labor cost associated with performing a retest. When a retest is performed, the incremental cost of performing a retest is applied against the retest allowance. At June 30, 2005 and 2004, the allowance for retest costs was not material.

Fair Value of Financial Instruments

The carrying amounts of cash, approximate fair value because of the short-term nature of these accounts. Management does not believe it is practicable to estimate the fair value of its liability of its financial instruments because of the Company's financial position.

Accounting for Business Combinations

Statement of Financial Accounting Standards No 141, Business Combinations (SFAS 141), prescribes the accounting for all business combinations by, among other things, requiring the use of the purchase method of accounting. SFAS 141 was effective for the Company for business combinations consummated after June 30, 2001.

Impairment of Long-Lived Assets

Property and Equipment

The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When indicators of impairment are present, the Company evaluates the carrying amount of such assets in relation to the operating performance and future estimated undiscounted net cash flows expected to be generated by the assets or underlying businesses. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The assessment of the recoverability of the carrying amount of the assets will be impacted if estimated future operating cash flows are not achieved. In the opinion of management, property and equipment was not impaired as of June 30, 2005 or 2004.

Goodwill

The Company has adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142), which prescribes the accounting for all purchased goodwill. In accordance with SFAS 142, goodwill is not amortized but tested for impairment annually and also whenever an impairment indicator arises.

Goodwill is tested for impairment using a two-step process that begins with an estimation of the fair value of the specific reporting unit of the Company, as defined, to which the goodwill is attributable and a comparison of such fair value to the carrying amount of the reporting unit, including goodwill. If the carrying amount exceeds fair value, the second step is performed to measure the amount of the impairment loss, which equals the amount by which the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill (the implied fair value of goodwill represents the excess of the fair value of a reporting unit over the amounts assigned to its assets and liabilities as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the price paid to acquire the reporting unit). In the opinion of management, goodwill was not impaired as of June 30, 2005 and 2004.

Net Loss Per Common Share

Basic net loss per share is computed by dividing the net loss for the period by the weighted-average number of common shares outstanding for the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and potential common shares outstanding during the period, if the effect of the potential common shares is dilutive. As a result of the Company’s net losses, all potentially dilutive securities would be antidilutive and are excluded from the computation of diluted net loss per share.

Regulatory Impact

The current and future demand for the Company’s services is substantially dependent upon federal, state, local and foreign legislation and regulations mandating air pollution controls and emissions testing. If any or all of these governmental agencies should change their positions or eliminate or revise their requirements related to air pollution controls and emissions testing (including a shift to centralized facilities versus decentralized facilities), the Company could experience a significant adverse impact on its financial position and results of operations.

Accounting for Stock-Based Compensation

The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations in accounting for stock options. The Company has adopted only the disclosure provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), as amended by statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, in accounting for stock options and does not recognize compensation expense under the fair value provisions of SFAS 123. Beginning with the first reporting period that begins after December 31, 2005, we will no longer be allowed to use the intrinsic value recognition method and instead will recognize the cost of employee services received in exchange for equity securities based on the grant date fair value of the awards.

The Company applies APB Opinion 25 and related interpretations in accounting for its stock options. Stock-based employee compensation cost has been reflected in net loss in the accompanying consolidated statements of operations, for the 400,000 options classified as variable stock options granted that had an exercise price less than the market value of the underlying common stock on the date of grant (see Note 5). At the end of each calendar quarter, the Company determines a value for the financial effect of the variable stock options. The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

	Six months ended June 30
	2005	2004

Net loss, attributable to common shareholders	$(5,492,769)	$(2,149,904)
Deduct: Total stock based employee compensation expense determined under the fair value method for all awards	78,151	362,447
Pro forma net loss	$(5,570,920)	$(2,512,351)

Loss per share:
Basic and diluted, as reported	$(0.22)	$(0.11)
Basic and diluted, pro forma	$(0.22)	$(0.13)

The fair value of stock options issued during the six months ended June 30, 2005 and 2004 has been determined using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rates of 3.00%; expected lives of 3 years; expected volatility of 45.00%; and no dividend yield.

Recently Issued Accounting Standard

FASB statement No. 123R, “Share Based Payment” becomes effective at the beginning of the Company’s quarter ending March 31, 2006 and will require all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and no longer allow pro forma disclosure as an alternative to financial statement recognition.

Note 3: Factors Affecting Operations

The Company has limited operations and has not yet generated a profit. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The future success of the Company is contingent upon, among other things, the ability to: achieve and maintain satisfactory levels of profitable operations; obtain and maintain adequate levels of debt and/or equity financing; and provide sufficient cash from operations to meet current and future obligations. The Company is actively seeking new sources of financing, however there is no guarantee that the Company will be successful in obtaining the financing required to fund its capital needs.

The Company has prepared financial forecasts which indicate that, based on its current business plans and strategies, it anticipates that it will achieve profitable operations and generate positive cash flows in the next few years. However, the ultimate ability of the Company to achieve these forecasts and to meet the objectives discussed in the preceding paragraph cannot be determined at this time. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 4: Long-Term Debt Payable to Related Parties

Long-term debt payable to related parties at June 30, 2005 was as follows:

GCA Fund 10% note (a)	$300,000
V2R 10% note (b)	63,334
Convertible Debentures (c)	90,000
State Inspections of Texas 12.5% note (d)	120,000
State inspections of Texas non-interest bearing note (e)	36,000
State Inspections of Texas 12.5% note (f)	1,285,000
GCA Fund 8% note (g)	350,000

2,244,334
Less current portion	1,091,872
$1,152,462

(a) The $300,000 promissory note payable had an original maturity date of August 2, 2003 but was not repaid on that date. Effective as of September 2, 2003, the Company and GCA Fund agreed to extend the maturity date to April 24, 2004. Effective as of May 5, 2004, the Company and GCA Fund agreed to extend the maturity date to October 24, 2004. Effective as of October 15, 2004, the Company and GCA Fund agreed to extend the maturity date to October 24, 2005. At June 30, 2005, the Company had made no interest payments to GCA Fund and thus was not in compliance with the applicable interest payment provisions of the promissory note payable agreements; however, the Company obtained a waiver from GCA Fund regarding such noncompliance.

The $300,000 promissory note payable is mandatorily redeemable, at the option of GCA Fund, under certain circumstances as outlined in the note payable agreement, including but not limited to a change in control, as defined. The promissory note payable agreement contains certain financial and nonfinancial covenants to which the Company must adhere.

(b) On June 13, 2003, the Company entered into a consulting agreement with V2R, Inc., which is controlled by Bahram Yusefzadeh, who subsequent to June 13, 2003 became one of our directors. Under the terms of the agreement, our subsidiary agreed to pay to V2R, upon the successful closing of a merger or acquisition of our subsidiary with a publicly traded corporation, the sum of $225,000. Of this amount, $125,000 was to be paid in accordance with the terms of a promissory note. The principal balance of the note was due on December 31, 2003, but was extended pursuant to an amendment dated December 30, 2003 to the earlier to occur of (i) the closing of a round of equity or debt financing in excess of $1,500,000, (ii) 90 days after the effectiveness of a registration statement, or (iii) in three equal installments beginning March 1, 2004, May 1, 2004, and July 1, 2004. The entire principal and interest became due on January 21, 2004 when we closed a round of equity financing in excess of $1,500,000; however, as of June 30, 2005 we had only made two payments totaling $61,666, leaving an unpaid balance of principal and interest of approximately $75,800 as of June 30, 2005. On July 14, 2005, we made an additional payment of $25,000, leaving an unpaid balance of principal and interest of approximately $51,747.17 as of that date.

(c) On June 6, 2005, the Company issued a convertible debenture to a qualified investor in the amount of 140,000. The debenture was issued at a 10% discount. The Company received $90,000 in cash on June 6, 2005 and the balance after June 30, 2005. The debenture is due and payable in 24 months, from the date of issuance, and carries interest at 10.0%. The holder has the right to convert the debenture, at any time prior to maturity, into shares of the Company’s common stock at $0.20 per common share. Additionally the holder received a warrant to purchase 140,000 shares of the Company’s common stock. The warrant has a five year term and an exercise price of $0.25 per share.

(d) On November 15, 2004, State Inspections of Texas, Inc. (SIT) advanced the Company $120,000 on a secured promissory note. The note is due and payable in 180 days, from the date of issuance, and carries interest at 12.5%. The note is secured by certain real property of the Company. Effective March 31, 2005, the due date on the note was extended to November 15, 2005.

(e) On December 1, 2004, SIT sold the Company certain assets for $36,000 on an unsecured promissory note. The note was due and payable in 36 equal monthly installments, starting January 2005 and ending December 2008 and carries no interest. No payments on this note were made during the quarter ended June 30, 2005, and effective March 31, 2005 the starting date for the monthly payments was extended to August 2005.

(f) On December 30, 2004, SIT sold the Company certain assets for $1,285,000 on a secured promissory note. Payment terms of the note are; interest only (12.5% annually) payable monthly from February 2005 through January 2006, monthly principal and interest payments of $43,000 from February 2006 through June 2008 and a final payment of approximately $291,000 in July 2008. The note is secured by the assets sold to the Company by SIT under the terms of this promissory note. One interest payments on this note was made during the quarter ended June 30, 2005, and effective March 31, 2005 the starting date for the monthly payments was extended to September 2005.

(g) On January 26, 2005, the Company executed a promissory note in favor of GCA Strategic Investment Fund Limited in the principal amount of $350,000, and on that date the Company received funds in the same amount. Under the terms of the note, we were obligated to repay the entire principal amount, plus interest at the rate of 8% per year, on April 26, 2005, however payment was not made on that date. Effective as of March 31, 2005, the Company and GCA Fund agreed to extend the maturity date to October 31, 2005. The obligation is secured by certain of our real property. We will use the funds for general working capital purposes. In connection with and as consideration for the issuance of the promissory note, we issued warrants to acquire a total of 200,000 shares of our common stock at $0.357 per share, and entered into a registration rights agreement in connection therewith. We issued to GCA Strategic Investment Fund Limited warrants to acquire 100,000 shares of our common stock, exercisable for a period of five years at $0.357 per share. We also issued to Global Capital Advisors, LLC, the investment advisory to GCA Strategic Investment Fund Limited, warrants to acquire 100,000 shares of our common stock, exercisable for a period of five years at $0.357 per share.

Note 5: Stockholders’ Equity

Stockholders’ Equity was comprised of the following:

At June 30, 2005
(unaudited)

Series A convertible and cumulative preferred stock, $.001 par value, 5,000,000 shares authorized, 2,500 shares issued and outstanding	$3

Series B convertible and cumulative preferred stock, $.001 par value, 3,000,000 shares authorized, 2,500,000 shares issued and outstanding	2,500

Common stock, $.001 par value, 100,000,000 shares authorized, 25,737,522 shares issued and outstanding	25,738

Additional paid in capital	19,241,484

Deferred compensation	(53,544)

Series B convertible and cumulative preferred stock, subscriptions receivable	(2,746,400)

Accumulated deficit	(12,287,289)

Total stockholders’ equity	$4,182,492

Preferred Stock

On January 21, 2004, the Company completed a private placement of 2,500 shares of its par value $.001 Series A Convertible Preferred Stock (the Preferred Stock) and 2,500,000 common stock purchase warrants (the Warrants) to GCA Strategic Investment Fund Limited, an existing affiliate shareholder of the Company, in exchange for gross proceeds to the Company of $2,500,000. Net proceeds to the Company after the payment of an advisors fee and offering expenses was $2,234,000.

The Preferred Stock accrues a dividend of 7% per annum, and each share of Preferred Stock is convertible into 1,000 shares of the Company’s common stock or 2,500,000 shares of common stock in the aggregate. The Warrants are exercisable for a period of five years at an exercise price of $1.25 per share of common stock to be acquired upon exercise. In the event of liquidation, dissolution or winding up of the Company preferred stockholders are entitled to be paid prior to any preference of any other payment or distribution.

On June 30, 2005 the Company completed a private placement of 2,500,000 shares of its par value $.001 Series B Convertible Preferred Stock (the Preferred B) and 43,900,000 common stock purchase warrants (the B-1 Warrants and the B-2 Warrants) to Barron Partners LP, in exchange for gross proceeds to the Company of $6,420,000. Net proceeds to the Company after the payment of advisors fees and offering expenses was $5,846,400. In addition to the cash portion of the advisors fee, the Company issued 2,850,000 common stock purchase warrants (the Advisor’s Warrants) to Prospect Financial Advisors, LLC. The 2,850,000 Advisor’s Warrants are exercisable for a period of five years at an exercise price of $0.06 per share of common stock to be acquired upon exercise. On June 30, 2005, the Company used $3,100,000 of the net proceeds from the Preferred B placement to purchase all of the outstanding common stock of Mr. Sticker. The remainder of the net proceeds, or $2,746,400, was received on July 1, 2005 and was retained, by the Company for a future acquisition and current working capital. The $2,746,400 is recorded in the Company’s June 30, 2005, condensed consolidated balance sheet as a convertible preferred stock subscription receivable.

The Preferred Stock does not pay a dividend and has no voting rights. Each share of Preferred Stock is convertible into 42.8 shares of the Company’s common stock or 107,000,000 shares of common stock in the aggregate. The 25,000,000 B-1 Warrants are exercisable for a period of five years at an exercise price of $0.24 per share of common stock to be acquired upon exercise. The 18,900,000 B-2 Warrants are exercisable for a period of five years at an exercise price of $0.48 per share of common stock to be acquired upon exercise. In the event of liquidation, dissolution or winding up of the Company preferred stockholders are entitled to be paid prior to any preference of any other payment or distribution.

Common Stock

The Company is authorized to issue 100,000,000 shares of $0.001 par value common stock, of which 25,737,522 and 24,541,594 shares were issued and outstanding as of June 30, 2005 and December 31, 2004, respectively.

In the six months ended June 30, 2005 and 2004, the Company issued 900,534 and 600,000 shares of its common stock, respectively, for general and administrative expenses, which consisted principally of legal and consulting services. The Company recognized an expense of $293,156 and $226,762 in the six months ended June 30, 2005 and 2004, respectively. (see note 7).

Stock Option Plan

SKTF’s board of directors and stockholders approved a stock option plan, effective June 1, 2001, pursuant to which 1,000,000 shares of common stock have been reserved for issuance under the plan. There were 951,750 and 686,750 stock options issued and outstanding as of June 30, 2005 and December 31, 2004, respectively.

On October 2, 2003 the Company issued options to purchase up to 400,000 shares of common stock at an exercise price of $2.00 per share. No stock-based employee compensation cost was recorded related to these options as the options granted had an exercise price greater than the market value of the underlying common stock on the date of grant.

On December 19, 2003, the 400,000 options granted on October 2, 2003, were cancelled and immediately re-issued with an exercise price of $.25 per share and an expiration date of December 18, 2013. Of the 400,000 options, 100,000 vested immediately with the remaining options vesting in three equal increments on October 1, 2004, 2005 and 2006, respectively. The 400,000 options granted on December 19, 2003 have been reclassified as variable stock options since they had an exercise price less than the market value of the underlying common stock on the date of grant. The Company recorded $(19,949) and $31,070 in compensation (income) expense, respectively, during the six months ended June 30, 2005 and 2004.

On March 10, 2005, the Company granted 265,000 stock options to eleven of its employees. All of the options carried an exercise price of $.25, vested as of the date of the grant and expire March 10, 2015. No stock-based employee compensation cost has been recorded in the accompanying consolidated statements of operations related to these options as the options granted had an exercise price greater than the fair value of the underlying common stock on the date of grant.

On June 30, 2005, the Company granted 175,000 stock options to two of its employees. All of the options carried an exercise price of $.235, vested as of the date of the grant and expire June 30, 2015. No stock-based employee compensation cost has been recorded in the accompanying consolidated statements of operations related to these options as the options granted had an exercise price greater than the fair value of the underlying common stock on the date of grant.

Stock Warrants

There were 52,630,073 and 5,180,073 common stock warrants issued and outstanding as of June 30, 2005 and December 31, 2004, respectively.

On January 26, 2005, the Company executed a promissory note in favor of GCA Strategic Investment Fund Limited in the principal amount of $350,000, and on that date the Company received funds in the same amount. In connection with and as consideration for the issuance of the promissory note, we issued warrants to acquire a total of 200,000 shares of our common stock at $0.357 per share, and entered into a registration rights agreement in connection therewith. We issued to GCA Strategic Investment Fund Limited warrants to acquire 100,000 shares of our common stock, exercisable for a period of five years at $0.357 per share. We also issued to Global Capital Advisors, LLC, the investment advisory to GCA Strategic Investment Fund Limited, warrants to acquire 100,000 shares of our common stock, exercisable for a period of five years at $0.357 per share.

On February 22, 2005, we issued warrants to acquire up to 250,000 shares of our common stock, restricted in accordance with Rule 144, to Richard A. Parlontieri, our President and a Director. These warrants were issued as incentive compensation for his work for us and at an exercise price of $0.25 per share. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Mr. Parlontieri is a sophisticated investor.

On March 10, 2005, we issued warrants to acquire up to 250,000 shares of our common stock, restricted in accordance with Rule 144, to two unrelated consultants. These warrants were issued for services rendered to us and at an exercise price of $0.25 per share. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the consultants are sophisticated investors and familiar with our operations.

On June 30, 2005 the Company completed a private placement of 2,500,000 shares of its Series B Convertible Preferred Stock (the Preferred B) and 43,900,000 common stock purchase warrants (the B-1 Warrants and the B-2 Warrants) to Barron Partners LP, in exchange for gross proceeds to the Company of $6,420,000. In addition to a cash advisors fee, the Company issued 2,850,000 common stock purchase warrants (the Advisor’s Warrants) to Prospect Financial Advisors, LLC. The 2,850,000 Advisor’s Warrants are exercisable for a period of five years at an exercise price of $0.06 per share of common stock to be acquired upon exercise. The 25,000,000 B-1 Warrants are exercisable for a period of five years at an exercise price of $0.24 per share of common stock to be acquired upon exercise. The 18,900,000 B-2 Warrants are exercisable for a period of five years at an exercise price of $0.48 per share of common stock to be acquired upon exercise. In the event of liquidation, dissolution or winding up of the Company preferred stockholders are entitled to be paid prior to any preference of any other payment or distribution.

Additional Warrants

In connection with the acquisition of Speedemissions by SKTF, Speedemissions issued a warrant to V2R. The warrant entitles V2R to purchase 130,000 shares of Speedemissions common stock at an exercise price of $.01 per share. At December 31, 2004, the warrant was exercisable.

Note 6: Income Taxes

As of December 31, 2004, Speedemissions had net operating loss (NOL) carryforwards of approximately $6,046,000 that may be used to offset future taxable income. The NOL carryforwards will expire at various dates through 2024.

As a result of the NOL carryforwards, the Company has recorded no provision or benefit for income taxes in the accompanying condensed consolidated financial statements. A valuation allowance has been recorded to offset the recognition of any deferred tax assets due to the uncertainty of future realization. However, as a result of the consolidation of the financial statements of the June 30, 2005, acquired company, Mr. Sticker, the Company’s condensed consolidated balance sheet presents $23,960 and $49,512 in, respectively, a deferred tax asset and a deferred tax liability. The deferred tax liability resulted from temporary differences between the financial reporting basis and tax basis of fixed assets. The deferred tax asset resulted from net operating loss carryforwards.

Note 7: Consulting Agreements

In connection with the June 16, 2003 acquisition of Speedemissions by SKTF, Speedemissions entered into a consulting agreement with V2R. Effective January 1, 2004, the consulting agreement was cancelled and replaced, by mutual agreement of the Company and V2R, with a new agreement. The new agreement continues for 30 months at a consulting fee of $8,334 per month. The new agreement grants V2R warrants to purchase 100,000 shares of the Company's common stock at $0.25 per share. The warrants vest in two increments of 50,000 on January 1, 2005 and 2006, respectively. Additionally, V2R can earn success fees calculated using the Lehman Formula, as defined, for merger and acquisition and strategic alliance or partnership agreements arranged by the entity. During the six months ended June 30, 2005 and 2004, the Company paid a total of approximately $7,500 and $40,100, respectively, under the consulting agreement. Effective June 30, 2005, this agreement was terminated by mutual consent of V2R and the Company.

Effective December 1, 2003, the Company entered into an agreement with a public relations firm to issue stock in exchange for consulting services to be rendered by the public relations firm during the period from December 1, 2003 to May 31, 2004. On January 7, 2004, March 9, 2004 and May 7, 2004, the Company issued a total of 450,000 shares of its common stock under the terms of its consulting agreement with the public relations firm. During the six months ended June 30, 2004, the Company recognized approximately $142,000 in general and administrative expenses related to this agreement.

Effective January 1, 2004, the Company entered into an agreement with a financial consulting firm to issue stock in exchange for consulting services to be rendered by the financial consulting firm during the period from January 1, 2004 to June 30, 2004. The Company issued, on May 24, 2004, a total of 100,000 shares of its common stock under the terms of this agreement. During the six months ended June 30, 2004, the Company recognized $51,000 in general and administrative expenses related to this agreement.

On February 25, 2004, the Company issued 50,000 shares of its common stock for services rendered during the three months ended March 31, 2004, recording an expense of $33,500 during that period.

Effective November 5, 2004, the Company entered into an agreement with an equity research services firm to issue stock in exchange for consulting services to be rendered by the equity research services firm. The Company issued, on November 5, 2004, a total of 312,500 shares of its common stock, under the terms of this agreement. During the six months ended June 30, 2005, the Company recognized approximately $38,500 in general and administrative expenses related to this agreement.

On January 18, 2005, we issued a total of 250,000 shares of our common stock, restricted in accordance with Rule 144, to two consultants for services rendered during the year ended December 31, 2004. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholders were sophisticated purchasers.

On February 22, 2005, we issued a total of 250,000 shares of our common stock, restricted in accordance with Rule 144, to Calabria Advisors, LLC, an entity controlled by Mr. Richard A. Parlontieri, our President and a Director. Calabria Advisers, LLC provides us with consulting services. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder is a sophisticated investor and familiar with our operations. During the three months ended March 31, 2005, the Company recognized $75,000 in general and administrative expenses related to this agreement.

On June 17, 2005, we issued a total of 250,000 shares of our common stock, restricted in accordance with Rule 144, to Calabria Advisors, LLC, an entity controlled by Mr. Richard A. Parlontieri, our President and a Director. Calabria Advisers, LLC provides us with consulting services. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder is a sophisticated investor and familiar with our operations. During the three months ended June 30, 2005, the Company recognized $58,750 in general and administrative expenses related to this agreement.

Note 8: Goodwill

As discussed in Note 1, the Company made one acquisition during the quarter ended June 30, 2005. The acquisition all of the outstanding common stock of Mr. Sticker, Inc. (Mr. Sticker) resulted in the recording of goodwill of $2,886,354. The following table provides details of the acquisition:

Mr. Sticker

Assets acquired
Current assets	$51,588
Equipment	292,500
Other assets	11,675
Goodwill	2,886,354
$3,242,117

Purchase price
Cash	$3,100,000
Current liabilities	49,605
Deferred tax liability	49,512
Common stock	43,000
$3,242,117

The Company made the above acquisition to increase its market share in the Houston, Texas area and reduce average overhead costs per store by acquiring six (6) locations, which could be controlled by a local management team, using existing resources. These circumstances were the primary contributing factors for the recognition of goodwill as a result of this acquisition.

Note 9: Contingencies

In April 2005, a lawsuit was filed against us by Weingarten Realty Investors in the U.S. District Court of Harris County, Texas, case number 2005-25671. The Complaint alleges breach of contract arising out of a real property lease in Texas for two testing sites that were to be built. The case does not allege specific damages, although the total of all monthly payments under the two leases is approximately $516,000. We filed an Answer to the Complaint, and we are in discussions to settle the matter.

We are not a party to or otherwise involved in any other legal proceedings.

In the ordinary course of business, we may from time to time be involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

Note 10: Subsequent Events

On July 1, 2005, the Company received and deposited to its cash account $2,746,400, which represented the balance of the cash proceeds from the June 30, 2005 sale of 2,500,000 shares of its Series B Convertible Preferred Stock.

On June 30, 2005, we entered into a Preferred Stock Purchase Agreement (the “Agreement”) with Barron Partners LP (the “Investor”) pursuant to which the Investor purchased $6,420,000 worth of our Series B Convertible Preferred Stock (the “Preferred Shares”), along with warrants to purchase 25,000,000 shares of our common stock at $0.24 per share, and warrants to purchase 18,900,000 shares of our common stock at $0.48 per share.

On August 4, 2005, we entered into an Amendment to Stock Purchase Agreement (the “Amendment”) which modified the Agreement as follows:

a.	the Investor purchased $6,615,000 of our Preferred Shares;

b.
the warrants were increased to 26,214,953 shares at $0.24 per share, 19,659,346 shares at $0.48 per share, and 40,000,000 shares at $0.12 per share. We may call the $0.12 warrants if our stock price exceeds $0.24 for fifteen (15) consecutive trading days;

c.
each of the Preferred Shares is convertible into 75.6 shares of our common stock, subject to adjustment if certain conditions are met, for a total of 189,000,000 shares of common stock, has a liquidation preference equal to its purchase price, and has no voting rights.

d.	the exercise of the warrants, including the call provision on the $0.12 warrants, and the conversion of the Preferred Shares are subject to a maximum ownership by the Investor at any time of 4.9%.

On August 4, 2005, in conjunction with the above-referenced amended financing transaction, we issued restated warrants to acquire 26,214,953 shares of our common stock at $0.24 per share, restated warrants to acquire 19,659,346 shares of our common stock at $0.48 per share, and warrants to acquire 40,000,000 shares of our common stock at $0.12 per share, to a single accredited investor, in exchange for an additional $195,000 in cash. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder is accredited.

YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SHARES OF THE COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.
_________________

13,473,554 SHARES

SPEEDEMISSIONS, INC.

PROSPECTUS

________, 2005

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article X of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its Bylaws or in any resolution of its stockholders or directors, to indemnify the officers and directors of this Corporation against any liability as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to buy, at this Corporation’s expense, policies of insurance.

Our bylaws do not further address indemnification. Effective September 5, 2003, we entered into a separate indemnification agreement with each of our then-current directors, and we have subsequently entered into a separate indemnification agreement with each of Mr. Sander and Mr. Childs.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$1,400.00
Transfer Agent Fees	Approximately	$1,000.00
Costs of Printing and Engraving	Approximately	$1,000.00
Legal Fee	Approximately	$50,000.00
Accounting Fees	Approximately	$25,000.00
Total		$78,400.00

Recent Sales of Unregistered Securities

On April 20, 2001, we issued 5,550,000 shares of our common stock, restricted in accordance with Rule 144 of the Securities Act of 1933, to Carl M. Berg, our founder and an accredited investor, in exchange for consideration of $555. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

On April 20, 2001, we issued 450,000 shares of our common stock, restricted in accordance with Rule 144 of the Securities Act of 1933, to Brian A. Lebrecht, an accredited investor, in exchange for consideration of $45. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

In August of 2001, we issued an aggregate of 13,000 shares of our common stock, restricted in accordance with Rule 144 of the Securities Act of 1933, to twelve (12) non-accredited investors, in exchange for total consideration of $1,300. The issuances were exempt from registration pursuant to Rule 4(2) of the Securities Act.

On May 15, 2001, our directors and shareholders approved the SKTF, Inc. 2001 Stock Option Plan, effective June 1, 2001. At our annual shareholders meeting on August 27, 2003, our shareholders approved an amendment to the plan, changing its name to the Speedemissions, Inc. 2001 Stock Option Plan, and increasing the number of shares of our common stock available for issuance under the plan from 600,000 shares to 1,000,000 shares. The plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. The plan was adopted under, and awards and issuances thereunder will be exempt from registration pursuant to, Rule 701 of the Securities Act of 1933. We have not issued any options or stock awards under the plan.

On September 30, 2002, SKTF’s offering as registered on Form SB-2 automatically terminated. On October 3, 2002, Post-Effective Amendment No. 1 was filed with the SEC terminating the offering and de-registering the 968,250 unsold shares in the offering. SKTF sold 31,750 shares in the offering at $1.00 per share, resulting in net proceeds to SKTF of $31,750, all of which was used for general working capital purposes and to pay legal and accounting expenses.

On June 16, 2003, we issued 9,000,000 shares of common stock, restricted in accordance with Rule 144 promulgated under the Securities Act of 1933, to four accredited investors. The investors exchanged their interest in Speedemissions, Inc., representing in the aggregate 100% of the issued and outstanding stock of Speedemissions, Inc., for the shares. The issuances were exempt from registration pursuant to Section 4(2) of the Act.

In October 2003, we issued 300,000 shares of common stock, restricted in accordance with Rule 144, to The Lebrecht Group, APLC, our securities counsel, for services rendered. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder was an accredited investor.

In October 2003, we issued 300,000 shares of common stock, restricted in accordance with Rule 144, to the designees of V2R, LLC, a consulting firm owned by one of our directors, Bahram Yusefzadah, for services rendered. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder was an accredited investor.

In December 2003, we issued 5,670,619 shares of our common stock, restricted in accordance with Rule 144, to GCA Strategic Investment Fund Ltd., our principal shareholder, upon the conversion of $1,587,770 in outstanding convertible debentures and accrued interest. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder was an accredited investor.

In January 2004, we issued 180,000 shares of our common stock, restricted in accordance with Rule 144, to a consultant for services rendered. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder was a sophisticated purchaser.

In January 2004, as part of the consideration paid for our acquisition of $20 Emission, we issued 956,318 shares of our common stock, restricted in accordance with Rule 144, to the sellers, Twenty Dollar Emission, Inc. and Kenneth Cameron, and the sellers’ designee. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholders were accredited investors.

In January 2004, we agreed to issue 1,100,000 shares of our common stock, restricted in accordance with Rule 144, to GCA Strategic Investment Fund Ltd., our principal shareholder, upon the conversion of a $280,437.50 promissory note, plus accrued interest.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder was an accredited investor.

In January 2004, we issued 2,500 shares of our Series A Convertible Preferred Stock, along with warrants to purchase 2,500,000 shares of our common stock at $1.25 per share, to GCA Strategic Investment Fund Ltd., our principal shareholder, for consideration equal to $2,500,000. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder was an accredited investor. The proceeds were used for the acqusition of businesses.

In January 2004, we issued to Richard A. Parlontieri, an officer and director, warrants to purchase 900,000 shares of our common stock as compensation. One-half of the warrants are exercisable at $0.75 per share, and the other half are exercisable at $1.05 per share. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder was an accredited investor.

In January 2004, we issued to V2R, LLC, an entity controlled by our director, Bahram Yusefzadeh, warrants to purchase 100,000 shares of our common stock at $0.25 per share, of which one-half vest on January 1, 2005 and the other half vest on January 1, 2006. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder was an accredited investor.

In March 2004, we issued 1,710,000 shares of our common stock, along with warrants to purchase a total of 855,000 shares of our common stock at $0.75 per share, to thirteen (13) accredited investors in a private placement exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933. In August 2004, we issued an additional 855,000 shares of common stock, restricted in accordance with Rule 144, to the investors as consideration under anti-dilution provisions of their securities purchase agreements.

In March 2004, we issued 180,000 shares of our common stock, restricted in accordance with Rule 144, to a consultant for services rendered. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder was a sophisticated purchaser.

On May 24, 2004, we issued 100,000 shares of common stock, restricted in accordance with Rule 144, to a consultant as consideration for services related to raising capital. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder is accredited.

On May 7, 2004, we issued 90,000 shares of our common stock, restricted in accordance with Rule 144, to a consultant for services rendered. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder was a sophisticated purchaser.

On June 16, 2004, we issued 924,996 shares of our common stock, restricted in accordance with Rule 144, to Calabria Advisors, LLC, an entity controlled by Richard Parlontieri, an officer and director, upon conversion of outstanding principal and interest in the amounts of $315,000 and $8,748.61, respectively, due under seven (7) promissory notes. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder is accredited.

On June 30, 2004, we issued 814,286 shares of our common stock, restricted in accordance with Rule 144, along with warrants to purchase a total of 407,143 shares of our common stock at $0.75 per share, to two (2) accredited investors in a private placement exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933.

In June, July, and August 2004, we issued a total of 785,718 shares of our common stock, restricted in accordance with Rule 144, along with warrants to purchase a total of 392,859 shares of our common stock at $0.75 per share, to seven (7) accredited investors in a private placement exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933.

In August 2004, we issued 122,017 shares of our common stock, restricted in accordance with Rule 144, to our legal counsel and two consultants for services rendered. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and all the investors were accredited.

On October 8, 2004, we issued 90,000 shares of our common stock, restricted in accordance with Rule 144, to a consultant for services rendered. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder was a sophisticated purchaser.

On November 18, 2004, in connection with a contract to provide equity research services, we issued a total of 312,500 shares of common stock, restricted in accordance with Rule 144, to three unrelated companies, as payment for services performed for us by one of the payees. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were accredited investors.

On January 18, 2005, we issued a total of 250,000 shares of our common stock, restricted in accordance with Rule 144, to two consultants for services rendered during the year ended December 31, 2004. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholders were sophisticated purchasers.

On January 26, 2005, in connection with and as additional consideration for the issuance of a promissory note in favor of GCA Strategic Investment Fund Limited in the principal amount of $350,000, we issued to GCA Strategic Investment Fund Limited warrants to acquire 100,000 shares of our common stock, exercisable for a period of five years at $0.357 per share. We also issued to Global Capital Advisors, LLC, the investment advisory to GCA Strategic Investment Fund Limited, warrants to acquire 100,000 shares of our common stock, exercisable for a period of five years at $0.357 per share. Both issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and both holders are accredited.

On February 22, 2005, we issued a total of 250,000 shares of our common stock, restricted in accordance with Rule 144, to Calabria Advisors, LLC, an entity controlled by Mr. Richard A. Parlontieri, our President and a Director. Calabria Advisers, LLC provides us with consulting services. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder is a sophisticated investor and familiar with our operations.

On February 22, 2005, we issued warrants to acquire up to 250,000 shares of our common stock, restricted in accordance with Rule 144, to Richard A. Parlontieri, our President and a Director. These warrants were issued as incentive compensation for his work for us and at an exercise price of $0.25 per share. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Mr. Parlontieri is a sophisticated investor.

On March 10, 2005, we issued warrants to acquire up to 250,000 shares of our common stock, restricted in accordance with Rule 144, to two unrelated consultants. These warrants were issued for services rendered to us and at an exercise price of $0.25 per share. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the consultants are sophisticated investors and familiar with our operations.

On April 11, 2005, we issued a total of 250,000 shares of our common stock, restricted in accordance with Rule 144, to Calabria Advisors, LLC, an entity controlled by Mr. Richard A. Parlontieri, our President and a Director. Calabria Advisers, LLC provides us with consulting services. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder is a sophisticated investor and familiar with our operations.

On June 30, 2005, we issued 2,500,000 shares of our Series B Convertible Preferred Stock, warrants to acquire 25,000,000 shares of our common stock at $0.24 per share, and warrants to acquire 18,900,000 shares of our common stock at $0.48 per share, to a single accredited investor, in exchange for $6,420,000 in cash. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder is accredited.

On June 30, 2005, in conjunction with the financing transaction on the same date, we issued warrants to acquire 2,850,000 shares of our common stock at $0.06 per share to a single accredited investor, as consideration for services rendered. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder is accredited.

On July 25, 2005, we issued a total of 25,533 shares of our common stock, restricted in accordance with Rule 144, to two individuals for services rendered. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholders were sophisticated purchasers.

On July 25, 2005, we issued a total of 182,979 shares of our common stock, restricted in accordance with Rule 144, to two individuals as additional consideration related to the purchase of Mr. Sticker, Inc., a Texas corporation. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholders were accredited.

On July 25, 2005, we issued a total of 709,398 shares of our common stock, restricted in accordance with Rule 144, to one shareholder upon the conversion of $140,000 in outstanding principal amount and $1,879.45 in accrued but unpaid interest on one outstanding convertible promissory note. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder was accredited.

On July 25, 2005, we issued a total of 112,415 shares of our common stock, restricted in accordance with Rule 144, to Calabria Advisors, LLC, an entity controlled by Mr. Richard A. Parlontieri, our President and a Director, upon the conversion of outstanding principal amounts and accrued but unpaid interest of $26,417.51 in outstanding convertible promissory notes. Calabria Advisers, LLC provides us with consulting services. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder was accredited and familiar with our operations.

On July 25, 2005, we issued a total of 138,888 shares of our common stock, restricted in accordance with Rule 144, to legal counsel for services rendered. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder was accredited.

On August 4, 2005, in connection with an amendment to the June 30, 2005 financing transaction, we issued restated warrants to acquire 26,214,953 shares of our common stock at $0.24 per share, restated warrants to acquire 19,659,346 shares of our common stock at $0.48 per share, and warrants to acquire 40,000,000 shares of our common stock at $0.12 per share, to a single accredited investor, in exchange for an additional $195,000 in cash. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholder is accredited.

On August 11, 2005, we issued warrants to acquire 500,000 shares of our common stock at $0.20 per share to six individuals for services rendered in connection with the June 30, 2005 financing transaction. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholders were accredited.

Exhibits

2.1 (1)	Acquisition Agreement dated June 13, 2003 with Speedemissions, Inc.

2.2 (8)	Asset Purchase Agreement dated January 21, 2004

2.3 (9)	Asset Purchase Agreement dated January 30, 2004

2.4 (15)	Asset Purchase Agreement dated December 2, 2004

2.5 (16)	Asset Purchase Agreement dated December 30, 2004

3.1 (2)	Articles of Incorporation of SKTF Enterprises, Inc.

3.2 (3)	Articles of Amendment to Articles of Incorporation of SKTF Enterprises, Inc.

3.3 (2)	Bylaws of SKTF Enterprises, Inc.

4.1 (7)	Certificate of Designation of Series A Convertible Preferred Stock

4.2 (21)	Certificate of Designation of Series B Convertible Preferred Stock

4.3 (22)	First Amendment to Certificate of Designation for Series B Convertible Preferred Stock

5.1*	Legal Opinion of The Lebrecht Group, APLC

10.1 (2)	SKTF, Inc. 2001 Stock Option Plan

10.2 (10)	Form of Incentive Stock Option Agreement relating to options granted under the 2001 Stock Option Plan

10.3 (10)	Form of Non Statutory Stock Option Agreement relating to options granted under the 2001 Stock Option Plan

10.4 (10)	Form of Common Stock Purchase Agreement relating to restricted stock granted under the 2001 Stock Option Plan

10.5 (4)	Consulting Agreement with V2R, LLC dated June 16, 2003

10.6 (4)	Consulting Agreement with V2R, Inc. dated June 13, 2003

10.7 (4)	Warrant Agreement issued to V2R, LLC dated June 16, 2003

10.8 (3)	First Amendment to SKTF, Inc. 2001 Stock Option Plan dated August 27, 2003

10.9 (5)	Form of Indemnification Agreement

10.10 (5)	Employment Agreement with Richard A. Parlontieri dated September 15, 2003

10.11 (6)	Acknowledgement and Assumption of Liabilities with GCA Strategic Investment Fund Ltd. dated October 9, 2003

10.12 (6)	Acknowledgement and Assumption of Liabilities with V2R, LLC dated October 9, 2003

10.13 (5)	Form of Promissory Note to GCA Strategic Investment Fund Limited

10.14 (5)	Form of 7% Convertible Debenture to GCA Strategic Investment Fund Limited

10.15 (11)	Form of Unsecured Promissory Note issued to Calabria Advisers, LLC

10.16 (11)	First Amendment to Employment Agreement for Richard A. Parlontieri dated December 19, 2003

10.17 (11)	First Amendment to Secured Promissory Note dated December 30, 2003

10.18 (11)	Consulting Agreement with V2R, LLC dated January 1, 2004

10.19 (11)	Form of Warrant issued to V2R, LLC dated January 1, 2004

10.20 (7)	Subscription and Securities Purchase Agreement dated as of January 21, 2004

10.21 (7)	Common Stock Purchase Warrant issued to GCA dated January 21, 2004

10.22 (7)	Registration Rights Agreement dated January 21, 2004

10.23 (11)	Warrant issued to Richard A. Parlontieri dated February 18, 2004

10.24 (11)	Warrant issued to Richard A. Parlontieri dated February 18, 2004

10.25 (9)	Registration Rights Agreement dated January 30, 2004

10.26 (9)	Bill of Sale and Assignment dated January 30, 2004

10.27 (12)	Consulting Agreement with Benchmark Consulting Inc.

10.28 (12)	Consulting Agreement with Black Diamond Advisors dated January 1, 2004

10.29 (13)	Amendment No. 1 dated May 5, 2004 to Consulting Agreement with Black Diamond Advisors dated January 1, 2004.

10.30 (13)	Conversion Notice and Agreement with Calabria Advisors, LLC dated June 16, 2004

10.31 (13)	Form of Subscription Agreement

10.32 (13)	Form of Warrant Agreement

10.33 (14)	Equity Research Agreement with The Research Works, Inc., dated as of October 29, 2004

10.34 (16)	Promissory Note dated December 30, 2004

10.35 (17)	Promissory Note dated January 26, 2005

10.36 (17)	Common Stock Purchase Warrant issued to GCA Strategic Investment Fund Limited

10.37 (17)	Common Stock Purchase Warrant issued to Global Capital Advisors, LLC

10.38 (17)	Registration Rights Agreement dated January 26, 2005

10.39 (18)	Form of Speedemissions, Inc. Warrant dated February 22, 2005

10.40 (19)	Letter Agreement Extending Note dated March 1, 2005

10.41 (20)	Note Extension Agreement with Calabria Advisors dated March 29, 2005

10.42 (20)	Letter Agreement Extending Note dated March 31, 2005 with GCA

10.43 (20)	Letter Agreement Extending Note dated March 31, 2005 with State Inspections of Texas, Inc.

10.44 (20)	Letter Agreement Extending Note dated March 31, 2005 with State Inspections of Texas, Inc.

10.45 (20)	Letter Agreement Extending Note dated March 31, 2005 with State Inspections of Texas, Inc.

10.46 (21)	Common Stock Purchase Warrant “A” issued to Barron Partners dated June 30, 2005

10.47 (21)	Common Stock Purchase Warrant “B” issued to Barron Partners dated June 30, 2005

10.48 (21)	Common Stock Purchase Warrant issued to Prospect Financial Advisors, LLC dated June 30, 2005

10.49 (21)	Stock Purchase Agreement dated June 30, 2005 for the acquisition of Mr. Sticker, Inc.

10.50 (21)	Preferred Stock Purchase Agreement with Barron Partners LP dated June 30, 2005

10.51 (21)	Registration Rights Agreement dated June 30, 2005

10.52 (22)	Restated Common Stock Purchase Warrant “A” issued to Barron Partners dated June 30, 2005

10.53 (22)	Restated Common Stock Purchase Warrant “B” issued to Barron Partners dated June 30, 2005

10.54 (22)	Common Stock Purchase Warrant “C” issued to Barron Partners dated August 4, 2005

10.55 (22)	Amendment to Preferred Stock Purchase Agreement with Barron Partners LP dated August 4, 2005

10.56 (23)	Form of Common Stock Purchase Warrant, dated August 11, 2005

10.57 (24)	Stock Purchase Agreement dated September 7, 2005 for the acquisition of Just, Inc.

21	Subsidiaries of Speedemissions, Inc.

23.1	Consent of Tauber & Balser, P.C.

23.2	Consent of Bennett Thrasher PC

*To be subsequently filed.

(1)	Incorporated by reference from our Current Report on Form 8-K dated June 16, 2003 and filed with the Commission on June 17, 2003.

(2)	Incorporated by reference from our Pre-Effective Registration Statement on Form SB-2 dated and filed with the Commission on August 30, 2001.

(3)	Incorporated by reference from our Current Report on Form 8-K dated August 29, 2003 and filed with the Commission on September 2, 2003

(4)	Incorporated by reference from our Quarterly Report on Form 10-QSB/A dated September 26, 2003 and filed with the Commission on October 2, 2003

(5)	Incorporated by reference from our Pre-Effective Registration Statement on Form SB-2 filed with the Commission on October 3, 2003.

(6)	Incorporated by reference from our Quarterly Report for the quarter ended September 30, 2003 dated November 12, 2003 and filed with the Commission on November 14, 2003.

(7)	Incorporated by reference from our Current Report on Form 8-K dated January 26, 2004 and filed with the Commission on January 29, 2004.

(8)	Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on February 3, 2004.

(9)	Incorporated by reference from our Current Report on Form 8-K dated February 4, 2004 and filed with the Commission on February 5, 2004.

(10)	Incorporated by reference from our Registration Statement on Form S-8 dated December 12, 2003 and filed with the Commission on December 19, 2003.

(11)	Incorporated by reference from our Annual Report on Form 10-KSB dated March 29, 2004 and filed with the Commission on March 30, 2004.

(12)	Incorporated by reference from our Quarterly Report on Form 10-QSB dated May 14, 2004 and filed with the Commission on May 17, 2004.

(13)	Incorporated by reference from our Quarterly Report on Form 10-QSB dated August 12, 2004 and filed with the Commission on August 16, 2004.

(14)	Incorporated by reference from our Current Report on Form 8-K dated November 8, 2004 and filed with the Commission on November 12, 2004.

(15)	Incorporated by reference from our Current Report on Form 8-K dated December 7, 2004 and filed with the Commission on December 8, 2004.

(16)	Incorporated by reference from our Current Report on Form 8-K dated January 3, 2005 and filed with the Commission on January 7, 2005.

(17)	Incorporated by reference from our Current Report on Form 8-K dated February 2, 2005 and filed with the Commission on February 3, 2005.

(18)	Incorporated by reference from our Current Report on Form 8-K dated March 10, 2005 and filed with the Commission on March 17, 2005.

(19)	Incorporated by reference form our Annual Report on Form 10-KSB dated and filed with the Commission on April 15, 2005.

(20)	Incorporated by reference from our Quarterly Report on Form 10-QSB dated May 11, 2005 and filed with the Commission on May 13, 2005.

(21)	Incorporated by reference from our Current Report on Form 8-K dated July 6, 2005 and filed with the Commission on July 7, 2005.

(22)	Incorporated by reference from our Current Report on Form 8-K dated August 8, 2005 and filed with the Commission on August 9, 2005.

(23)	Incorporated by reference from our Current Report on Form 8-K dated August 12, 2005 and filed with the Commission on August 12, 2005.

(24)	Incorporated by reference from our Current Report on Form 8-K dated September 12, 2005 and filed with the Commission on September 13, 2005.

Undertakings

A.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.	We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tyrone, State of Georgia, on September 29, 2005.

Speedemissions, Inc.

/s/ Richard A. Parlontieri
By: Richard A. Parlontieri, President and Chief Executive Officer

/s/ Larry C. Cobb
By: Larry C. Cobb, Chief Financial Officer and Chief Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Richard A. Parlontieri	Dated: September 29, 2005
By: Richard A. Parlontieri, Director, President, Chief Executive Officer, and Secretary

/s/ Bahram Yusefzadeh	Dated: September 29, 2005
By: Bahram Yusefzadeh, Director

/s/ Bradley A. Thompson	Dated: September 29, 2005
By: Bradley A. Thompson, Director

/s/ Erik Sander	Dated: September 29, 2005
By: Erik Sander, Director

/s/ Ernest A. Childs, PhD.	Dated: September 29, 2005
By: Ernest A. Childs, PhD., Director